Exhibit T3E-2



                   IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE NORTHERN DISTRICT OF ILLINOIS
                              EASTERN DIVISION

In re:                                  )        Chapter 11
                                        )
COMDISCO, INC.                          )        (Jointly Administered)
et al.,                                 )
                  Debtors.              )        Case No.  01-24795



               FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                 COMDISCO, INC. AND ITS AFFILIATED DEBTORS
                         AND DEBTORS IN POSSESSION








John Wm. Butler, Jr.
George N. Panagakis
Felicia Gerber Perlman
SKADDEN, ARPS, SLATE, MEAGHER
     & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
(312) 407-0700


ATTORNEYS FOR DEBTORS
Dated:   June 13, 2002


                             TABLE OF CONTENTS

                                                                                                      PAGE

INTRODUCTION........................................................................................A - 1

ARTICLE I

     DEFINED TERMS AND RULES OF INTERPRETATION......................................................A - 4
     A.  Definitions................................................................................A - 4
           1.1      "Administrative Claim"..........................................................A - 4
           1.2      "Administrative Claims Bar Date"................................................A - 4
           1.3      "Affiliate Debtors".............................................................A - 4
           1.4      "Affiliate Interest"............................................................A - 4
           1.5      "Affiliates"....................................................................A - 4
           1.6      "Allowed".......................................................................A - 4
           1.7      "Allowed Claim".................................................................A - 4
           1.8      "Allowed ... Claim".............................................................A - 4
           1.9      "Avoidance Claims"..............................................................A - 4
           1.10     "Ballot"........................................................................A - 5
           1.11     "Bankruptcy Code"...............................................................A - 5
           1.12     "Bankruptcy Court"..............................................................A - 5
           1.13     "Bankruptcy Rules"..............................................................A - 5
           1.14     "Bar Date"......................................................................A - 5
           1.15     "Bar Date Order"................................................................A - 5
           1.16     "Business Day"..................................................................A - 5
           1.17     "Cash"..........................................................................A - 5
           1.18     "Cash Reserve"..................................................................A - 5
           1.19     "Causes of Action"..............................................................A - 5
           1.20     "Certificates of Incorporation and By-laws".....................................A - 5
           1.21     "Chapter 11 Cases"..............................................................A - 5
           1.22     "Chief Executive Officer".......................................................A - 6
           1.23     "Claim".........................................................................A - 6
           1.24     "Claims Objection Deadline".....................................................A - 6
           1.25     "Class".........................................................................A - 6
           1.26     "Class C-5".....................................................................A - 6
           1.27     "Collateral"....................................................................A - 6
           1.28     "Comdisco"......................................................................A - 6
           1.29     "Comdisco Debtors"..............................................................A - 6
           1.30     "Comdisco/Prism Intercompany General Unsecured Claim"...........................A - 6
           1.31     "Comdisco/Prism Intercompany Secured Claim" ....................................A - 6
           1.32     "Confirmation Date".............................................................A - 6
           1.33     "Confirmation Hearing"..........................................................A - 6
           1.34     "Confirmation Order"............................................................A - 6
           1.35     "Continuing Company Structure" .................................................A - 6
           1.36     "Contingent Equity Distribution" ...............................................A - 7
           1.37     "Creditors' Committee"..........................................................A - 7
           1.38     "Cure"..........................................................................A - 7
           1.39     "Debtors".......................................................................A - 7
           1.40     "Disallowed Claim"..............................................................A - 7
           1.41     "Disbursing Agent"..............................................................A - 7
           1.42     "Disclosure Statement"..........................................................A - 7
           1.43     "Disclosure Statement Hearing"..................................................A - 7
           1.44     "Disputed Claim"................................................................A - 7
           1.45     "Disputed Claim Reserve"........................................................A - 7
           1.46     "Distribution Date".............................................................A - 7
           1.47     "Effective Date"................................................................A - 7
           1.48     "Equity Committee"..............................................................A - 8
           1.49     "Estates".......................................................................A - 8
           1.50     "Exchange Act"..................................................................A - 8
           1.51     "Exhibit".......................................................................A - 8
           1.52     "Exhibit Filing Date"...........................................................A - 8
           1.53     "Existing Securities"...........................................................A - 8
           1.54     "Face Amount"...................................................................A - 8
           1.55     "Final Order"...................................................................A - 8
           1.56     "General Unsecured Claim".......................................................A - 8
           1.57     "General Unsecured Convenience Claim"...........................................A - 8
           1.58     "Impaired"......................................................................A - 8
           1.59     "Indemnification Rights"........................................................A - 8
           1.60     "Indemnitee"....................................................................A - 8
           1.61     "Initial Distribution"..........................................................A - 8
           1.62     "Intercompany Claim"............................................................A - 8
           1.63     "Interest"......................................................................A - 9
           1.64     "IRC"...........................................................................A - 9
           1.65     "IRS"...........................................................................A - 9
           1.66     "Joint Fee Review Committee"....................................................A - 9
           1.67     "Litigation Trust"..............................................................A - 9
           1.68     "Management Incentive Plan".....................................................A - 9
           1.69     "Management Participation Agreement"............................................A - 9
           1.70     "Net Available Comdisco Cash"...................................................A - 9
           1.71     "Net Available Prism Proceeds"..................................................A - 9
           1.72     "Net Proceeds"..................................................................A - 9
           1.73     "Net Trust Recoveries"..........................................................A - 9
           1.74     "Newco Structure" ..............................................................A - 9
           1.75     "New Common Shares".............................................................A - 9
           1.76     "New Europe Holding Company"...................................................A - 10
           1.77     "New Europe Holding Company Common Shares".....................................A - 10
           1.78     "New Indentures Filing Date"...................................................A - 10
           1.79     "New Indenture Trustees".......................................................A - 10
           1.80     "New Leasing Company"..........................................................A - 10
           1.81     "New Leasing Company Common Shares"............................................A - 10
           1.82     "New PIK Notes"................................................................A - 10
           1.83     "New PIK Notes Indenture"......................................................A - 10
           1.84     "New PIK Notes Indenture Trustee"..............................................A - 10
           1.85     "New Senior Notes".............................................................A - 10
           1.86     "New Senior Notes Indenture"...................................................A - 10
           1.87     "New Senior Notes Indenture Trustee"...........................................A - 10
           1.88     "New Subsidiary Companies".....................................................A - 10
           1.89     "New Subsidiary Companies Common Shares".......................................A - 10
           1.90     "New Ventures Company".........................................................A - 11
           1.91     "New Ventures Company Common Shares"...........................................A - 11
           1.92     "Old Common Stock" ............................................................A - 11
           1.93     "Old Equity"...................................................................A - 11
           1.94     "Old Preferred Stock"..........................................................A - 11
           1.95     "Operating Reserve"............................................................A - 11
           1.96     "Other  Priority Claim"........................................................A - 11
           1.97     "Person".......................................................................A - 11
           1.98     "Petition Date"................................................................A - 11
           1.99     "Plan".........................................................................A - 11
           1.100    "Plan Schedules"...............................................................A - 11
           1.101    "Prepetition Administrative Agents"............................................A - 11
           1.102    "Prepetition Bank Claims"......................................................A - 11
           1.103    "Prepetition Citibank 364 Day Global Credit Facility"..........................A - 11
           1.104    "Prepetition Citibank Global Credit Facility"..................................A - 11
           1.105    "Prepetition Credit Agreements"................................................A - 12
           1.106    "Prepetition Indentures".......................................................A - 12
           1.107    "Prepetition Indenture Trustees"...............................................A - 12
           1.108    "Prepetition Indenture Trustees Charging Lien".................................A - 12
           1.109    "Prepetition Indenture Trustees Fees"..........................................A - 12
           1.110    "Prepetition Lenders"..........................................................A - 12
           1.111    "Prepetition National Westminster Bank 364 Day Credit Facility"................A - 12
           1.112    "Prepetition National Westminster Bank Credit Facility"........................A - 12
           1.113    "Prepetition Notes"............................................................A - 12
           1.114    "Prepetition Note Claims"......................................................A - 12
           1.115    "Priority Tax Claim"...........................................................A - 12
           1.116    "Prism"........................................................................A - 13
           1.117    "Prism Debtors"................................................................A - 13
           1.118    "Pro Rata".....................................................................A - 13
           1.119    "Professional".................................................................A - 13
           1.120    "Professional Claim"...........................................................A - 13
           1.121    "Professional Fee Order".......................................................A - 13
           1.122    "Quarter"......................................................................A - 13
           1.123    "Quarterly Distribution".......................................................A - 13
           1.124    "Quarterly Distribution Date"..................................................A - 13
           1.125    "Record Date"..................................................................A - 13
           1.126    "Registration Rights Agreement"................................................A - 13
           1.127    "Reinstated" or "Reinstatement" ...............................................A - 13
           1.128    "Released Party" ..............................................................A - 14
           1.129    "Reorganized ..."..............................................................A - 14
           1.130    "Reorganized Comdisco".........................................................A - 14
           1.131    "Reorganized Debtor" or "Reorganized Debtors"..................................A - 14
           1.132    "Reorganized Prism Common Stock"...............................................A - 14
           1.133    "Restructuring Professional"...................................................A - 14
           1.134    "Restructuring Transaction"....................................................A - 14
           1.135    "Scheduled"....................................................................A - 14
           1.136    "Schedules"....................................................................A - 14
           1.137    "Secured Claim"................................................................A - 14
           1.138    "Securities Act"...............................................................A - 15
           1.139    "Securities Class Action"......................................................A - 15
           1.140    "SIP"..........................................................................A - 15
           1.141    "SIP Election Date"............................................................A - 15
           1.142    "SIP Guarantee Agreement"......................................................A - 15
           1.143    "SIP Lenders"..................................................................A - 15
           1.144    "SIP Notes" ...................................................................A - 15
           1.145    "SIP Participants".............................................................A - 15
           1.146    "SIP Release"..................................................................A - 15
           1.147    "SIP Subrogation Claims".......................................................A - 15
           1.148    "Subordinated Claims"..........................................................A - 15
           1.149    "Supplemental  Distribution Account"...........................................A - 15
           1.150    "Trust Advisory Board".........................................................A - 15
           1.151    "Trust Agreement"..............................................................A - 15
           1.152    "Trust Assets".................................................................A - 15
           1.153    "Trust Expenses"...............................................................A - 16
           1.154    "Trust Recoveries".............................................................A - 16
           1.155    "Trust Structure"..............................................................A - 16
           1.156    "Trustee"......................................................................A - 16
           1.157    "Unimpaired Claim".............................................................A - 16
           1.158    "Voting Deadline"..............................................................A - 16
           1.159    "Voting Record Date"...........................................................A - 16
     B.  Rules of Interpretation...................................................................A - 16
     C.  Computation of Time.......................................................................A - 16
     D.  References to Monetary Figures............................................................A - 17
     E.  Exhibits and Plan Schedules...............................................................A - 17

ARTICLE II

     ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS...............................................A - 17
           2.1      Administrative Claims..........................................................A - 17
           2.2      Priority Tax Claims............................................................A - 17

ARTICLE III

     CLASSIFICATION OF CLAIMS AND INTERESTS........................................................A - 17
           3.1      Classification of Claims Against and Interests in the Comdisco Debtors.........A - 18
           3.2      Classification of Claims Against and Interests in the Prism Debtors............A - 18

ARTICLE IV

     IDENTIFICATION OF CLASSES OF CLAIMS AND
     INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN...............................................A - 18
           4.1      Unimpaired Classes of Claims...................................................A - 18
           4.2      Impaired Classes of Claims and Interests.......................................A - 18

ARTICLE V

     PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS..............................................A - 19
           5.1      Comdisco.......................................................................A - 19
           5.2      Prism..........................................................................A - 20
           5.3      Special Provision Regarding Unimpaired Claims..................................A - 21

ARTICLE VI

     ACCEPTANCE OR REJECTION OF THE PLAN...........................................................A - 21
           6.1      Classes Entitled to Vote.......................................................A - 21
           6.2      Acceptance by Impaired Classes.................................................A - 21
           6.3      Presumed Acceptances by Unimpaired Classes.....................................A - 21
           6.4      Classes Deemed to Reject Plan..................................................A - 21
           6.5      Summary of Classes Voting on the Plan..........................................A - 21
           6.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................A - 21
           6.7      Confirmability and Severability of a Plan......................................A - 22

ARTICLE VII

     MEANS FOR IMPLEMENTATION OF THE PLAN..........................................................A - 22
           7.1      Corporate or Trust Existence...................................................A - 22
           7.2      Substantive Consolidation......................................................A - 23
           7.3      Order Granting Substantive Consolidation.......................................A - 24
           7.4      Revesting of Assets; Releases of Liens.........................................A - 24
           7.5      Directors and Officers of the Reorganized Debtors..............................A - 24
           7.6      Certificates of Incorporation, By-laws and Trust Documents.....................A - 25
           7.7      Corporate or Trust Action......................................................A - 25
           7.8      Cancellation of Existing Securities............................................A - 25
           7.9      Issuance of New Securities and Related Documentation...........................A - 25
           7.10     Sources of Cash for Plan Distributions.........................................A - 26
           7.11     Use of Cash....................................................................A - 26
           7.12     Exclusivity Period.............................................................A - 26
           7.13     Exemption from Certain Transfer Taxes..........................................A - 26
           7.14     Preservation of Causes of Action...............................................A - 26
           7.15     Effectuating Documents; Further Transactions...................................A - 26
           7.16     Employee Benefits and Retiree Benefits.........................................A - 26
           7.17     Management Incentive Plan and Management Participation Agreement...............A - 27

ARTICLE VIII

     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................................A - 27
           8.1      Assumption of Executory Contracts and Unexpired Leases.........................A - 27
           8.2      Rejection of Executory Contracts and Unexpired Leases..........................A - 27
           8.3      Cure of Defaults of Assumed Executory Contracts and Unexpired Leases...........A - 27
           8.4      Rejection Damages Bar Date.....................................................A - 28

ARTICLE IX

     PROVISIONS GOVERNING DISTRIBUTIONS............................................................A - 28
           9.1      Time of Distributions..........................................................A - 28
           9.2      Interest on Claims.............................................................A - 28
           9.3      Disbursing Agent...............................................................A - 28
           9.4      Delivery of Distributions......................................................A - 28
           9.5      Record Date for Distributions..................................................A - 29
           9.6      Surrender of Securities and Instruments........................................A - 29
           9.7      Services of Prepetition Indenture Trustees, Prepetition Administrative
                    Agents and Servicers...........................................................A - 30
           9.8      Allocation of Plan Distributions Between Principal and Interest................A - 30
           9.9      Withholding and Reporting Requirements.........................................A - 30
           9.10     Means of Cash Payment..........................................................A - 31
           9.11     Fractional Shares..............................................................A - 31
           9.12     Setoffs........................................................................A - 31

ARTICLE X

     PROCEDURES FOR RESOLVING DISPUTED,
     CONTINGENT AND UNLIQUIDATED CLAIMS............................................................A - 31
           10.1     Claims Administration Responsibility...........................................A - 31
           10.2     Objection Deadline; Prosecution of Objections..................................A - 31
           10.3     No Distributions Pending Allowance.............................................A - 31
           10.4     Disputed Claim Reserve.........................................................A - 32
           10.5     Distributions After Allowance..................................................A - 32

ARTICLE XI

     ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS........................................A - 32
           11.1     Professional Claims............................................................A - 32
           11.2     Other Administrative Claims....................................................A - 33

ARTICLE XII

     LITIGATION TRUST..............................................................................A - 33
           12.1     Appointment of Trustee.........................................................A - 33
           12.2     Transfer of Trust Assets to the Litigation Trust...............................A - 33
           12.3     The Litigation Trust...........................................................A - 33
           12.4     The Trust Advisory Board.......................................................A - 34
           12.5     Distributions of Trust Assets..................................................A - 35

ARTICLE XIII

     CONFIRMATION AND CONSUMMATION OF THE PLAN.....................................................A - 36
           13.1     Conditions to Confirmation.....................................................A - 36
           13.2     Conditions to Effective Date...................................................A - 36
           13.3     Waiver of Conditions...........................................................A - 36

ARTICLE XIV

     EFFECT OF THE PLAN ON CLAIMS AND INTERESTS....................................................A - 36
           14.1     Discharge of the Debtors.......................................................A - 36
           14.2     Compromises and Settlements....................................................A - 37
           14.3     Satisfaction of Subordination Rights...........................................A - 37
           14.4     Exculpation and Limitation of Liability........................................A - 37
           14.5     Indemnification Obligations....................................................A - 38
           14.6     Releases by Debtors and Debtors in Possession..................................A - 38
           14.7     Release by Holders of Claims and Interests.....................................A - 38
           14.8     Injunction.....................................................................A - 39
           14.9     SIP Release....................................................................A - 39

ARTICLE XV

     RETENTION OF JURISDICTION.....................................................................A - 41

ARTICLE XVI

     MISCELLANEOUS PROVISIONS......................................................................A - 42
           16.1     Binding Effect.................................................................A - 42
           16.2     Payment of Statutory Fees......................................................A - 42
           16.3     Amendment or Modification of the Plan..........................................A - 42
           16.4     Revocation, Withdrawal or Non-Consummation.....................................A - 43
           16.5     Notice.........................................................................A - 43
           16.6     Governing Law..................................................................A - 43
           16.7     Tax Reporting and Compliance...................................................A - 43
           16.8     Committees.....................................................................A - 43
           16.9     Term of Injunctions or Stays...................................................A - 44
           16.10    No Waiver or Estoppel..........................................................A - 44




                                  Exhibits
                                  --------

Exhibit A           Form of Certificate of Incorporation of Reorganized
                    Comdisco and New Subsidiary Companies

Exhibit B           Form of By-laws of Reorganized Comdisco and New
                    Subsidiary Companies

Exhibit C-1         Contingent Equity Distribution Thresholds

Exhibit C-2         Contingent Equity Distribution Agreement

Exhibit D-1         Term Sheet for New PIK Notes Indenture

Exhibit D-2         Form of New PIK Notes Indenture

Exhibit E-1         Term Sheet for New Senior Notes Indenture

Exhibit E-2         Form of New Senior Notes Indenture

Exhibit F           Form of Registration Rights Agreement

Exhibit G           Form of Trust Agreement

Exhibit H           SIP Release




                                 Schedules

Schedule 8.1 List of executory contracts and unexpired leases to be assumed

Schedule 8.2 List of executory contracts and unexpired leases to be rejected

                                INTRODUCTION

         Comdisco, Inc. ("Comdisco") and fifty of its domestic Affiliates (as defined below; and together with Comdisco, the "Debtors"), debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 reorganization cases, hereby propose the following first amended joint plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.

         None of Comdisco's subsidiaries located outside of the United States have commenced cases under chapter 11 of the Bankruptcy Code or similar proceedings in any other jurisdiction. These subsidiaries continue to operate their businesses outside of bankruptcy.

         These reorganization cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. As set forth herein, the Plan contemplates the substantive consolidation of the Debtors into two groups. First, the Plan contemplates the substantive consolidation of the Estates of all of the Comdisco Debtors and second the Plan contemplates the substantive consolidation of the Estates of all of the Prism Debtors. The Plan does not contemplate the substantive consolidation of the Estates of the Comdisco Debtors with the Estates of the Prism Debtors. Each Debtor is a proponent of a Plan contained herein within the meaning of section 1129 of the Bankruptcy Code. For voting and distribution purposes, the Plan contemplates separate classes for the Comdisco Debtors and for the Prism Debtors. The distributions to be made to claimants in each of such classes are set forth herein.

         A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these chapter 11 cases and designates the Debtor as a Comdisco Debtor or a Prism Debtor. In addition, set forth below is a list of non-debtor domestic subsidiaries and a list of the non-debtor foreign subsidiaries for Comdisco. The jurisdiction of incorporation of each Debtor and non-debtor also is designated.


                                          Comdisco Debtors
                                          ----------------

o    Comdisco, Inc. (Delaware), 01-24795                   o    Comdisco Labs, Inc. (Delaware), 01-24834
o    CDC Realty, Inc. (Illinois), 01-24838                 o    Comdisco Medical Exchange, Inc.
o    CDS Foreign Holdings, Inc. (Delaware), 01-                 (Delaware), 01-24828
     24843                                                 o    Comdisco Trade, Inc. (Delaware), 01-24806
o    Comdisco Equipment Solutions, Inc.                    o    Computer Discount Corporation (Illinois), 01-
     (Delaware), 01-2480                                        24845
o    Comdisco Financial Services, Inc.                     o    Hybrid Venture Partners, L.P. (Delaware), 01-
     (Delaware), 01-24811                                       24841
o    Comdisco Healthcare Group, Inc. (Delaware),           o    Rosemont Equities, L.L.C. (Delaware), 01-
     01-24822                                                   24844
o    Comdisco International Holdings, Inc.                 o    Rosemont Venture Management I, L.L.C.
     (Delaware), 01-24798                                       (Delaware), 01-24842
o    Comdisco Investment Group, Inc. (Delaware),
     01-24817




                                                Prism Debtors
                                                -------------

o    Prism Communication Services, Inc.                   o     Prism Maryland Operations, LLC (Delaware),
     (Delaware), 01-24830                                       01-24831
o    Prism Arizona Operations, LLC (Delaware),            o     Prism Massachusetts Operations, LLC
     01-24836                                                   (Delaware), 01-24839
o    Prism California Operations, LLC (Delaware),         o     Prism Michigan Operations, LLC (Delaware),
     01-24837                                                   01-24835
o    Prism Canada Operations, LLC (Delaware),             o     Prism Minnesota Operations, LLC
     01-24796                                                   (Delaware), 01-24840
o    Prism Canada Operations, Inc. (Delaware),            o     Prism Missouri Operations, LLC (Delaware),
     01-24797                                                   01-24800
o    Prism Colorado Operations, LLC (Delaware),           o     Prism New Jersey Operations, LLC
     01-24803                                                   (Delaware), 01-24804
o    Prism Connecticut Operations, LLC                    o     Prism New York Operations, LLC
     (Delaware), 01-24803                                       (Delaware), 01-24808
o    Prism D.C. Operations, LLC (Delaware),               o     Prism North Carolina Operations, LLC
     01-24807                                                   (Delaware), 01-24813
o    Prism Delaware Operations, LLC (Delaware),           o     Prism Ohio Operations, LLC (Delaware), 01-
     01-24812                                                   24818
o    Prism Florida Operations, LLC (Delaware),            o     Prism Operations, LLC (Delaware), 01-24823
     01-24810                                             o     Prism Oregon Operations, LLC (Delaware),
o    Prism Georgia Operations, LLC (Delaware),                  01-24799
     01-24814                                             o     Prism Pennsylvania Operations, LLC
o    Prism Illinois Operations, LLC (Delaware),                 (Delaware), 01-24805
     01-24816                                             o     Prism Resp Org, LLC (Delaware), 01-24809
o    Prism Indiana Operations, LLC (Delaware),            o     Prism Rhode Island Operations, LLC
     01-24820                                                   (Delaware), 01-24815
o    Prism Investments Inc. (Delaware), 01-24819          o     Prism Texas Operations, LLC (Delaware), 01-
o    Prism Kansas Operations, LLC (Delaware),                   24821
     01-24826                                             o     Prism Virginia Operations, LLC (Delaware),
o    Prism Kentucky Operations, LLC (Delaware),                 01-24825
     01-24824                                             o     Prism Washington Operations, LLC
o    Prism Leasing, LLC (Delaware), 01-24829                    (Delaware), 01-24827
o    Prism Management Services, LLC                       o     Prism Wisconsin Operations, LLC
     (Delaware), 01-24832                                       (Delaware), 01-24833


                                      Non-Debtor Domestic Subsidiaries
                                      --------------------------------


o    CDO Capital L.L.C. (Delaware)                        o     Leasehold Finance, L.L.C. (DE)
o    CDO RM, Inc. (Delaware)                              o     Technology Receivables, L.L.C. (DE)
o    Comdisco Canada Finance, L.L.C. (Delaware)




                                       Non-Debtor Foreign Subsidiaries
                                       -------------------------------

o    628761 Alberta Ltd. (Alberta, Canada)                o     Comdisco  Finance (Nederland) B.V.
o    CES Holdings (Europe) C.V. (The                            (Netherlands)
     Netherlands)                                         o     Comdisco France S.A. (France)
o    Comdisco Asia Pte, Ltd. (Singapore)                  o     Comdisco Global, Inc (Cayman Islands)
o    Comdisco Australia PTY Ltd. (New South               o     Comdisco GmbH & Co. Leasing and Finance
     Wales, Australia)                                          KG  (Germany)
o    Comdisco Austria GmbH (Austria)                      o     Comdisco Holdings (U.K.) Limited (England
o    Comdisco Belgium S.P.R.L. (Belgium)                        and Wales)
o    Comdisco Canada Equipment Finance                    o     Comdisco Hungaria Kft (Budapest, Hungary)
     (Ontario, Canada)                                    o     Comdisco International Holdings, Ltd.
o    Comdisco  Canada, Ltd. (Ontario, Canada)                   (Cayman Islands)
o    Comdisco Ceska Republika S.R.O (Czech                o     Comdisco Ireland Limited(Dublin, Ireland)
     Republic)                                            o     Comdisco Italia S.p.A. (Milan, Italy)
o    COMDISCO Continuity Services                         o     Comdisco Lease Finance Partnership, L.P.
     DEUTSCHLAND GMBH (Germany)                                 (Cayman Islands)
o    Comdisco Continuity Services (France) S.A.           o     Comdisco Management GmbH (Germany)
     (France)                                             o     Comdisco New Zealand (New Zealand)
o    Comdisco Continuity Services (UK) Limited            o     Comdisco Polska S.P.Z.O.O.  (Poland)
     (England and Wales)                                  o     Comdisco Services (Canada) Ltd. (Ontario,
o    Comdisco de Mexico, S.A. de C.V. (Mexico)                  Canada)
o    Comdisco Deutschland GmbH (Germany)                  o     Comdisco Software Development Company
o    Comdisco Direct (UK) Limited (England and                  Limited (Ontario, Canada)
     Wales)                                               o     Comdisco Sweden A.B. (Sweden)
o    Comdisco do Brasil Comercial Ltda. (Brazil)          o     Comdisco (Switzerland) S.A. (Switzerland)
o    Comdisco Equipment Solutions (Europe)                o     Comdisco Technology Services (Holland)
     B.V. (The Netherlands)                                     B.V. (Amsterdam)
o    Comdisco Equipment Solutions Holdings                o     Comdisco Technology Services (Ireland)
     N.V. (Curacao)                                             Limited (Ireland)
o    Comdisco Equipment Solutions, Inc. (Japan)           o     Comdisco United Kingdom Limited (England
     (Japan)                                                    and Wales)
o    Comdisco Equipment Solutions, Ltd.                   o     Computer Recovery Centre SDN BHD
     (Cayman Islands)                                           (Malaysia)
o    Comdisco Espana, S.L. (Madrid, Spain)                o     Failsafe ROC Limited (England and Wales)
o    Comdisco Factoring (Nederland) B.V.                  o     Promodata S.N.C. (France)
     (Netherlands)


         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from the holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to claim and interest holders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on June 13, 2002, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors' history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

         Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XVI of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to its substantial consummation.

                                 ARTICLE I

                 DEFINED TERMS AND RULES OF INTERPRETATION

A.       Definitions.

         For purposes of this Plan, except as otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever it appears appropriate for the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

         1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to the actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the business of the Debtors (including wages, salaries, or commissions for services rendered after the Petition Date), Professional Claims, Prepetition Indenture Trustees Fees, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

         1.2 "Administrative Claims Bar Date" means the deadline for filing proofs of Administrative Claims which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

         1.3 "Affiliate Debtors" means all the Debtors, other than Comdisco, Inc.

         1.4 "Affiliate Interest" means the rights of any current or former holder or owner of any shares of Old Common Stock or any other equity securities of any of the Affiliate Debtors authorized and issued prior to the Confirmation Date.

         1.5 "Affiliates" has the meaning given such term by section 101(2) of the Bankruptcy Code.

         1.6 "Allowed" means with respect to a Claim or Interest an Allowed Claim or an Allowed Interest (as the case may be) in a particular Class or category specified.

         1.7 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which (i) no proof of claim has been timely filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed and to which the Debtors have not filed an objection within the time period fixed by the Plan, or (c) as to which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

         1.8 "Allowed Claim" means an Allowed Claim of the type described.

         1.9 "Avoidance Claims" means Causes of Action arising under sections 502, 510, 541, 542, 544, 545, 547 through 551 or 553 of the
Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

         1.10 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to holders of Claims in Classes that are Impaired under the Plan and entitled to vote under Article VI hereof in connection with the solicitation of acceptances of the Plan.

         1.11 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C.
ss. 101-1330.

         1.12 "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Northern District of Illinois, Eastern Division or such other court as may have jurisdiction over the Chapter 11 Cases.

         1.13 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

         1.14 "Bar Date" means the deadline for filing proofs of claim established by Bankruptcy Court as November 30, 2001, pursuant to the Bar Date Order and any supplemental bar dates established by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order.

         1.15 "Bar Date Order" means the order entered by the Bankruptcy Court on September 20, 2001, which established the Bar Date.

         1.16 "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

         1.17 "Cash" means legal tender of the United States of America and equivalents thereof.

         1.18 "Cash Reserve" means the cash reserved for the payment of Administrative Claims, Priority Tax Claims, Secured Claims, Other Priority Claims, Cure Claims and other payments required under the Plan and the funding of the Operating Reserve.

         1.19 "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Claims unless otherwise waived by the Debtors or the Reorganized Debtors.

         1.20 "Certificates of Incorporation and By-laws" means the Certificates of Incorporation and By-laws of the Reorganized Debtors and the New Subsidiary Companies, in substantially the form of Exhibits A and B which Certificates of Incorporation and By-laws shall be in a form reasonably acceptable to the Creditors' Committee and shall provide that the primary purpose of the Reorganized Debtors is to sell or collect out their assets in the ordinary course in an orderly manner in anticipation of distributing any value realized in excess of the companies' post-confirmation reorganization liabilities to Reorganized Comdisco's shareholders in the form of dividends, and that directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

         1.21 "Chapter 11 Cases" means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 01-24795, and the phrase "Chapter 11 Case" when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

         1.22 "Chief Executive Officer" means at any time prior to the Effective Date, the Person holding the title of chief executive officer of the Debtors, and at any time after the Effective Date, the Person holding the title of chief executive officer of the Reorganized Debtors.

         1.23 "Claim" means a claim against one of the Debtors, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         1.24 "Claims Objection Deadline" means the day that is the later of (a) 120 days after the Effective Date (unless such day is not a Business Day, in which case the Claims Objection Deadline shall be the next Business Day thereafter), or (b) as to a particular Claim, 60 days after the filing of a proof of claim for, or request for payment of, such Claim or (c) such later date as may be established by the Bankruptcy Court for cause shown by the Reorganized Debtors.

         1.25 "Class" means a category of holders of Claims or Interests as described in Articles II and III of the Plan.

         1.26 "Class C-5" means Classes C-5A and C-5B, collectively.

         1.27 "Collateral" means any property or interest in property of the Estates that is subject to a valid and enforceable lien to secure a Claim.

         1.28 "Comdisco" means Comdisco, Inc., a Delaware company, debtor in possession in the above captioned Case No. 01-24795 pending in the Bankruptcy Court.

         1.29 "Comdisco Debtors" means collectively Comdisco, Inc., CDC Realty, Inc., CDS Foreign Holdings, Inc., Comdisco Equipment Solutions, Inc., Comdisco Financial Services, Inc., Comdisco Healthcare Group, Inc., Comdisco International Holdings, Inc., Comdisco Investment Group, Inc., Comdisco Labs, Inc., Comdisco Medical Exchange, Inc., Comdisco Trade, Inc., Computer Discount Corporation, Hybrid Venture Partners, L.P., Rosemont Equities, L.L.C. and Rosemont Venture Management I, L.L.C.

         1.30 "Comdisco/Prism Intercompany General Unsecured Claim" means any Intercompany Unsecured Claim of Comdisco, Inc. against Prism including claims pursuant to the Uncommited Revolving Line of Credit Agreement dated March 10, 1999 in the amount of approximately $485,799,487 and any deficiency Claim resulting from the Comdisco/Prism Intercompany Secured Claim.

         1.31 "Comdisco/Prism Intercompany Secured Claim" means the Intercompany Secured Claim of Comdisco, Inc. against Prism in the amount of $45,740,353 secured by all of the assets of the Prism Debtors.

         1.32 "Confirmation Date" means the date of entry of the Confirmation Order.

         1.33 "Confirmation Hearing" means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         1.34 "Confirmation Order" means the order entered by the Bankruptcy Court confirming this Plan.

         1.35 "Continuing Company Structure" means, if reasonably agreed upon by the Debtors and the Creditors' Committee, as set forth in Section
7.1 of the Plan, the reorganization structure pursuant to which holders of Allowed Claims and Allowed Interests will exchange their Claims and Interests for the consideration provided pursuant to the Plan and the Reorganized Debtors will pursue the orderly run off of the leasing, ventures and European businesses, subject to the Restructuring Transactions.

         1.36 "Contingent Equity Distribution" means the payment obligation, rights or warrants, in a form reasonably acceptable to the Debtors, Creditors Committee and Equity Committee, to be issued to holders of Old Equity and Subordinated Claims contingent upon (i) Classes C-3 and C-4 voting to accept the Plan, and (ii) recoveries to holders and the sharing percentage of General Unsecured Claims, on a net present value basis as of the Effective Date, as set forth in Exhibit C-1 and as documented in Exhibit C-2, the provisions of which are reasonably acceptable to the Creditors' Committee and the Equity Committee.

         1.37 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

         1.38 "Cure" means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         1.39 "Debtors" means collectively the Comdisco Debtors and the Prism Debtors.

         1.40 "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) (i) is Scheduled at zero or as contingent, disputed or unliquidated and (ii) as to which a Bar Date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

         1.41 "Disbursing Agent" means the Reorganized Debtors or such other entity as may be designated by the Reorganized Debtors, including the Trustee, to serve as a disbursing agent under Section 9.3 of this Plan.

         1.42 "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

         1.43 "Disclosure Statement Hearing" means the hearing before the Bankruptcy Court held to consider the adequacy of the Disclosure Statement as such hearing may be adjourned or continued from time to time.

         1.44 "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or as contingent, unliquidated or disputed or (b) are the subject of an objection filed in the Bankruptcy Court and which objection has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

         1.45 "Disputed Claim Reserve" means the property for distribution to holders of Allowed Claims to be reserved pending allowance of Disputed Claims in accordance with Article X of the Plan.

         1.46 "Distribution Date" means the date, occurring as soon as practicable after the Administrative Claims Bar Date (unless determined by the Reorganized Debtors, in its sole discretion, that an earlier date may be used), upon which distributions are made to holders of Allowed Claims entitled to receive distributions, under the Plan.

         1.47 "Effective Date" means a Business Day determined by the Debtors after all of the conditions to the effectiveness of the Plan set forth in Section 13.2 of the Plan have been satisfied or waived as provided in Section 13.3 of the Plan (a notice of the Effective Date shall be filed no later than five days after the Effective Date and served on all parties on the Master Service List established in these Chapter 11 Cases).

         1.48 "Equity Committee" means the Official Committee of Equity Holders appointed pursuant to section 1102(a) of the Bankruptcy Code.

         1.49 "Estates" means the bankruptcy estates of the Debtors as created under section 541 of the Bankruptcy Code.

         1.50 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         1.51 "Exhibit" means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

         1.52 "Exhibit Filing Date" means the date by which all Exhibits and Plan Schedules, except the New Senior Notes Indenture and New PIK Notes Indenture, shall be filed with the Bankruptcy Court, which date shall be at least five days prior to the Voting Deadline.

         1.53 "Existing Securities" means the Old Equity and Prepetition Notes, including any such securities that have been authorized but not issued.

         1.54 "Face Amount" means (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the Claim holder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.55 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.56 "General Unsecured Claim" means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Secured Claim, an Other
Priority Claim, a General Unsecured Convenience Claim or a Subordinated Claim.

         1.57 "General Unsecured Convenience Claim" means a Claim which would otherwise be a General Unsecured Claim which is in an amount equal to or less than $15,000.

         1.58 "Impaired" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.59 "Indemnification Rights" means any obligations or rights of any of the Debtors to indemnify or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to such Debtor's Certificate of Incorporation, By-laws or policy of providing employee indemnification, or applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of such Debtor.

         1.60 "Indemnitee" means all present and former directors, officers, employees, agents or representatives of a Debtor who are entitled to assert Indemnification Rights.

         1.61 "Initial Distribution" means the distribution made to holders of Allowed Class C-4 Claims on the Distribution Date.

         1.62 "Intercompany Claim" means a claim by a Debtor against a Debtor.

         1.63 "Interest" means the rights of any current or former holder or owner of any shares of Old Equity, or any other equity securities of any of the Debtors authorized and issued prior to the Confirmation Date.

         1.64 "IRC" means the Internal Revenue Code of 1986, as amended.

         1.65 "IRS" means the Internal Revenue Service of the United States of America.

         1.66 "Joint Fee Review Committee" means the committee established pursuant to the Final Administrative Order Pursuant to 11 U.S.C. ss. ss. 105(a) and 331 Establishing a Joint Fee Review Committee, dated March 26, 2002 to review the fees and expenses of the Professionals.

         1.67 "Litigation Trust" means that certain trust that may be created pursuant to this Plan to be administered by the Trustee with the advice and/or direction of the Trust Advisory Board to pursue the SIP Subrogation Claims, as set forth in Article XII of the Plan.

         1.68 "Management Incentive Plan" means that certain incentive plan as set forth in the Motion for Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(b)(1) Approving and Authorizing the Debtors' Stay Bonus Plan and Management Incentive Plan, dated May 29, 2002, governing the incentive and retention bonuses to be paid to employees of the Reorganized Debtors after the Effective Date and pursuant to which the Debtors may enter into Management Participation Agreements.

         1.69 "Management Participation Agreement" means an agreement between Comdisco or Reorganized Comdisco and certain member of management to be executed on the Effective Date providing incentive and retention payments to such members of management in accordance with the Management Incentive Plan.

         1.70 "Net Available Comdisco Cash" means the net cash of Comdisco, based on the June 30, 2002 projections, available after funding the Cash Reserve (which cash shall be available for distribution to creditors of Comdisco).

         1.71 "Net Available Prism Proceeds" means the Net Proceeds available for distribution to creditors of Prism from the liquidation of Prism after payment of all costs and expenses of such liquidation.

         1.72 "Net Proceeds" means all proceeds from the sale of an asset minus all reasonable out-of- pocket direct costs, fees and expenses incurred in connection with such sale and provisions for any sales or other tax due and owing as a consequence of such sale.

         1.73 "Net Trust Recoveries" means the amount by which the aggregate amount of Trust Recoveries exceeds the aggregate of (a) the reasonable and necessary expenses incurred by the Trustee or to be incurred by the Trustee (as estimated by the Trustee in consultation with the Trust Advisory Board) in fulfilling the obligations set forth in the Plan and the Trust Agreement and (b) the reasonable and necessary expenses of the Trust Advisory Board.

         1.74 "Newco Structure" means, if reasonably agreed upon by the Debtors and the Creditors' Committee, the reorganization structure pursuant to which the Debtors will transfer all or substantially all of their assets to one or more newly formed corporations on the Effective Date in exchange for the consideration to be provided to exchanging holders of Allowed Claims and Allowed Interests in accordance with the Plan, followed by the Debtors' distribution of such consideration to the exchanging holders in complete liquidation and pursuant to which the Reorganized Debtors will pursue the orderly run off of the leasing, ventures and European businesses, subject to the Restructuring Transactions.

         1.75 "New Common Shares" means shares of common stock or shares of beneficial interests of Reorganized Comdisco authorized under Section 7.9 of the Plan and under the Certificate of Incorporation or other organizational documents of Reorganized Comdisco.

         1.76 "New Europe Holding Company" means New Comdisco Europe, pursuant to the structure reasonably agreed upon by the Debtors and the Creditors' Committee, pursuant to Section 7.1 of the Plan an indirect, wholly-owned, non-debtor subsidiary of Reorganized Comdisco organized under the laws of Delaware or under such other law as determined by the Debtors.

         1.77 "New Europe Holding Company Common Shares" means the shares of common stock or shares of beneficial interest of New Europe Holding Company authorized by the Certificate of Incorporation or other organizational documents of New Europe Holding Company.

         1.78 "New Indentures Filing Date" means July 8, 2002.

         1.79 "New Indenture Trustees" means the New Senior Notes Indenture Trustee and the New PIK Notes Indenture Trustee.

         1.80 "New Leasing Company" means New Comdisco Leasing, pursuant to the structure reasonably agreed upon by the Debtors and the Creditors' Committee, pursuant to Section 7.1 of the Plan an indirect, wholly-owned, non-debtor subsidiary of Reorganized Comdisco organized under the laws of Delaware or under such other law as determined by the Debtors.

         1.81 "New Leasing Company Common Shares" means the shares of common stock or shares of beneficial interest of New Leasing Company authorized by the Certificate of Incorporation or other organizational documents of New Leasing Company.

         1.82 "New PIK Notes" means the new PIK notes issued by Reorganized Comdisco and New Leasing Company on the Effective Date in an aggregate face amount of at least $500 million bearing interest at 11.0% and maturing three years from the date of issuance and governed by the terms of the New PIK Notes Indenture.

         1.83 "New PIK Notes Indenture" means the indenture executed on the Effective Date by Reorganized Comdisco and New Leasing Company governing the New PIK Notes substantially in the form attached as Exhibit D-2 to the Plan which indenture shall be in a form reasonably acceptable to the Creditors' Committee.

         1.84 "New PIK Notes Indenture Trustee" means the trustee under the New PIK Notes Indenture to be selected prior to the New Indentures Filing Date.

         1.85 "New Senior Notes" means the new senior notes issued by Reorganized Comdisco and New Leasing Company in the aggregate face amount of $400 million, bearing interest at the three month LIBOR plus 3.0% and maturing 18 months from the date of issuance governed by the terms of the New Senior Notes Indenture.

         1.86 "New Senior Notes Indenture" means the indenture executed on the Effective Date by Reorganized Comdisco and New Leasing Company governing the New Senior Notes substantially in the form attached as Exhibit E-2 to the Plan which indenture shall be in a form reasonably acceptable to the Creditors' Committee.

         1.87 "New Senior Notes Indenture Trustee" means the trustee under the New Senior Notes Indenture to be selected prior to the New Indentures Filing Date.

         1.88 "New Subsidiary Companies" means New Europe Holding Company, New Leasing Company and New Ventures Company.

         1.89 "New Subsidiary Companies Common Shares" means the New Europe Holding Company Common Shares, the New Leasing Company Common Shares and the New Ventures Company Common Shares.

         1.90 "New Ventures Company" means New Comdisco Ventures, pursuant to the structure reasonably agreed upon by the Debtors and the Creditors' Committee, pursuant to Section 7.1 of the Plan an indirect, wholly-owned, non-debtor subsidiary of Reorganized Comdisco organized under the laws of Delaware or under such other law as determined by the Debtors.

         1.91 "New Ventures Company Common Shares" means the shares of common stock or shares of beneficial interests of New Ventures Company authorized by the Certificate of Incorporation or other organizational documents of New Ventures Company.

         1.92 "Old Common Stock" means, with respect to each Debtor, shares of common stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such common stock.

         1.93 "Old Equity" means Comdisco Old Common Stock and Comdisco Old Preferred Stock.

         1.94 "Old Preferred Stock" means, with respect to each Debtor, shares of preferred stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such preferred stock.

         1.95 "Operating Reserve" means the cash reserved to fund the working capital requirements of Reorganized Comdisco and the New Subsidiary Companies.

         1.96 "Other Priority Claim" means a Claim that is entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than an Administrative Claim or Priority Tax Claim.

         1.97 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

         1.98 "Petition Date" means July 16, 2001, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

         1.99 "Plan" means this joint chapter 11 plan of reorganization for the Debtors as herein proposed, including all supplements, appendices and schedules thereto, either in its present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code.

         1.100 "Plan Schedules" means a schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

         1.101 "Prepetition Administrative Agents" mean: (a) Citibank, N.A. with respect to the Prepetition Citibank 364 Day Global Credit Facility and the Prepetition Citibank Global Credit Facility; (b) National Westminster Bank PLC with respect to the Prepetition National Westminster Bank 364 Day Credit Facility and the Prepetition National Westminster Bank Credit Facility; and (c) Bank One N.A. with respect to the SIP Guarantee.

         1.102 "Prepetition Bank Claims" means claims against the Debtors arising out of the Prepetition Credit Agreements.

         1.103 "Prepetition Citibank 364 Day Global Credit Facility" means the $275 million credit facility provided pursuant to that certain Credit Agreement, dated as of December 5, 2000, among Comdisco, as borrower; the financial institutions party thereto, as banks; Bank of America, N.A., as syndication agent; Bank One, N.A., as documentation agent; Bank of America Securities LLC and Salomon Smith Barney Inc., as lead arrangers; and Citibank, N.A., as administrative agent.

         1.104 "Prepetition Citibank Global Credit Facility" means the $275 million credit facility pursuant to that certain Fifth Amended and Restated Global Credit Agreement, dated as of December 16, 1996, among Comdisco and the subsidiaries of Comdisco party thereto, as borrowers; the financial institutions party thereto, as banks; the financial institutions party thereto, as tranche agents; Bank of America, N.A., as syndication agent; and Citibank, N.A., as administrative agent.

         1.105 "Prepetition Credit Agreements" means the credit agreements entered into with respect to: (a) Citibank Global Credit Facility (b)the Citibank 364 Day Global Credit Facility; (c) the National Westminster Bank Credit Facility; and (d) the National Westminster Bank 364 Day Credit Facility.

         1.106 "Prepetition Indentures" mean: (a) that certain Indenture, dated as of September 15, 1999, between Comdisco and SunTrust Bank, as indenture trustee; (b) that certain Indenture, dated as of December 15, 1998, between Comdisco and The Fuji Bank and Trust Company, as indenture trustee; (c) that certain Indenture dated as of December 1, 1995, between Comdisco and Yasuda Bank and Trust Company (U.S.A.), as indenture trustee; and (d) that certain Indenture dated as of March 1, 1988, between Comdisco and Manufacturers Hanover Trust Company (Chase), as indenture trustee.

         1.107 "Prepetition Indenture Trustees" means Wells Fargo Bank Minnesota National Association as successor to each of The Fuji Bank and Trust Company, Manufacturers Hanover Trust Company (Chase) and Sun Trust Bank, and State Street Bank and Trust Company, as successor to Mizuho Trust and Banking Co. (USA) (formerly known as Yasuda Bank and Trust Company (U.S.A.)), as trustees pursuant to the terms of the respective Indentures.

         1.108 "Prepetition Indenture Trustees Charging Lien" means any lien or other priority in payment arising prior to the Effective Date to which the Prepetition Indenture Trustees are entitled, pursuant to the Prepetition Indentures, against distributions to be made to holders of Prepetition Note Claims for payment of Prepetition Indenture Trustees Fees.

         1.109 "Prepetition Indenture Trustees Fees" means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Prepetition Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan.

         1.110 "Prepetition Lenders" means the entities identified as "Lenders" or "Banks" under the Prepetition Credit Agreements and their respective successors and assigns.

         1.111 "Prepetition National Westminster Bank 364 Day Credit Facility" means the credit facility in the amount of $250,000,000 provided pursuant to that certain Facility Agreement, dated December 20, 2000, between Comdisco, The Royal Bank of Scotland PLC, as arranger; Credit Lyonnais, Deutsche Bank, A.G. and UBS AG, as co-agents; the financial institutions party thereto, as banks, National Westminster Bank PLC, as facility agent; and National Westminster Bank PLC, as swingline agent.

         1.112 "Prepetition National Westminster Bank Credit Facility" means the credit facility in the amount of $275,000,000 provided pursuant to that certain Facility Agreement, dated June 4, 1991, between Comdisco; National Westminster Bank PLC, as arranger; the financial institutions party thereto, as banks; National Westminster Bank PLC, as facility agent and tender panel agent; National Westminster Bank PLC, as swingline agent; and Barclays Bank PLC, as letter of credit agent.

         1.113 "Prepetition Notes" means those notes issued pursuant to the Prepetition Indentures.

         1.114 "Prepetition Note Claims" means claims against the Debtors arising out of the Prepetition Notes.

         1.115 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.116 "Prism" means Prism Communication Services, Inc., a Delaware corporation.

         1.117 "Prism Debtors" means Prism Communication Services, Inc., Prism Arizona Operations, LLC, Prism California Operations, LLC, Prism Canada Operations, LLC, Prism Canada Operations, Inc., Prism Colorado Operations, LLC, Prism Connecticut Operations, LLC, Prism D.C. Operations, LLC, Prism Delaware Operations, LLC, Prism Florida Operations, LLC, Prism Georgia Operations, LLC, Prism Illinois Operations, LLC, Prism Indiana Operations, LLC, Prism Investments Inc., Prism Kansas Operations, LLC, Prism Kentucky Operations, LLC, Prism Leasing, LLC, Prism Management Services, LLC, Prism Maryland Operations, LLC, Prism Massachusetts Operations, LLC, Prism Michigan Operations, LLC, Prism Minnesota Operations, LLC, Prism Missouri Operations, LLC, Prism New Jersey Operations, LLC, Prism New York Operations, LLC, Prism North Carolina Operations, LLC, Prism Ohio Operations, LLC, Prism Operations, LLC, Prism Oregon Operations, LLC, Prism Pennsylvania Operations, LLC, Prism Resp Org, LLC, Prism Rhode Island Operations, LLC, Prism Texas Operations, LLC, Prism Virginia Operations, LLC, Prism Washington Operations, LLC and Prism Wisconsin Operations, LLC.

         1.118 "Pro Rata" means with respect to a distribution regarding a particular Class, the proportion that (a) the Face Amount of a Claim in a particular Class bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

         1.119 "Professional" means those Persons employed in the Chapter 11 Cases pursuant to section 327 and 1103 of the Bankruptcy Code or otherwise.

         1.120 "Professional Claim" means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges, expenses incurred after the Petition Date and prior to and including the Effective Date.

         1.121 "Professional Fee Order" means the order entered by the Bankruptcy Court on July 16, 2001, authorizing the interim payment of Professional Claims, as may be amended from time to time prior to the entry on the docket of the Confirmation Order.

         1.122 "Quarter" means the period beginning on the Effective Date and ending on the next December 31, March 31, June 30 or September 30, and each three month period thereafter.

         1.123 "Quarterly Distribution" means the distribution made on a Quarterly Distribution Date.

         1.124 "Quarterly Distribution Date" means the forty-fifth (45th) day after the end of the Quarter following the Quarter in which the Effective Date occurs and the forty-fifth (45th) day after the end of each subsequent Quarter.

         1.125 "Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.

         1.126 "Registration Rights Agreement" means the agreement, in substantially the form attached as Exhibit F to this Plan, which agreement shall be in a form reasonably acceptable to the Creditors' Committee, whereby the Reorganized Debtors shall be obligated to register certain shares of New Common Shares pursuant to the terms and conditions of such agreement.

         1.127 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the Claim so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claim or Interest holder to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (iii) compensating the Claim holder for any damages incurred as a result of any reasonable reliance by such Claim holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the Interest holder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.128 "Released Party" means, collectively, pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date: (i) all officers of each of the Debtors, all directors of each of the Debtors, and all employees of each of the Debtors as of the Disclosure Statement Hearing, (ii) the Creditors' Committee and all members of the Creditors' Committee in their representative capacity, (iii) the Equity Committee and all members of the Equity Committee in their respective capacity, (iv) the Restructuring Professionals; (v) the Prepetition Indenture Trustees; and
(vi) the Prepetition Lenders.

         1.129 "Reorganized" means the applicable Debtor from and after the Effective Date subject to the Restructuring Transactions and Section 7.1of the Plan.

         1.130 "Reorganized Comdisco" means under the Newco Structure, unless another structure is reasonably agreed upon by the Debtors and the Creditors' Committee as set forth in Section 7.1 of the Plan, a corporation organized under the laws of Delaware or under such other law as determined by the Debtors, the stock of which will be issued to holders of Allowed General Unsecured Claims in Class C-4 as part of the Plan consideration to be received by such holders.

         1.131 "Reorganized Debtor" or "Reorganized Debtors" means individually any Debtor and collectively all Debtors from and after the Effective Date.

         1.132 "Reorganized Prism Common Stock" means the shares of common stock of Reorganized Prism.

         1.133 "Restructuring Professional" means, collectively, Arthur Andersen LLP (or such other professional, including Huron Consulting Group LLC and KPMG LLP, who are providing services in Arthur Andersen's place), Bell, Boyd & Lloyd LLC, Bingham Dana LLP, Brown Rudnick Berlack Israels LLP, Chaim Fortgang, Esq., Chanin Capital Partners, Ernst & Young, Gardner Carton & Douglas, Goldman Sachs & Co., Kekst and Company, Logan & Company, Inc., Latham & Watkins, Lazard Freres & Co. LLC, McKinsey & Company, Piper Marbury Rudnick & Wolfe LLP, Rockwood Gemini Advisors, Rothschild Inc., Skadden, Arps, Slate, Meagher & Flom (Illinois) and Affiliates, Wachtell, Lipton, Rosen & Katz and their members, partners, shareholders, officers, directors and employees.

         1.134 "Restructuring Transaction" has the meaning ascribed in
Section 7.1 of this Plan.

         1.135 "Scheduled" means with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

         1.136 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as such schedules have been or may be further modified, amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules or Orders of the Bankruptcy Court.

         1.137 "Secured Claim" means a Claim that is secured by a security interest in or a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claimholder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

         1.138 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss. 77c-77aa, as now in effect or hereafter amended.

         1.139 "Securities Class Action" means In re Comdisco Securities Litigation, 01-C-2110 (N.D Illinois).

         1.140 "SIP" means the Shared Investment Plan dated January 30, 1998.

         1.141 "SIP Election Date" means September 30, 2002 or as otherwise set forth on Exhibit H which may be filed on or before the Exhibit Filing Date and shall be acceptable to the Creditors' Committee.

         1.142 "SIP Guarantee Agreement" means the Facility and Guarantee Agreement, dated as of February 2, 1998 between Comdisco, The First National Bank of Chicago and the Financial Institutions Party thereto.

         1.143 "SIP Lenders" means the lenders party to the SIP Guarantee Agreement.

         1.144 "SIP Notes" means the promissory note executed by the SIP Participant as consideration for the advances made by the SIP Lenders to fund the SIP.

         1.145 "SIP Participants" means the current and former employees of Comdisco who participated in the SIP.

         1.146 "SIP Release" means the release offered to the SIP
Participants as set forth in Section 14.9 of the Plan or as otherwise set forth on Exhibit H which may be filed on or before the Exhibit Filing Date and which shall be acceptable to the Creditors' Committee.

         1.147 "SIP Subrogation Claims" means the claims of Comdisco against any SIP Participant resulting from payments made to the SIP Lenders under the SIP Guarantee Agreement, or otherwise in respect of the SIP Notes, against any SIP Participant.

         1.148 "Subordinated Claims" means any claim subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any claim arising from the rescission of a purchase or sale of any Old Equity claim for damages arising from the purchase or sale of Old Equity or any claim for reimbursement, contribution or indemnification on account of any such claim.

         1.149 "Supplemental Distribution Account" means the Property remaining in the applicable Disputed Claim Reserve, if any, to the extent that a Disputed Class C-4 Claim is not allowed or is allowed in an amount less than the amount reserved for such Disputed Claim.

         1.150 "Trust Advisory Board" means the Board that is to be created pursuant to Section 12.4 of the Plan for the purpose of advising the Trustee with respect to decisions affecting the Litigation Trust.

         1.151 "Trust Agreement" means that certain Trust Agreement that is to govern the Litigation Trust, in substantially the form attached as Exhibit G to this Plan, which agreement shall be in a form reasonably acceptable to the Creditors' Committee, pursuant to which, among other things, the Trust Assets shall be distributed to the holders of Claims in Class C-4, as set forth in, and in a manner consistent with the terms of, this Plan.

         1.152 "Trust Assets" means those assets to be transferred to and owned by the Litigation Trust pursuant to Article XII and Section 14.9(d) of this Plan, which are comprised of the SIP Subrogation Claims.

         1.153 "Trust Expenses" means all reasonable costs, expenses and fees incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Advisory Board) by the Trustee in the administration of its duties or as contemplated pursuant to the Trust Agreement.

         1.154 "Trust Recoveries" means any and all proceeds received by the Litigation Trust from (a) the prosecution to and collection of a final judgment of a SIP Subrogation Claim; or (b) the settlement or the compromise of a SIP Subrogation Claim.

         1.155 "Trust Structure" means, if reasonably agreed upon by the Debtors and the Creditors' Committee, as set forth in Section 7.1 of the Plan, the reorganization structure pursuant to which the Debtors will transfer, on the Effective Date, all or substantially all of their assets to one or more newly formed trusts classified as liquidating trusts under section 301.7701-4 of the Procedure and Administration Regulations in exchange for the consideration to be provided to exchanging holders of Allowed Claims and Allowed Interests in accordance with the Plan, followed by the Debtors' distribution of such consideration to the exchanging holders in complete liquidation and pursuant to which the Reorganized Debtors will pursue the orderly run off of the leasing, ventures and European businesses, subject to the Restructuring Transactions.

         1.156 "Trustee" means the trustee of the Litigation Trust.

         1.157 "Unimpaired Claim" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.158 "Voting Deadline" means July 19, 2002.

         1.159 "Voting Record Date" means the date established by the Bankruptcy Court as the date for determining those holders of Claims against the Debtors entitled to vote on the Plan.

B.       Rules of Interpretation.

         For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural;
(b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles and Plan Schedules are references to Sections, Articles and Plan Schedules of or to this Plan; (f) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, Certificates of Incorporation, By-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

C.       Computation of Time.

         In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided for, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.       References to Monetary Figures.

         All references in the Plan to monetary figures shall refer to United States currency, unless otherwise expressly provided.

E.       Exhibits and Plan Schedules.

         All Exhibits and Plan Schedules are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits and Plan Schedules shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date.


                                 ARTICLE II

              ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

         2.1 Administrative Claims. Subject to the provisions of Article XI of this Plan, on, or as soon as reasonably practicable after, the later of
(a) the Effective Date, or (b) the date on which an Administrative Claim becomes an Allowed Administrative Claim, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims against a Debtor with respect to liabilities incurred in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

         2.2 Priority Tax Claims. On, or as soon as reasonably practicable after, the later of (a) the Effective Date, or (b) the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim against a Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, payment in full in Cash; provided, however, that any Priority Tax Claim that is not an Allowed Claim, including any Allowed Priority Tax Claim not due and owing on the Effective Date, will be paid in accordance with this section when such Claim becomes due and owing.

                                ARTICLE III

                   CLASSIFICATION OF CLAIMS AND INTERESTS

         Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in each of the Debtors. All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified and their treatment is set forth in Article II above.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class only for the purpose of voting on, and receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. Classes designated with a "C" refer to Classes of Claims against and Interests in the Comdisco Debtors. Classes designated with a "P" refer to Classes of Claims against and Interests in the Prism Debtors.

         3.1 Classification of Claims Against and Interests in the Comdisco Debtors.

               (a)   Class C-1. Class C-1 consists of all
                     Secured Claims against the Comdisco
                     Debtors.

               (b)   Class C-2. Class C-2 consists of all Other
                     Priority Claims against the Comdisco
                     Debtors.

               (c)   Class C-3. Class C-3 consists of all
                     General Unsecured Convenience Claims
                     against the Comdisco Debtors.

               (d)   Class C-4. Class C-4 consists of all
                     General Unsecured Claims against the
                     Comdisco Debtors.

               (e)   Class C-5A. Class C-5A consists of all
                     Interests in the Comdisco Debtors.

               (f)   Class C-5B. Class C-5B consists of all
                     Subordinated Claims against the Comdisco
                     Debtors.

         3.2  Classification of Claims Against and Interests in the Prism
Debtors.

               (a)   Class P-1. Class P-1 consists of all
                     Secured Claims against the Prism Debtors.

               (b)   Class P-2. Class P-2 consists of all Other
                     Priority Claims against the Prism Debtors.

               (c)   Class P-3. Class P-3 consists of all
                     General Unsecured Claims against the Prism
                     Debtors.

               (d)   Class P-4. Class P-4 consists of all
                     Interests in the Prism Debtors.


                                 ARTICLE IV

                  IDENTIFICATION OF CLASSES OF CLAIMS AND
              INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

         4.1 Unimpaired Classes of Claims. The Classes listed below are Unimpaired by the Plan:

                          Class C-1          Class P-1
                          Class C-2          Class P-2


         4.2 Impaired Classes of Claims and Interests. The Classes listed below are Impaired by the Plan:

                          Class C-3          Class P-3
                          Class C-4          Class P-4
                          Class C-5A
                          Class C-5B


                                 ARTICLE V

              PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

         5.1 Comdisco.

            (a) Class C-1 (Secured Claims Against Comdisco). The legal, equitable and contractual rights of the holders of Allowed Secured Claims against Comdisco, if any, are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Secured Claim becomes an Allowed Secured Claim, each holder of an Allowed Secured Claim against Comdisco shall, in full satisfaction, settlement and release of, and in exchange for, such Allowed Secured Claim, at the election of Comdisco or the Reorganized Debtors, either (x) have its claim Reinstated or (y) receive (1) Cash equal to the amount of such Allowed Secured Claim or (2) such other treatment that will not impair the holder of such Allowed Secured Claim pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Secured Claim that is not an Allowed Claim on the Effective Date, including any Secured Claim not due and owing on the Effective Date will be paid in accordance with this section if and when such Claim becomes Allowed and is due and owing. Any default that existed with respect to any Secured Claim immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

            (b) Class C-2 (Other Priority Claims Against Comdisco). The legal and equitable rights of the holders of Other Priority Claims against Comdisco are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed Other Priority Claim, at the election of Comdisco or the Reorganized Debtors, (x) Cash equal to the amount of such Allowed Other Priority Claim or (y) such other treatment that will not impair the holder of such Allowed Other Priority Claim pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Other Priority Claim that is not an Allowed Claim on the Effective Date, including any Other Priority Claim not due and owing on the Effective Date will be paid in accordance with this section when such Claim becomes due and owing. Any default with respect to any Other Priority Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

            (c) Class C-3 (General Unsecured Convenience Claims Against Comdisco). On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, each holder of an Allowed General Unsecured Convenience Claim against Comdisco shall receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed General Unsecured Convenience Claim, at the election of Comdisco (x) Cash in an amount equal to 89.8% of such Allowed General Unsecured Convenience Claim or (y) the same treatment as is afforded to holders of Allowed Class C-4 General Unsecured Claims against Comdisco if the holder of such General Unsecured Convenience Claim makes an irrevocable written election made on a validly executed and timely delivered ballot. If such election is made, the holder of such General Unsecured Convenience Claim shall be deemed a holder of a General Unsecured Claim for all purposes (including voting and distribution). Holders of claims in excess of $15,000 may make an irrevocable written election made on a validly executed and timely delivered ballot to reduce all of such holders General Unsecured Claims to $15,000 in the aggregate and then have such reduced single claim reclassified as a General Unsecured Convenience Claim for all purposes (including voting and distribution).

            (d) Class C-4 (General Unsecured Claims Against Comdisco). On the Distribution Date, or as soon thereafter as is reasonably practicable, the Disbursing Agent shall receive on behalf of each holder of an Allowed General Unsecured Claim against Comdisco, in full satisfaction, settlement, release and discharge of, and in exchange for, each and every General Unsecured Claim against Comdisco, its Pro Rata share of (i) the Net Available Comdisco Cash, (ii) the New Senior Notes; (iii) the New PIK Notes, (iv) the Trust Assets and (v) the New Common Shares to be distributed Pro Rata by the Disbursing Agent to holders of Allowed General Unsecured Claims against Comdisco, at such times and in the manner provided in the Plan. In addition, on each Quarterly Distribution Date, each holder of an Allowed General Unsecured Claim against Comdisco shall receive its Pro Rata Share of the (i) Net Available Comdisco Cash, (ii) the New Senior Notes, (iii) the New PIK Notes, (iv) the Trust Assets and (v) the New Common Shares held in the Supplemental Distribution Account, provided, however, that the Disbursing Agent shall not be required to make any such distribution on the Quarterly Distribution Date if, in the Disbursing Agent's sole discretion, the value of the property in the Supplemental Distribution Account is insufficient.

            (e) Class C-5A (Interests in Comdisco). On the Effective Date, or as soon thereafter as is reasonable and practicable, each holder of an Allowed Comdisco Interest shall receive (i) if Classes C-3 and C- 4 vote to accept the Plan such holder's Pro Rata share of the Contingent Equity Distribution or (ii) if either Class C-3 or C-4 does not vote to accept the Plan, the holders of Interests in Class C-5A shall receive or retain no property under the Plan on account of such Interests. In addition, on each Quarterly Distribution Date, each holder of an Allowed Interest in Comdisco shall receive its Pro Rata share (along with holders of Allowed Subordinated Claims) of the Contingent Equity Distribution held in the Supplemental Distribution Account, provided, however, that the Disbursing Agent shall not be required to make any such distribution on the Quarterly Distribution Date if, in the Disbursing Agent's sole discretion, the value of the property in the Supplemental Distribution Account is insufficient. On the Effective Date all of the Comdisco Interests shall be cancelled. For the purpose of determining the Pro Rata share of the Contingent Equity Distribution to be distributed as set forth in Section 5.1(e) and Section 5.1(f) of this Plan, the Claim of a holder of an Allowed Subordinated Claim in Class C-5B, if any, shall be deemed to equal the number of shares of Old Equity on which the Allowed Subordinated Claim is based, unless otherwise ordered by the Bankruptcy Court.

            (f) Class C-5B (Allowed Subordinated Claims against Comdisco). On the Effective Date, or as soon thereafter as is reasonable and practicable, each holder of an Allowed Subordinated Claim shall receive (i) if Classes C-3 and C-4 vote to accept the Plan such holder's Pro Rata share of the Contingent Equity Distribution or (ii) if either Class C-3 or Class C-4 does not vote to accept the Plan, the holders of Claims in Class C- 5B shall receive or retain no property under the Plan on account of such Claims. In addition, on each Quarterly Distribution Date, each holder of an Allowed Subordinated Claim against Comdisco shall receive its Pro Rata share (along with holders of Allowed Interests) of the Contingent Equity Distribution held in the Supplemental Distribution Account, provided, however, that the Disbursing Agent shall not be required to make any such distribution on the Quarterly Distribution Date if, in the Disbursing Agent's sole discretion, the value of the property in the Supplemental Distribution Account is insufficient. For the purpose of determining the Pro Rata share of the Contingent Equity Distribution to be distributed as set forth in Section 5.1(e) and Section 5.1(f) of this Plan, the Claim of a holder of an Allowed Subordinated Claim in Class C-5B, if any, shall be deemed to equal the number of shares of Old Equity on which the Allowed Subordinated Claim is based, unless otherwise ordered by the Bankruptcy Court.

         5.2 Prism.

            (a) Class P-1 (Secured Claims Against Prism). If the holders of Class P-3 General Unsecured Claims vote to accept the Plan, then the holders of Secured Claims against Prism will receive (i) Cash equal to the Allowed Amount of such Allowed Secured Claim or (ii) such other treatment that will not impair the holder of such Allowed Secured Claim pursuant to
Section 1124 of the Bankruptcy Code; provided, however, that Comdisco will not receive any distribution as a holder of a Secured Claim on account of the Comdisco/Prism Intercompany Secured Claim, but will release its security interest and agree to reclassify its Claim as a Class P-3 General Unsecured Claim. If the holders of Class P-3 General Unsecured Claims vote against the Plan then the Comdisco/Prism Intercompany Secured Claim shall remain a Class P-1 Secured Claim and shall receive Cash equal to the Allowed amount of the Comdisco/Prism Intercompany Secured Claim.

            (b) Class P-2 (Other Priority Claims Against Prism). The legal and equitable rights of the holders of Other Priority Claims, if any, against Prism are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement and release of, and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors or the Reorganized Debtors, (x) Cash equal to the amount of such Allowed Other Priority Claim or (y) such Claim will be otherwise treated in any other manner such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Other Priority Claim that is not an Allowed Claim on the Effective Date, including any Other Priority Claim not due and owing on the Effective Date will be paid in accordance with this section if and when such Claim becomes Allowed and is due and owing. Any default with respect to any Other Priority Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

            (c) Class P-3 (General Unsecured Claims against Prism). On the Distribution Date, or as soon thereafter as practicable, each holder of an Allowed General Unsecured Claim against Prism shall receive their Pro Rata share of the Net Available Prism Cash; provided, however, that if the holders of Class P-3 General Unsecured Claims against Prism vote to accept the Plan, then Comdisco shall agree to limit its recovery on account of the Comdisco/Prism Intercompany General Unsecured Claim and the Comdisco/Prism Intercompany Secured Claims to (i) one-third (1/3) of the distribution to all holders of Class P-3 General Unsecured Claims against Prism plus (ii) the Reorganized Prism Common Stock.

            (d) Class P-4 (Interests in Prism). On the Effective Date, the Old Common Stock of Prism and all other Interests in Prism will be cancelled and the holders thereof shall not receive or retain any distribution on account of such Interests.

         5.3 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.


                                 ARTICLE VI

                    ACCEPTANCE OR REJECTION OF THE PLAN

         6.1 Classes Entitled to Vote. Subject to Sections 6.3 and 6.4 of this Plan, Claim and Interest holders in Impaired Classes of Claims and Interests are entitled to vote as a class to accept or reject the Plan. Votes will be separately tabulated by the Comdisco Debtors and the Prism Debtors with respect to both Plans that are contained in this Joint Plan.

         6.2 Acceptance by Impaired Classes. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests entitled to vote shall have accepted the Plan if the Plan is accepted by holders of at least two-thirds (2/3) in amount of the Allowed Interests in such Class that have timely and properly voted to accept or reject the Plan.

         6.3 Presumed Acceptances by Unimpaired Classes. Classes C-1, C-2, P-1 and P-2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         6.4 Classes Deemed to Reject Plan. Class P-4 is not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, holders of Interests in such Class are deemed to reject the Plan and their votes will not be solicited.

         6.5 Summary of Classes Voting on the Plan. As a result of the provisions of Sections 6.1, 6.3 and 6.4 of this Plan, the votes of holders of Claims in the Classes C-3, C-4, C-5A, C-5B and P-3 will be solicited with respect to this Plan.

         6.6 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

         6.7 Confirmability and Severability of a Plan. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to the Comdisco Debtors and the Prism Debtors. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor or any Exhibit or Plan Schedule. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (a) the confirmability of the Plan as it applies to any other Debtor, or (b) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.


                                ARTICLE VII

                    MEANS FOR IMPLEMENTATION OF THE PLAN

         7.1 Corporate or Trust Existence.

            (a) Subject to the Restructuring Transactions, each of the Debtors shall continue to exist after the Effective Date as a separate corporate or trust entity, with all the powers of a corporation or trust under applicable law in the jurisdiction in which it is formed and (i) in the case of a corporation, pursuant to the Certificate of Incorporation and By-laws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and By-laws are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date or (ii) in the case of a trust pursuant to the declaration of trust, trust agreement or similar document pursuant to which such trust is formed.

            (b) On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a restructuring of their respective businesses, to otherwise simplify the overall structure of the Reorganized Debtors, or to reorganize certain of the subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable subsidiary Debtors are presently incorporated. Such restructuring may include, but is not limited to, one or more mergers, consolidations, restructures, dispositions, liquidations, dissolutions, or any other transactions in which Comdisco or a Comdisco Debtor transfers assets and liabilities to a new, wholly-owned direct subsidiary of Reorganized Comdisco as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements, declarations of trust, trust agreements or similar trust documents or other documents of merger, consolidation, restructuring, disposition, liquidation, dissolution or any other transactions in which Comdisco or a Comdisco Debtor transfers assets and liabilities to a new, wholly-owned direct subsidiary of Reorganized Comdisco containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, dissolution or incorporation or declarations of trust, trust agreements or similar trust documents pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations or trusts. In each case in which the surviving, resulting, or acquiring corporation or trusts in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation or trust will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

            (c) As part of the Restructuring Transactions, Reorganized Comdisco shall form two new, wholly-owned direct subsidiaries, New Leasing Company and New Europe Holding Company. On the Effective Date Reorganized Comdisco shall transfer all assets and stock of the Comdisco Debtors relating to the leasing business to the New Leasing Company and all of the stock of the Non-Debtor foreign subsidiaries to New Europe Holding Company. In addition, Reorganized Comdisco shall form New Ventures Company, a direct wholly- owned subsidiary of New Leasing Company and shall transfer to New Ventures Company all assets of the Comdisco Debtors related to the Ventures business. In addition, Reorganized Comdisco may transfer any remaining assets to one of the subsidiary companies or form an additional wholly-owned direct or indirect subsidiary to hold all, or a portion, of its remaining assets.

            (d) On the Effective Date, if reasonably agreed upon by the Debtors and the Creditors' Committee, the Newco Structure shall be implemented, unless the Debtors and the Creditors' Committee otherwise reasonably determine to implement the Continuing Company Structure or the Trust Structure. If the Trust Structure is selected, then the Debtors will enter into a trust agreement acceptable to the Creditors' Committee.

            (e) As part of the Restructuring Transactions, on, prior to, or as soon as practicable after, the Effective Date, the Reorganized Debtors shall take whatever steps are necessary and appropriate to wind up and terminate the corporate existence of the Affiliate Debtors, including to transfer the assets of such entity (including such entities' Interests) to such other of the Reorganized Debtors as the Reorganized Debtors may determine; provided, however, that the Reorganized Comdisco Debtors may not transfer property to the Reorganized Prism Debtors and the Reorganized Prism Debtors may not transfer assets to the Reorganized Comdisco Debtors.

         7.2 Substantive Consolidation.

            The Plan, as set forth below, provides for the substantive consolidation of the Estates that comprise the Comdisco Debtors, and the Estates that comprise the Prism Debtors, respectively. The Plan does not provide for the substantive consolidation of the Comdisco Debtors and the Prism Debtors.

            (a) The Comdisco Debtors. The Plan is premised upon the substantive consolidation of the Estates that comprise the Comdisco Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in Section 7.1, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (i) all assets and liabilities of the Comdisco Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Comdisco; (ii) no distributions shall be made under the Plan on account of Intercompany Claims; (iii) no distributions shall be made under the Plan on account of Affiliate Interests; and (iv) all guarantees of the Comdisco Debtors of the obligations of any other Comdisco Debtor shall be deemed eliminated so that any claim against any Comdisco Debtor and any guarantee thereof executed by any other Comdisco Debtor and any joint or several liability of any of the Comdisco Debtors shall be deemed to be one obligation of the consolidated Comdisco Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal, corporate or trust structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Comdisco to effect the Restructuring Transactions as provided in Section 7.1 of the Plan, (ii) Intercompany Claims, (iii) Affiliate Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or
(y) pursuant to the Plan.

            (b) The Prism Debtors. The Plan is premised upon the substantive consolidation of the Estates that comprise the Prism Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in Section 7.1, the Plan does not contemplate the merger or dissolution of any Prism Debtor entity or the transfer or commingling of any asset of any Prism Debtor. On the Effective Date, (i) all assets and liabilities of the Prism Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Prism; (ii) no distributions shall be made under the Plan on account of Intercompany Claims other than the Comdisco/Prism Intercompany General Unsecured Claim and Comdisco/Prism Intercompany Secured Claims to the extent provided in Section 5.2; (iii) no distributions shall be made under the Plan on account of Affiliate Interests; and (iv) all guarantees of the Prism Debtors of the obligations of any other Prism Debtor shall be deemed eliminated so that any claim against any Prism Debtor and any guarantee thereof executed by any other Prism Debtor and any joint or several liability of any of the Prism Debtors shall be deemed to be one obligation of the consolidated Prism Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal, corporate or trust structures of the Prism Debtors, (ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

            7.3 Order Granting Substantive Consolidation. This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described and to the limited extent set forth in
Section 7.2 above. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the Voting Deadline, or such other date as may be fixed by the Court, the Substantive Consolidation order (which may be the Confirmation Order) may be entered by the Court. The Substantive Consolidation order, however, shall only be entered if the Bankruptcy Court enters the Confirmation Order. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

            7.4 Revesting of Assets; Releases of Liens. The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date, subject to the Restructuring Transactions. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any claims or interests arising or becoming due on or after the Effective Date without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the reasonable charges that they incur on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

         7.5 Directors and Officers of the Reorganized Debtors.

            (a) Appointment. The existing senior officers of Comdisco, except for the Chief Executive Officer shall initially serve in the same capacities after the Effective Date for Reorganized Comdisco. On or prior to the Confirmation Hearing, the Debtors shall announce the new Chief Executive Officer of Comdisco. The initial board of directors of Reorganized Comdisco shall consist of five (5) directors. The Creditors' Committee shall be entitled to appoint four (4) directors and the Chief Executive Officer shall be the fifth director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating board members shall file with the Bankruptcy Court and give to Comdisco written notice of the identities of such members no later than the date of the Confirmation Hearing; provided, however, that if and to the extent that the Creditors' Committee or the Equity Committee fail to file and give such notice, Comdisco shall designate the members of the board of directors of Reorganized Comdisco by announcing their identities at the Confirmation Hearing. The board of directors of the remaining Reorganized Debtors, or any new subsidiary of Reorganized Comdisco formed pursuant to the Restructuring Transactions, shall consist of directors as determined by Reorganized Comdisco on the Effective Date or thereafter.

            (b) Terms. Reorganized Comdisco board members shall serve for an initial two (2) year term commencing on the Effective Date. If agreed upon by the Debtors and the Creditors' Committee, the terms for board members may be staggered.

            (c) Vacancies. Until the first annual meeting of shareholders of Reorganized Comdisco after the Effective Date, any vacancy in the directorship originally (i) selected by the Creditors' Committee shall be filled by a person designated by such director as a replacement to serve out the remainder of the applicable term; and (ii) selected by the Chief Executive Officer, shall be filled by a person designated by the Chief Executive Officer to serve out the remainder of the applicable term.

            7.6 Certificates of Incorporation, By-laws and Trust Documents. The Certificates of Incorporation, By-laws, declarations of trust, trust agreements or similar trust documents of each of the Reorganized Debtors and the New Subsidiary Companies shall be structured or amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, (a) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of nonvoting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (b) provisions authorizing the issuance of New Subsidiary Company Common Shares, New Common Shares, New Senior Notes and New PIK Notes in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, the Reorganized Debtors may amend and restate the Certificates of Incorporation, By-laws, declarations of trust, trust agreements or similar trust documents as permitted by applicable law, the Certificates of Incorporation and the By-laws.

            7.7 Corporate or Trust Action. On the Effective Date, the adoption of the Certificates of Incorporation or similar constituent documents, the adoption of the By-laws, the adoption of declarations of trust, trust agreements or similar trust documents, the selection of directors and officers (or persons serving in similar capacities) for the Reorganized Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the organizational structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall, as of the Effective Date, be deemed to have occurred and shall be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by the security holders or directors of the Debtors and the Reorganized Debtors.

            7.8 Cancellation of Existing Securities. On the Effective Date, except as otherwise provided for in the Plan, (a) the Existing Securities and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, shall be cancelled without any further action, and (b) the obligations of, and/or Claims against, the Debtors under or relating to any agreements, indentures or certificates of designation governing the Existing Securities and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are Reinstated or amended and restated under the Plan, as the case may be, shall be discharged; provided, however, that each indenture or other agreement that governs the rights of the Claim holder and that is administered by an indenture trustee, an agent or a servicer shall continue in effect solely for the purposes of allowing such indenture trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of the Plan, allowing the Prepetition Indenture Trustees to assert their Prepetition Indenture Trustees Charging Liens against such distributions for payment of the Prepetition Indenture Trustees Fees, to the extent that all or a portion of such fees are not paid pursuant to Section 11.2 of this Plan; provided, further, that this proviso in the Plan shall not affect the discharge of the Debtors' or the Reorganized Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtors.

            7.9 Issuance of New Securities and Related Documentation. On the Effective Date, or as soon as reasonably practicable after, the Reorganized Debtors shall issue (i) for distribution in accordance with the terms of the Plan, the New Common Shares, the New Senior Notes, the New PIK Notes and the Contingent Equity Distribution to the Disbursing Agent, and
(ii) the New Subsidiary Companies Common Shares to Reorganized Comdisco. The issuance of the New Common Shares, the New Senior Notes and the New PIK Notes and, to the extent they are securities, the Contingent Equity Distribution, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, not earlier than the first anniversary of the Effective Date, Reorganized Comdisco will enter into a Registration Rights Agreement, substantially in the form of Exhibit F to be filed on or before the Exhibit Filing Date, with each holder of an Allowed Class C-4 Claim and, if the Contingent Equity Distribution is determined to be a security, each holder of an Allowed Class C-5A Interest or Allowed Class C-5B who (a) who by virtue of holding the New Common Shares or the Contingent Equity Distribution to be distributed under the Plan and/or its relationship with Reorganized Comdisco could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of applicable securities laws) of Reorganized Comdisco, and (b) who requests in writing that Reorganized Comdisco execute such agreement. The Registration Rights Agreements shall contain certain shelf, demand and piggyback registration rights for the benefit of the signatories thereto.

            7.10 Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances and the operations of the Debtors and the Reorganized Debtors.

            7.11 Use of Cash. Prior to the Distribution Date, the Reorganized Debtors shall fund the Cash Reserve and the Operating Reserve. After the Distribution Date, all Cash received by Reorganized Comdisco shall be used as follows: First, to pay operating expenses (including all semi-annual payments under the Management Incentive Plan), second, to pay interest under the New Senior Notes; third to amortize principal under the New Senior Notes; fourth, to pay interest under the New PIK Notes; fifth, to make the applicable payments under the Management Incentive Plan (except as set forth above); sixth to amortize the New PIK Notes; and seventh, to pay dividends or other distributions to the holders of the New Common Shares.

            7.12 Exclusivity Period. The Debtors shall retain the exclusive right to amend or modify the Plan (subject to the provisions of Section
16.3 of this Plan), and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

            7.13 Exemption from Certain Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors or otherwise pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

            7.14 Preservation of Causes of Action. Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such Causes of Action as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights to maximize the value of the estates for the benefit of all holders of Allowed Claims and Allowed Interests.

            7.15 Effectuating Documents; Further Transactions. On the Effective Date, the Chief Executive Officer and other executive officers of the Reorganized Debtors shall be authorized and directed to issue, execute, deliver, file or record the contracts, instruments, securities, releases, and other agreements or documents contemplated by the Plan in the name of and on behalf of the Reorganized Debtors. The secretary or any assistant secretary of the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

            7.16 Employee Benefits and Retiree Benefits. From and after the Effective Date, the Reorganized Debtors, at their sole discretion, will continue their existing employee, severance and retention benefits policies, plans and agreements subject to any rights to amend, modify or terminate such benefits under the terms of the applicable benefits agreements, applicable non-bankruptcy law or determination by the board of directors of the Reorganized Debtors. The Reorganized Debtors will continue to pay "retiree benefits" (as defined in section 1114(a) of the Bankruptcy
Code), if any.

            7.17 Management Incentive Plan and Management Participation Agreement. On the Effective Date, the Debtors shall implement an incentive plan governed by the Management Incentive Plan. In addition, Reorganized Comdisco shall enter into any Management Participation Agreements which Reorganized Comdisco determines, in its sole discretion, are necessary. All such Management Participation Agreements shall be governed by the provisions of the Management Incentive Plan. The Management Incentive Plan may be modified, as set forth in the Confirmation Order.


                                ARTICLE VIII

           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.1 Assumption of Executory Contracts and Unexpired Leases. Each executory contract or unexpired lease as to which any of the Debtors is a party, including those listed in Schedule 8.1, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on Schedule 8.2 attached hereto, or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Section 8.1 shall vest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract or unexpired lease.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

         8.2 Rejection of Executory Contracts and Unexpired Leases. The executory contracts and unexpired leases specifically listed on Schedule
8.2 of the Plan as rejected as of the Effective Date shall be deemed automatically rejected as of the Effective Date. As to those rejected executory contracts and unexpired leases rejected effective after the Effective Date, the Reorganized Debtors shall continue to perform their obligations thereunder until the effective date of such rejections. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date to reject an executory contract or unexpired lease that
(i) is not listed on Schedule 8.2, or (ii) has not been previously rejected by Final Order of the Bankruptcy Court, and (b) modify or supplement
Schedule 8.2 at any time prior to the Effective Date, including, without limitation, the right to add any executory contract or unexpired lease to, or delete any executory contract or unexpired lease from, Schedule 8.2.

         8.3 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding
(a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a final order establishing a Cure amount in excess of that provided by the Debtors. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty
(20) days notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court. To the extent the Debtor who is party to the executory contract or unexpired lease is to be merged or liquidated as part of a Restructuring Transaction, the nondebtor parties to such executory contract or unexpired lease shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such executory contract or unexpired lease to the Reorganized Debtor that is the surviving entity after such Restructuring Transaction.

         8.4 Rejection Damages Bar Date. If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the Debtors' Claims agent, Logan & Company, Inc. and served upon counsel to the Debtors, and counsel to the Creditors' Committee, within thirty (30) days after service of the earlier of (a) notice of the Effective Date, or (b) other notice that the executory contract or unexpired lease has been rejected.


                                 ARTICLE IX

                     PROVISIONS GOVERNING DISTRIBUTIONS

         9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, all distributions under the Plan on account of claims that are an Allowed Claim as of the Effective Date shall be made on the Distribution Date, and distribution on account of claims that become Allowed Claims after the Effective Date shall be made pursuant to Article X of this Plan.

         9.2 Interest on Claims. Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no Claim holder shall be entitled to interest accruing on or after the Petition Date on any Claim. To the extent provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall accrue on Claims at the applicable non-default rate. Unless otherwise specifically provided for in the Plan, the Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. Until the Effective Date, nothing herein shall waive the right of any creditor to seek postpetition interest.

         9.3 Disbursing Agent. The Disbursing Agent(s) shall make all distributions required under this Plan, except that (a) the Prepetition Indenture Trustees, as agents or servicers, shall make distributions to holders of Allowed Prepetition Note Claims in accordance with the Prepetition Indentures, and (b) the Prepetition Administrative Agents shall make the Initial Distribution to holders of Allowed Prepetition Bank Claims. Within five (5) days following the Record Date the Prepetition Administrative Agents, except Bank One N.A., shall provide the Disbursing Agent with a list of holders of the Prepetition Bank Claims. The Disbursing Agent shall make all Quarterly Distributions to the holders of Prepetition Bank Claims. The Disbursing Agent(s) shall reasonably cooperate with the Prepetition Indenture Trustees, as agents or servicers, and the Prepetition Administrative Agents in making distributions in accordance with this Plan.

         9.4 Delivery of Distributions.

            (a) Distributions to holders of Allowed Class C-3, C-4, C-5B or P-3 Claims shall be made by the Disbursing Agent, the Prepetition Indenture Trustees (as agents or servicers), or the Prepetition Administrative Agents (for purposes of this paragraph, the "applicable disbursing agent") (i) at the addresses set forth on the proofs of claim filed by such Claim holders (or at the last known addresses of such Claim holders if no proof of claim is filed or if the Debtors have been notified of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the applicable disbursing agent after the date of any related proof of claim, (iii) at the addresses reflected in the Schedules if no proof of claim has been filed and the applicable disbursing agent has not received a written notice of a change of address, or (iv) in the case of a Claim holder whose Claim is governed by one of the Prepetition Indentures or other agreement and is administered by one of the Prepetition Indenture Trustees, at the addresses contained in the official records of the Prepetition Indenture Trustees, including as set forth in any ballots cast with respect to such Claims. Distributions made to holders of Claims by the Prepetition Indenture Trustees or the Prepetition Administrative Agents shall be subject to the rights of the Prepetition Indenture Trustees and the Prepetition Administrative Agents under the Prepetition Indentures, Prepetition Credit Agreements, or similar contract or agreement to enforce any charging liens thereunder, such as the Prepetition Indenture Trustee Charging Lien. If any Claim holder's distribution is returned as undeliverable, no further distributions to such Claim holder shall be made unless and until the applicable disbursing agent is notified of such Claim holder's then current address, at which time all missed distributions shall be made to such Claim holder without interest. Amounts in respect of undeliverable distributions shall be returned to (x) the applicable Prepetition Indenture Trustees, with respect to Prepetition Note Claims,
(y) the applicable Prepetition Administrative Agent with respect to Prepetition Bank Claims or (z) the Disbursing Agent with respect to all other claims, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first (1st) anniversary of the Effective Date. After such date, all unclaimed property relating to distributions to be made on account of Class C-4 Claims shall revert to Reorganized Comdisco and any New Common Shares held for distribution on account of such Claim shall be cancelled and of no further force or effect and all the other unclaimed property shall revert to the Reorganized Debtors, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require any of the applicable disbursing agents to attempt to locate any holder of an Allowed Claim or Interest.

            (b) Delivery of distributions to holders of Interests in Class C-5A shall be made by a Disbursing Agent at the addresses set forth in the Debtors' books and records.

         9.5 Record Date for Distributions. The Disbursing Agent, the Prepetition Indenture Trustees and the Prepetition Agents shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest that occurs after the close of business on the Record Date, and will be entitled for all purposed herein to recognize and distribute only to those holders of Allowed Claims who are holders of such Claims, or participants therein, as of the close of business on the Record Date. The Reorganized Debtors and the Disbursing Agent shall instead be entitled to recognize and deal with for all purposes under the Plan with only those record holders stated on the official claims register or the official transfer ledger, as the case may be, as of the close of business on the Record Date. At the close of business on the Record Date, the transfer ledgers of the Prepetition Indenture Trustees, or other agents and servicers of the Prepetition Notes and the transfer registers of the Old Equity shall be closed, and there shall be no further changes in the record holders of the Prepetition Notes or the Old Equity. The Reorganized Debtors, the Prepetition Indenture Trustees, and any other agents and servicers for the Prepetition Notes shall have no obligation to recognize any transfer of the Prepetition Notes or the Old Equity occurring after the Record Date. The Reorganized Debtors, the Prepetition Indenture Trustees, and any other agents and servicers for the Prepetition Notes or Old Equity shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

         9.6 Surrender of Securities and Instruments.

            (a) On or before the date that distributions are first made by the Disbursing Agent or the Prepetition Indenture Trustees, each holder of an instrument evidencing a Claim on account of Prepetition Notes (a "Certificate") shall surrender such Certificate to the Prepetition Indenture Trustees who shall then deliver such Certificate to the Disbursing Agent in accordance with written instructions to be provided to such holder by the Prepetition Indenture Trustees as promptly as practicable following the Effective Date, and such Certificate shall be cancelled. Such instructions shall specify that delivery of such Certificate will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificate with a letter of transmittal in accordance with such instructions. No distribution of property hereunder shall be made to or on behalf of any such Claim holder unless and until such Certificate is received by the Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent. Any such Claim holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity holding the Reorganized Debtors, the Disbursing Agent, the Prepetition Indenture Trustees, or any other applicable agent or servicer, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim and otherwise reasonably satisfactory to the Reorganized Debtors, the Disbursing Agent, the Prepetition Indenture Trustees, or any other applicable agent or servicer, prior to the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited, and shall be forever barred from asserting, any and all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors Prepetition Indenture Trustees notwithstanding any federal or state escheat laws to the contrary. Upon compliance with this Section 9.6 by a holder of a Claim evidenced by a Prepetition Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note or other Security.

            (b) On or before the date that distributions are first made by the Disbursing Agent, each holder of an instrument evidencing an interest on account of Old Equity (a "Certificate") shall surrender such Certificate to the transfer agent who shall then deliver such Certificate to the Disbursing Agent in accordance with written instructions to be provided to such holder by the transfer agent as promptly as practicable following the Effective Date, and such Certificate shall be cancelled. Such instructions shall specify that delivery of such Certificate will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificate with a letter of transmittal in accordance with such instructions. No distribution of property hereunder shall be made to or on behalf of any such interest holder unless and until such Certificate is received by the Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent. Any such interest holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity holding the Reorganized Debtors, the Disbursing Agent, or any other applicable agent or servicer, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Interest and otherwise reasonably satisfactory to the Reorganized Debtors, the Disbursing Agent, or any other applicable agent or servicer, prior to the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited, and shall be forever barred from asserting, any and all rights and Interests in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. Upon compliance with this Section 9.6 by a holder of an Interest evidenced by an Old Equity, such holder shall, for all purposes under the Plan, be deemed to have surrendered such Interest.

         9.7 Services of Prepetition Indenture Trustees, Prepetition Administrative Agents and Servicers. The services, with respect to consummation of the Plan, of the Prepetition Indenture Trustees and the Prepetition Administrative Agents, including the reasonable fees and expenses of its counsel, under the Prepetition Indenture, Prepetition
Credit Agreements and other agreements that govern the rights of holders of the Prepetition Notes or Prepetition Bank Claims, shall be as set forth elsewhere in this Plan. Notwithstanding the foregoing, the Reorganized Debtors, shall reimburse the Prepetition Indenture Trustees, Prepetition Administrative Agents and any other agent or servicer for reasonable and necessary services performed by them and any indemnification amounts under the Prepetition Indentures or Prepetition Credit Agreements arising in connection with the performance of such services as contemplated in this Plan.

         9.8 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated, for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

         9.9 Withholding and Reporting Requirements. The Reorganized Debtors and the Disbursing Agent (including the Trustee of the Litigation Trust, if applicable), as the case may be, shall be authorized to take any and all actions that may be necessary or appropriate to comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all payments and distributions hereunder shall be subject to such withholding and reporting requirements. All entities holding Claims or Interests shall be required to provide any information necessary to effect the withholding of such taxes. Notwithstanding any other provision of the Plan (i) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution of New Common Shares pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors and the Disbursing Agent, as the case may be, for the payment and satisfaction of such tax obligations. Any New Common Shares to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to the Plan.

         9.10 Means of Cash Payment. Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on, or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         9.11 Fractional Shares. Any other provision of the Plan notwithstanding, payments of fractions of shares of New Common Shares shall not be made, and no New Senior Notes or New PIK Notes shall be issued, in any nominal (face) amount that contains a fraction of a dollar. Whenever any payment of a fraction of a share of New Common Shares or issuance of a New Senior Note or New PIK Note with a face amount containing a fractional dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares and half dollars being rounded down.

         9.12 Setoffs. Each Debtor and Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors, the Reorganized Debtors, may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.


                                 ARTICLE X

                     PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT AND UNLIQUIDATED CLAIMS

         10.1 Claims Administration Responsibility. Each Reorganized Debtor (or such other Person designated by the Reorganized Debtors to act on their behalf) shall retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving and making distributions on account of the respective Claims of such Debtor.

         10.2 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (as may be extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtors shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made, provided, however, the Debtors and the Reorganized Debtors shall not object to Claims specifically Allowed pursuant to the Plan. Nothing contained herein, however, shall limit the right of the Reorganized Debtors to object to Claims, if any, filed or amended after the Claims Objection Deadline. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim related will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

         10.3 No Distributions Pending Allowance. No payments or distributions will be made to a holder of a Claim with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

         10.4 Disputed Claim Reserve. The Disbursing Agent shall withhold the Disputed Claim Reserve from the property to be distributed to particular classes under the Plan based upon the Face Amount of Disputed Claims as directed by the Reorganized Debtors. The Disbursing Agent shall withhold such amounts or property as may be necessary from property to be distributed to such Classes of Claims under the Plan on a Pro Rata basis based upon the Face Amount of such Claims. The Reorganized Debtors or their designated Disbursing Agent may request estimation for any Disputed Claim that is contingent or unliquidated, and the Disbursing Agent will withhold the applicable Disputed Claim Reserve based upon the estimated amount of each such Claim as estimated by the Bankruptcy Court. If the Reorganized Debtors or their designated Disbursing Agent elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is contingent or unliquidated, the Disbursing Agent shall withhold the applicable Disputed Claim Reserve based upon the good faith estimate of the Reorganized Debtors or their designated Disbursing Agent of such Claim. The Disbursing Agent shall also place in the applicable Disputed Claim Reserve any dividends, payments or other distributions made on account of, as well as any obligations arising from, the property withheld as the applicable Disputed Claim Reserve, to the extent that such property continues to be withheld as the applicable Disputed Claim Reserve at the time such distributions are made or such obligations arise. If practicable, the Disbursing Agent will invest any Cash that is withheld as the applicable Disputed Claim Reserve in an appropriate manner to insure the safety of the investment. Nothing in this Plan or the Disclosure Statement shall be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim. If a vote of holders of New Common Shares is taken, all New Common Shares held in the Disputed Claims Reserve shall be deemed to vote in proportion to the manner in which the distributed New Common Shares voted.

         10.5 Distributions After Allowance. Payments and distributions from the Disputed Claim Reserve shall be made as appropriate to the holder of any Disputed Claim that has become an Allowed Claim, on the next Quarterly Distribution Date after the date such Disputed Claim becomes an Allowed Claim. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim under the Plan if the Disputed Claim had been Allowed on the Effective Date and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed Claim to the extent that additional amounts are available therefor, but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Claims. Upon such distribution, the reserve shall be reduced by an amount equal to the amount reserved with respect to such Disputed Claim. To the extent the amount reserved for such Disputed Claim exceeds the Allowed Amount, if any, of such Claim, the remainder shall be deposited in the Supplemental Distribution Account and distributed to holders of Allowed Class C-4 Claims in accordance with the provisions of Section 5.1(d) of this Plan.


                                 ARTICLE XI

           ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

         11.1 Professional Claims.

              (a) On the Effective Date, the Debtors shall pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date approved by the Bankruptcy Court in accordance with the Professional Fee Order; provided, however, that Professionals shall continue to prepare fee applications in accordance with the Professional Fee Order up to the Effective Date. No later than fifteen
(15) days prior to the Confirmation Hearing, each Professional shall estimate fees and expenses due for periods that have not been billed as of the anticipated Effective Date. The Joint Fee Review Committee or any other party in interest shall have until the Confirmation Hearing to object to such estimate. If no party objects to a Professional's estimate, then within ten (10) days of the Effective Date such Professional shall submit a bill and, provided that such bill is no more than the estimate, the fees and expenses shall be Allowed. On the Effective Date, the Reorganized Debtors shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account shall be used by the Reorganized Debtors to pay the remaining Professional Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to the Reorganized Debtors.

              (b) All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including compensation for making a substantial contribution in any of the Chapter 11 Cases) shall file with the Bankruptcy Court and serve such applications on counsel for the Debtors, the Creditors' Committee, the United States Trustee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the end of the month in which the Effective Date occurred. Objections to applications of Professionals and other entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than twenty (20) days after the filing of a Professional's application. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid ten
(10) days after the entry of an Order allowing such fees and expenses, or as soon thereafter as practicable.

            11.2 Other Administrative Claims. All other requests for payment of an Administrative Claim, other than fees for the Prepetition Indenture Trustees and their counsel which shall be paid without requiring the filing of a fee application (other than as set forth in Section 11.1 of this Plan), must be filed with the Bankruptcy Court and served on counsel for the Debtors and/or the Reorganized Debtors no later than forty-five
(45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to the fees and expenses of the Prepetition Indenture Trustees (including their counsel fees and expenses) in connection with their services as Prepetition Indenture Trustees, which fees and expenses shall be paid reasonably promptly by the Reorganized Debtors, or with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

                                ARTICLE XII

                              LITIGATION TRUST

         12.1  Appointment of Trustee.

              (a) The Trustee for the Litigation Trust shall be designated by the Creditors' Committee (in consultation with the Debtors). Specifically, the Creditors' Committee shall file a notice on a date that is not less than five (5) days prior to the Confirmation Hearing designating the Person who it has selected as Trustee and seeking approval of such designation. The Person designated as Trustee shall file an affidavit demonstrating that such Person meets the requirements that would apply under section 327(e) of the Bankruptcy Code to be retained as special counsel to the Creditors' Committee to prosecute collection of the SIP Notes. If approved by the Bankruptcy Court, the Person so designated shall become the Trustee on the Effective Date. If the Trustee resigns or is removed as set forth herein or in the Trust Agreement, a new trustee shall be appointed by the board of directors of the Reorganized Debtors with the consent of the Trust Advisory Board, if any, which consent shall not be unreasonably withheld.

              (b) The Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement.

         12.2 Transfer of Trust Assets to the Litigation Trust. On the Transfer Date (as defined in the Trust Agreement, Exhibit G to the Plan, as amended or as may be amended), the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Litigation Trust, for and on behalf of the beneficiaries of the Trust, with no reversionary interest in the Debtors, the Trust Assets.

         12.3 The Litigation Trust.

              (a) Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Trust Agreement for the Litigation Trust, substantially in the form of Exhibit G to this Plan and any other Trust Agreement, shall become effective. The Trustee shall accept the Litigation Trust and sign the Trust Agreement on the Effective Date and the Litigation Trust will then be deemed created and effective.

              (b) The Trustee shall have full authority to take any steps necessary to administer the Trust Agreement, including, without limitation, the duty and obligation to liquidate Trust Assets, to make distributions therefrom to the Disbursing Agent for distribution to holders of Allowed Claims in Class C-4 and, as provided in the Trust Agreement, to pursue and settle any other Trust Claims.

              (c) All costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in Section 12.3(b) of this Plan, shall be the responsibility of and paid by the Litigation Trust; provided, however, that Reorganized Comdisco in its sole discretion may determine to make such loans to the Litigation Trust to pay such costs and expenses as it determines are necessary and appropriate. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Trustee reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Litigation Trust to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and this Plan; provided, however, that the Reorganized Debtors will not be required to make expenditures in response to such requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this
Section 12.3(c). The Bankruptcy Court retains jurisdiction to determine the reasonableness of either a request for assistance and/or a related expenditure. Any requests for assistance shall not interfere with the Reorganized Debtors' run off operations.

              (d) Subject to any limitations contained in the Trust Agreement, the Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, and at its sole expense, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

              (e) For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust be owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Litigation Trust. The Trust Agreement shall (i) state that the primary purpose of the Litigation Trust is to liquidate the Trust Assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, its liquidating purpose and (ii) contain a fixed or determinable termination date that is generally not more than five (5) years from the date of creation of the Litigation Trust, which termination date may be extended for one or more finite terms subject to the approval of the bankruptcy court upon a finding that the extension is necessary to its liquidating purpose. Each such extension must be approved by the bankruptcy court within six (6) months of the beginning of the extended term.

              (f) The Trustee shall be responsible for filing all federal, state and local tax returns for the Litigation Trust. The Trustee shall file all federal tax returns for the Litigation Trust as a grantor trust pursuant to section 1.671-4(a) of the Procedure and Administration Regulations.

         12.4  The Trust Advisory Board.

              (a) The Trust Advisory Board shall be comprised of up to three (3) members, each of which shall be designated by the Creditors' Committee if in existence, or if not, by the board of Reorganized Comdisco. The Creditors' Committee, and/or the new board of Reorganized Comdisco, may elect whether to create a Trust Advisory Board. The Creditors' Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than five (5) days prior to the Confirmation Hearing. The Trust Advisory Board shall adopt such By-laws as it may deem appropriate. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Litigation Trust. Members of the Trust Advisory Board, if any, shall be entitled to compensation in accordance with the Trust Agreement and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board. Reimbursement of the reasonable and necessary expenses of the members of the Trust Advisory Board and their compensation to the extent provided for in the Trust Agreement shall be payable by the Litigation Trust.

              (b) In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty
(30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

              (c) Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

              (d) The Trust Advisory Board shall, by majority vote, approve all settlements, after considering, among other things, the SIP Participant's ability to pay their SIP Subrogation Claim, of Claims which the Trustee or any member of the Trust Advisory Board may propose, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Claim if the Trust Advisory Board fails to act on a proposed settlement of such SIP Subrogation Claims within thirty (30) days of receiving notice of such proposed settlement by the Trustee or as otherwise determined by the Trustee.

              (e) The Trust Advisory Board may remove the Trustee in its discretion. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee.

              (f) Notwithstanding anything to the contrary in this Plan, neither the Trust Advisory Board or any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with its counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Advisory Board determines not to consult with its counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees.

              (g) The Trust Advisory Board shall govern its proceedings through the adoption of by- laws, which the Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Plan.

         12.5 Distributions of Trust Assets. The Trustee shall make distributions of Net Trust Recoveries as follows: first, to pay the Trust Expenses; and, second, to the Disbursing Agent to disburse Pro Rata to holders of Allowed Claims in Class C-4 as required by this Plan. Distributions to holders of Allowed Claims in Class C-4 by the Trustee of Net Trust Recoveries shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date; provided, however, that the Trustee shall not be required to make any such semi-annual distribution in the event that the aggregate proceeds and income available for distribution is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to distribute monies to the holders of Allowed Claims in Class C-4. The Trustee will make continuing efforts to prosecute or settle the SIP Subrogation Claims, make timely distributions, and not unduly prolong the duration of the Litigation Trust.


                                ARTICLE XIII

                 CONFIRMATION AND CONSUMMATION OF THE PLAN

         13.1 Conditions to Confirmation. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 13.3 of the Plan:

              (a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to the Plan in form and substance reasonably acceptable to the Debtors.

              (b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors.

         13.2 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

              (a) The Debtors or the Reorganized Debtors shall have Cash on hand sufficient to fund the Cash Reserve and make any other payments required to be paid under this Plan by the Debtors or the Reorganized Debtors on or as soon as practicable after the Effective Date.

              (b) The Confirmation Order shall be in form and substance acceptable to the Debtors and shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

              (c) All transactions set forth in Section 7.1 of this Plan shall have been entered into and all conditions precedent to the consummation thereof shall have been satisfied.

              (d) Any order necessary to satisfy any condition to the effectiveness of the Plan shall have become a Final Order and all documents provided for under the Plan shall have been executed and delivered by the parties thereto.

              (e) Reorganized Comdisco shall have executed the New Senior Notes and the New PIK Notes.

         13.3 Waiver of Conditions. The conditions set forth in Sections
13.1 and 13.2 of the Plan may be waived, in whole or in part, by the Debtors with the consent of the Creditors' Committee, which consent shall not be unreasonably withheld, without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their reasonable discretion based on the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.


                                ARTICLE XIV

                 EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

         14.1 Discharge of the Debtors.

              (a) Pursuant to sections 524 and 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of and Interests in the Debtors, the Reorganized Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including, but not limited to, demands and liabilities that arose before the Petition Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Confirmation Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (iii) the Claim holder of such a Claim accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

              (b) Pursuant to section 1141(d)(3) of the Bankruptcy Code, entry of the Confirmation Order will not discharge Claims or Causes of Action against the Prism Debtors; provided, however, that no holder of a Claim against Prism Debtors may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any of such Debtors or their respective property except as expressly provided in this Plan.

         14.2 Compromises and Settlements. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims against them and claims that they have against other Persons. The Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date pursuant to the terms of the Order Pursuant to 11 U.S.C. ss. ss. 105 and 502 and Rule 9019(b) of the Federal Rules of Bankruptcy Procedure Authorizing the Debtors to Settle Certain Claims, dated March 26, 2002. After the Effective Date, the Reorganized Debtors may compromise and settle any Claims against them and claims they may have against other Persons without approval from the Bankruptcy Court.

         14.3 Satisfaction of Subordination Rights. All Claims against the Debtors and all rights and claims between or among Claim holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to Claim holders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         14.4 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the members of the Creditors' Committee in their representative capacity, the Equity Committee, the members of the Equity Committee in their respective capacity, any of such parties' respective present or former members, officers, directors, employees, advisors, representatives, Restructuring Professionals or agents, the Prepetition Indenture Trustees and their agents and professionals, the Prepetition Lenders and their agents and professionals and any of such parties' predecessors, successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any holder of any Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for their gross negligence or willful misconduct and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         Notwithstanding any other provision of this Plan, no Claim holder or Interest holder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the members of the Creditors' Committee in their representative capacity, the Equity Committee, the members of the Equity Committee in their respective capacity, or any of such parties' respective present or former members, officers, directors, employees, advisors, representatives, Restructuring Professionals or agents, the Prepetition Indenture Trustees and their agents and professionals or such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for their gross negligence or willful misconduct, provided that nothing in this
Section 14.4 shall apply to any Professional who is not a Restructuring Professional.

         14.5 Indemnification Obligations. In satisfaction and compromise of any obligations or rights of any of the Indemnitees' Indemnification Rights, (a) all Indemnification Rights except (i) all Indemnification Rights of an Indemnitee who is also a Released Party, (ii) the indemnification rights of the Prepetition Indenture Trustees under the Prepetition Indentures and (iii) those based solely upon any act or omission arising out of or relating to any Indemnitee's service with, for or on behalf of a Debtor on or after the Petition Date (collectively, the "Continuing Indemnification Rights"), shall be released and discharged on and as of the Effective Date; provided that the Continuing Indemnification Rights shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 Cases, (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees with Continuing Indemnification Rights for a period of two years after the Effective Date insuring such parties in respect of any claims, demands, suits, causes of action or proceedings against such Indemnitees based upon any act or omission related to such Indemnitee's service with, for or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage"), (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.

         14.6 Releases by Debtors and Debtors in Possession.

              (a) Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a Debtor in Possession, for and on behalf of its Estate, shall release and discharge all Released Parties for and from any and all (x) claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interest, restructuring or the Chapter 11 Cases and (y) Avoidance Actions, except to the extent that an Avoidance Action is against a Released Party who was an officer of the Debtors as of September 30, 2000.

              (b) No provision of this Plan or of the Confirmation Order, including without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

              (c) The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors' businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

              (d) Nothing in this Section 14.6 shall release any SIP Lender or Prepetition Lender from any liability, claims, defenses or right of set off or recoupment relating to the SIP or the SIP Guarantee.

         14.7 Release by Holders of Claims and Interests. On the Effective Date(s) (a) each Person that votes to accept the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all holders of Claims and Interests, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim or Interest, as applicable, and (c) each Prepetition Lender (i) under the Prepetition Citibank 364 Day Global Credit Facility and the Prepetition Citibank Global Credit Facility to the extent over 50% of the applicable Prepetition Lenders under the applicable Prepetition Credit Agreement vote to accept the Plan and (ii) under the Prepetition National Westminster Bank 364 Day Credit Facility and the Prepetition National Westminster Bank Credit Facility to the extent over 66 2/3% of the applicable Prepetition Lenders under the applicable Prepetition Credit Agreement vote to accept the Plan (each, a "Release Obligor"), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any claim or Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that this Section 14.7 shall not release any Released Party from any claim or Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality; further provided, however, that this Section 14.7 shall not release any Prepetition Lenders or Prepetition Agents from any claim or Cause of Action owed to the Prepetition Bank or another Prepetition Lender, nor shall the Section 14.7 release any SIP Participant from such participant's obligations and liabilities to the SIP Lenders arising from or related to the SIP Notes. Notwithstanding anything in this Section 14.7 to the contrary, nothing herein shall release (i) any individual that was a named party to the Securities Class Action as of the Petition Date from any liability relating thereto or (ii) any SIP Lender or Prepetition Lender from any liability, claims, defenses or right of set off or recoupment relating to the SIP or the SIP Guarantee. Notwithstanding anything herein to the contrary, if a Prepetition Agent or a Prepetition Lender votes to accept the Plan, the release provisions set forth in Section 14.7(a) or 14.7(c) shall not apply to the Claims of the Prepetition Agent or Prepetition Lender, if any, under the SIP or the SIP Guarantee Agreement, if such entity did not vote to accept the Plan with respect to its SIP Lender Claim .

         14.8 Injunction. The satisfaction, release and discharge pursuant to this Article XIV of this Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or Cause of Action satisfied, released or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

         14.9  SIP Release.

              (a) All SIP Participants shall receive a 20% reduction of the SIP Subrogation Claim if, on or before, the SIP Election Date, such SIP Participant agrees (i) to release all Claims and SIP-related Interests (but not other Interests in Old Common Stock) against Comdisco and any of the Released Parties, and (ii) to pay the remaining 80% of such SIP Subrogation Claim within 30 days after Reorganized Comdisco notifies such SIP Participant that Reorganized Comdisco will be making, or has made, a payment in connection with the SIP Guaranty Agreement.

              (b) Any SIP Participant employed by Reorganized Comdisco as of the Petition Date, other than an employee terminated for cause or who voluntarily resigned prior to July 31, 2002, is eligible for an additional 20% reduction of the applicable SIP Subrogation Claim, subject to the same terms described in paragraph (a) above, except that only 60% of the SIP Subrogation Claim must be repaid.

              (c) Any SIP Participant employed by Reorganized Comdisco as of August 1, 2002, shall be eligible, based upon the criticality of the employment services to be rendered, for an additional reduction of either 20% or 40% of the applicable SIP Subrogation Claim, provided that (i) the same terms described in paragraph (a) above shall apply, except that (x) only 40% or 20%, respectively, of the SIP Subrogation Claim must be repaid, and (y) such repayment shall occur on the later of 30 days after receipt of a SIP Participant's last Reorganized Comdisco earnings or 30 days after Comdisco notifies a SIP Participant that Reorganized Comdisco will be making, or has made, a payment in connection with the SIP Guaranty Agreement, (ii) up to 50% of such SIP Participant's non-base salary for post-April 1, 2002 earnings shall be held by Reorganized Comdisco to secure the payment required to be made by such employee under paragraph (a) above and (iii) if such employee voluntarily leaves the employ of Reorganized Comdisco or is terminated for cause, then such employee shall be eligible only for the relief set forth in paragraph (a) above.

              (d) The SIP Subrogation Claim with respect to any SIP Participant not electing to receive the relief set forth above shall be transferred for collection to the Litigation Trust. Nothing in this Section
14.9 shall affect any indemnification, reimbursement or other rights which Reorganized Comdisco may have as to any party other than a SIP Participant or any rights, objections or defenses which Reorganized Comdisco may have with respect to the claims made against Reorganized Comdisco under the SIP Guaranty Agreement or otherwise related to the SIP.

              (e) If any SIP Participant electing to receive the relief set forth above defaults on the payment owed to Reorganized Comdisco pursuant to this section, such SIP Participant shall not be released from any liability owed to Comdisco pursuant to the SIP Subrogation Claim and the SIP Guaranty Agreement.

              (f) SIP Participants are not eligible to participate in any upside sharing bonus provided in the Management Incentive Plan to the extent that such incentive compensation exceeds such SIP Participant's existing contractual bonus entitlement, if any, unless such employee elects to accept the resolution of SIP Guarantee Claim as set forth in this
Section 14.9 of the Plan.

              (g) Nothing contained in this Section 14.9 or any other provision of this Plan (i) modifies, discharges, or releases the SIP Participants from, the obligations and liabilities of the SIP Participants under the those certain promissory notes (the "SIP Notes") executed by each SIP Participant as consideration for advances made by Bank One, NA, as agent under the SIP Guaranty Agreement ("Bank One"), to fund the SIP obligations, (ii) modifies or discharges, and the Plan reserves, the right of Bank One to assert, and the right of Comdisco, the Reorganized Debtors or the Litigation Trust to defend against the assertion by Bank One, that until all principal of, interest on and other obligations under the SIP Notes have been paid in full, Comdisco, the Reorganized Debtors, and/or Litigation Trust are not subrogated to the rights of Bank One and the other SIP lenders and are unable to seek to collect amounts paid on behalf of the SIP Participants from the respective SIP Participants, (iii) modifies or discharges, and the Plan reserves, the right of Comdisco, the Reorganized Debtors, and/or the Litigation Trust to assert defenses to the Claim of Bank One under the SIP Guaranty Agreement or (iv) modifies or discharges and the Plan reserves the right of Comdisco, the Reorganized Debtors and/or the Litigation Trust to assert any claim against Bank One relating to the SIP or the SIP Guarantee. Until all obligations under the SIP Notes have been paid in full, regardless of whether any distribution is made to Bank One or the other SIP lenders by the Debtor on account of the SIP Guaranty and regardless of whether any SIP Participant settles his or her liability with Reorganized Comdisco pursuant to this section 14.9, Bank One and other SIP lenders may pursue collection actions against the SIP Participants and the SIP Participants, as well as any other party in interest, may assert any applicable defense with respect thereto.

              (h) Neither the Plan nor a SIP Participant's election not to accept the relief proposed in this Section 14.9 shall be deemed to waive or eliminate (i) the right of such SIP Participant to assert or plead any defenses, in law or in equity, or right of setoff in response to any action by Comdisco, the Litigation Trust or any other person or entity in connection with any action against a SIP Participant to enforce any obligation of any SIP Participant relating to or arising out of the SIP, including any SIP Subrogation Claim against any such SIP Participant, or
(ii) the right of Comdisco, the Litigation Trust or any other person to oppose any such assertions or pleadings.


                                 ARTICLE XV

                         RETENTION OF JURISDICTION

         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, the following matters:

              (a) to hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any of the Debtors are a party or with respect to which any of the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid to such Claim holders;

              (b) to adjudicate any and all Causes of Action, adversary proceedings, applications and contested matters that have been or hereafter are commenced or maintained in or in connection with the Chapter 11 Cases or the Plan, including, without limitation, any adversary proceeding or contested matter, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

              (c) to ensure that distributions to Allowed Claim holders are accomplished as provided herein;

              (d) to hear and determine any and all objections to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim, in whole or in part;

              (e) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

              (f) to issue orders in aid of execution, implementation or consummation of the Plan;

              (g) to consider any modifications of the Plan with respect to any Debtor, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

              (h) to hear and determine all matters involving claims or Causes of Action involving any of the Debtors or their property;

              (i) to hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

              (j) to hear and determine all motions or objections regarding compensation and reimbursement of expenses made by any professionals, including, without limitation, the ability of the Bankruptcy Court to enter an order to show cause and commence a hearing to examine any issue concerning the fees and expenses of any professionals;

              (k) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

              (l) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

              (m) to hear and determine all suits or adversary proceedings to recover assets of any of the Debtors and property of their Estates, wherever located;

              (n) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

              (o) to hear any other matter not inconsistent with the Bankruptcy Code;

              (p) to hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

              (q) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Litigation Trust and, if the Plan is implemented pursuant to the Trust Structure, any trust formed under the Trust Structure;

              (r) to enter a final decree closing the Chapter 11 Cases;

              (s) to hear and determine all matters relating to the SIP Subrogation Claims; and

              (t) to enforce all orders previously entered by the Bankruptcy Court.

              (u) to hear and determine all matters relating to the enforcement and interpretation of section 14.7(b) of this Plan.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to hear and determine disputes concerning (i) Claims or (ii) Causes of Action and any motions to compromise or settle such disputes. Despite the foregoing, if the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Reorganized Debtors choose to pursue any Claim or Cause of Action (as applicable) in another court of competent jurisdiction, the Reorganized Debtors will have authority to bring such action in any other court of competent jurisdiction.


                                ARTICLE XVI

                          MISCELLANEOUS PROVISIONS

         16.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims and Interests, other parties in interest and their respective successors and assigns as of the entry of the Confirmation Order.

         16.2 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors will continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are dismissed.

         16.3 Amendment or Modification of the Plan. The Debtors may alter, amend or modify the Plan with respect to any Debtor or any Plan Schedules or Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing with the consent of the Creditors' Committee (such consent not to be unreasonably withheld). After the Confirmation Date and prior to substantial consummation of the Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, the Debtors or the Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan with respect to such Debtor or Reorganized Debtor, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of Claim holders or Interest holders under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

         16.4 Revocation, Withdrawal or Non-Consummation. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

         16.5 Notice. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  COMDISCO, INC.
                  6111 North River Road
                  Rosemont, Illinois  60018
                  Telephone:    (847) 698-3000
                  Facsimile:    (847) 518-5478
                  Attn:         General Counsel

                  with copies to:

                  SKADDEN, ARPS, SLATE,
                      MEAGHER & FLOM (ILLINOIS)
                  333 West Wacker Drive
                  Chicago, Illinois  60606-1285
                  Telephone:    (312) 407-0700
                  Facsimile:    (312) 407-0411
                  Attn:         John Wm. Butler, Jr.
                                George N. Panagakis
                                Felicia Gerber Perlman

         16.6 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit or schedule to the Plan provides otherwise, the rights and obligations arising under this Plan and any agreements, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

         16.7 Tax Reporting and Compliance. In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors and the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

         16.8 Committees. As of the Effective Date, the Creditors' Committee and the Equity Committee shall dissolve whereupon its members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except that Professionals shall comply with Section 11.1 of this Plan. The Professionals retained by the Creditors' Committee, the Equity Committee and the members thereof shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with (i) the implementation of the transactions contemplated to occur on the Effective Date hereunder and
(ii) applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date pursuant to Section 11.1 of this Plan.

         16.9 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         16.10 No Waiver or Estoppel. Each Claim holder or Interest holder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors' Committee and/or its counsel, the Equity Committee and/or its Counsel or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

Dated:     June 13, 2002
                                      Respectfully submitted,
                                      COMDISCO, INC. AND ITS SUBSIDIARIES AND
                                      AFFILIATES THAT ARE ALSO DEBTORS AND
                                      DEBTORS IN POSSESSION IN THE CHAPTER 11
                                      CASES


                                      By:   /s/ Norman P. Blake
                                            ------------------------------------
                                            Norman P. Blake
                                            Chairman and Chief Executive Officer

Counsel:


By:        /s/ John Wm. Butler, Jr.
           --------------------------------------
           John Wm. Butler, Jr.
           George N. Panagakis
           Felicia Gerber Perlman
           SKADDEN, ARPS, SLATE, MEAGHER
                & FLOM (ILLINOIS)
           333 West Wacker Drive
           Chicago, Illinois  60606-1285
           (312) 407-0700

           ATTORNEYS FOR DEBTORS

                                                                      EXHIBIT A
                                                                      ---------


                  FORM OF CERTIFICATE OF INCORPORATION OF
             REORGANIZED COMDISCO AND NEW SUBSIDIARY COMPANIES
             -------------------------------------------------


                        CERTIFICATE OF INCORPORATION

                                     OF

                        [REORGANIZED COMDISCO, INC.]


            FIRST: The name of the Corporation is [Reorganized Comdisco, Inc.] (the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is [Registered Agent Street Address], in the City of [City], County of [County]. The name of its registered agent at that address is [Name of Registered Agent].

            THIRD: The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose. The Corporation may engage in any lawful transaction of any or all lawful purposes for which corporations may be incorporated under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL") to accomplish that business purpose.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is [o] shares of Common Stock, each having a par value of one cent ($0.01).

            Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. This prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. ss. 1123(a)(6)).

            The holders of Common Stock shall not have cumulative voting rights. The holders of Common Stock shall not be entitled to preemptive or subscription rights.

            FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and, in so managing the business and affairs of the Corporation with the business purpose to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course and in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions, the Board of Directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

            (2) The Board of Directors shall consist of five (5) members. Members of the Board of Directors shall be elected for a two (2) year term.

            (3) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

            (4) Until the first annual meeting of shareholders of the Corporation at which directors are to be elected, any vacancy occurring on the Board of Directors (i) with respect to a member originally selected to serve on the Board of Directors by the Creditors' Committee pursuant to the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession, dated as of June 13, 2002 (the "Plan"), shall be filled by a person designated by the remaining directors selected by the Creditors' Committee, even if less than a quorum, as a replacement to serve out the remainder of the applicable term and (ii) with respect to the member initially serving as the Chief Executive Officer pursuant to the Plan shall be filled by a person designated by a majority of the Board of Directors then in office, even if less than a quorum, to serve out the remainder of the applicable term.

            (5) Any vacancy occurring on the Board of Directors after the first annual meeting of shareholders at which directors are to be elected may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

            (6) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

            (7) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            SIXTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Sixth shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article Sixth.

            The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Sixth to directors and officers of the Corporation.

            The rights to indemnification and to the advance of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

            Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that, notwithstanding Section 242(b)(1) of the GCL, any amendment shall be approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote thereon.

            TENTH: The name and mailing address of the Sole Incorporator is as follows: [o].


             [The remainder of this page intentionally blank.]

                  I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this [DAY] day of August, 2002.



                           --------------------------------
                           [Name of Incorporator]
                           Sole Incorporator

                        CERTIFICATE OF INCORPORATION

                                     OF

                        [NEW LEASING COMPANY, INC.]


         FIRST: The name of the Corporation is [New Leasing Company, Inc.] (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is [Registered Agent Street Address], in the City of [City], County of [County]. The name of its registered agent at that address is [Name of Registered Agent].

         THIRD: The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose. The Corporation may engage in any lawful transaction of any or all lawful purposes for which corporations may be incorporated under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL") to accomplish that business purpose.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is [ ] shares of Common Stock, each having a par value of one cent ($0.01).

                  Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. This prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C.ss.1123(a)(6)).

                  The holders of Common Stock shall not have cumulative voting rights. The holders of Common Stock shall not be entitled to preemptive or subscription rights.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                   (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and, in so managing the business and affairs of the Corporation with the business purpose to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course and in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions, the Board of Directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

                  (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (3) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

                  (4) Any vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

                  (5) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (6) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SIXTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Sixth shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article Sixth.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Sixth to directors and officers of the Corporation.

                  The rights to indemnification and to the advance of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that, notwithstanding Section 242(b)(1) of the GCL, any amendment shall be approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote thereon.

         TENTH: The name and mailing address of the Sole Incorporator is as follows: [ ].


             [The remainder of this page intentionally blank.]

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this [DAY] day of August, 2002.



                                            --------------------------------
                                            [Name of Incorporator]
                                            Sole Incorporator

                                                                      EXHIBIT B
                                                                      ---------


                            FORM OF BY-LAWS OF
             REORGANIZED COMDISCO AND NEW SUBSIDIARY COMPANIES
             -------------------------------------------------



                                  BY-LAWS

                                     OF

                        [REORGANIZED COMDISCO, INC.]

                           A Delaware Corporation


                        [Effective August [o], 2002]


                             TABLE OF CONTENTS

                                                                           Page

ARTICLE I OFFICES............................................................1
   Section 1.     Registered Office..........................................1
   Section 2.     Other Offices..............................................1

ARTICLE II MEETINGS OF STOCKHOLDERS..........................................1
   Section 1.     Place of Meetings..........................................1
   Section 2.     Annual Meetings............................................2
   Section 3.     Special Meetings...........................................2
   Section 4.     Notice.....................................................2
   Section 5.     Adjournments...............................................3
   Section 6.     Quorum.....................................................3
   Section 7.     Voting.....................................................4
   Section 8.     Proxies....................................................4
   Section 9.     Consent of Stockholders in Lieu of Meeting.................5
   Section 10.    List of Stockholders Entitled to Vote......................8
   Section 11.    Record Date................................................8
   Section 12.    Stock Ledger..............................................10
   Section 13.    Conduct of Meetings.......................................10
   Section 14.    Inspectors of Election....................................11

ARTICLE III DIRECTORS.......................................................12
   Section 1.     Number and Election of Directors..........................12
   Section 2.     Vacancies.................................................12
   Section 3.     Duties and Powers.........................................12
   Section 4.     Meetings..................................................13
   Section 5.     Organization..............................................13
   Section 6.     Resignations of Directors.................................13
   Section 7.     Quorum....................................................14
   Section 8.     Actions of the Board by Written Consent...................14
   Section 9.     Meetings by Means of Conference Telephone.................14
   Section 10.    Committees................................................15
   Section 11.    Compensation..............................................15
   Section 12.    Interested Directors......................................16

ARTICLE IV OFFICERS.........................................................17
   Section 1.     Officers..................................................17
   Section 2.     Powers and Duties of the Chairman of the Board............18
   Section 3.     Powers and Duties of the Chief Executive Officer..........18
   Section 4.     Powers and Duties of the Chief Operating Officer..........19
   Section 5.     Powers and Duties of the President........................20
   Section 6.     Powers and Duties of the Executive Vice Presidents,
                     Senior Vice Presidents and Vice Presidents.............20
   Section 7.     Powers and Duties of the Controller.......................20
   Section 8.     Powers and Duties of the Treasurer........................21
   Section 9.     Powers and Duties of the Secretary........................21
   Section 10.    Powers and Duties of Additional Officers..................22

ARTICLE V STOCK.............................................................22
   Section 1.     Form of Certificates......................................22
   Section 2.     Signatures................................................22
   Section 3.     Lost Certificates.........................................23
   Section 4.     Transfers.................................................23
   Section 5.     Dividend Record Date......................................24
   Section 6.     Record Owners.............................................24
   Section 7.     Transfer and Registry Agents..............................24

ARTICLE VI NOTICES..........................................................25
   Section 1.     Notices...................................................25
   Section 2.     Waivers of Notice.........................................26

ARTICLE VII GENERAL PROVISIONS..............................................26
   Section 1.     Dividends.................................................26
   Section 2.     Disbursements.............................................27
   Section 3.     Fiscal Year...............................................27
   Section 4.     Corporate Seal............................................27

ARTICLE VIII AMENDMENTS.....................................................28
   Section 1.     Amendments................................................28
   Section 2.     Entire Board of Directors.................................28


                                  BY-LAWS

                                     OF

                        [REORGANIZED COMDISCO, INC.]

                   (hereinafter called the "Corporation")

                                 ARTICLE I

                                  OFFICES
                                  -------

         Section 1. Registered Office. The address of the registered office of the Corporation in the State of Delaware is [Registered Agent Street Address], in the City of [City], County of [County]. The name of its registered agent at that address is [Name of Registered Agent].

         Section 2. Other Offices. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

                                ARTICLE II

                          MEETINGS OF STOCKHOLDERS
                          ------------------------

         Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the "DGCL").

         Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any proper business may be transacted at the Annual Meeting of Stockholders.

         Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by either: (i) the Chairman, the Chief Executive Officer, the President or the Secretary; (ii) any such officer at the request in writing of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings; or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

         Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

         Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of
Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

         Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

         Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 hereof. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

            (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

            (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this
Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9.

         Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or
(ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 11. Record Date.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

         Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

         Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

                                ARTICLE III

                                 DIRECTORS
                                 ---------

         Section 1. Number and Election of Directors. The number of the members of the Board of Directors shall be as set forth in the Certificate of Incorporation. Members of the Board of Directors shall be elected for a two (2) year term. Except as provided in Section 2 of this Article III, each director shall be elected by a plurality of the votes cast at the Annual Meeting of Stockholders for the year in which his or her two-year term expires and each such director so elected shall hold office until such director's successor is duly elected and qualified in accordance with the Certificate of Incorporation or until such director's earlier death, resignation or removal. Directors need not be stockholders.

         Section 2. Vacancies. Vacancies on the Board of Directors shall be filled as set forth in the Certificate of Incorporation.

         Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such power and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders. In so managing the business and affairs of the Corporation with the business purpose to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course and in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions, the Board of Directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

         Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 6. Resignations of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

         Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

         Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE IV

                                  OFFICERS
                                  --------

         Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. Any number of offices may be held by the same person. All such officers shall be elected by the Board of Directors at the meeting of the Board of Directors held on the date of each Annual Meeting of the stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders). The Board of Directors may elect such additional officers as they deem necessary, who shall have such authority and shall perform such duties as the Board of Directors from time to time prescribe. In its discretion, the Board of Directors may leave any office unfilled.

         Officers of the Corporation shall hold their offices for such terms as shall be determined by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by vote of the Board of Directors.

         The President or Chief Operating Officer may also appoint officers of the Corporation's divisions or business units, but such individuals will not be deemed to be officers of the Corporation.

         Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. He shall from time to time secure information concerning the business and affairs of the Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the Board of Directors all matters presented by any officer of the Corporation for its consideration, and shall from time to time communicate to the officers such action of the Board of Directors as may in his judgment affect the performance of their official duties. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors also shall perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

         Section 3. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the Board of Directors and Chairman of the Board of Directors, shall have the general supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. The Chief Executive Officer shall implement the general directives, plans and policies formulated by the Board of Directors and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

         During the time of any vacancy in the office of the Chairman of the Board of Directors or in the event of the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board of Directors unless otherwise determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Stockholders and Board of Directors. During any time of any vacancy in the office of Chief Operating Officer or in the event of the absence or disability of the Chief Operating Officer, the Chief Executive Officer shall have the duties and powers of the Chief Operating Officer unless otherwise determined by the Board of Directors.

         Section 4. Powers and Duties of the Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these By-Laws. In the absence of the Chief Operating Officer, his duties shall be performed and his authority may be exercised by the Chief Executive Officer or an Executive Vice President of the Corporation as may have been designated by the Chief Operating Officer with the right reserved to the Board of Directors to designate or supersede any designation so made.

         During the time of any vacancy in the offices of the Chairman of the Board of Directors and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors.

         Section 5. Powers and Duties of the President. The President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         Section 6. Powers and Duties of the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

         Section 7. Powers and Duties of the Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation, and shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

         Section 8. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may have come into his hands; when necessary or proper, he may endorse or cause to be endorsed on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as may have been designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation; whenever required by the Board of Directors he shall render a statement of the funds and securities of the Corporation in his custody; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

         Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or any Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Corporation having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 10. Powers and Duties of Additional Officers. The Board of Directors may from time to time by resolution delegate to any Assistant Vice President or Vice Presidents, Assistant Controller or Controllers, any Assistant Treasurer or Treasurers and/or any Assistant Secretary or Secretaries, elected by the Board of Directors, any of the powers or duties herein assigned to the Vice President, Controller, the Treasurer or the Secretary, respectively.

                                 ARTICLE V

                                   STOCK
                                   -----

         Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled", with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

         Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

                                 ARTICLE VI

                                  NOTICES
                                  -------

         Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

         Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

                                ARTICLE VII

                             GENERAL PROVISIONS
                             ------------------

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE VIII

                                 AMENDMENTS
                                 ----------

         Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors or by affirmative vote of at least a majority of the entire Board of Directors.

         Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacacancies.

                                   * * *

Adopted as of August [o], 2002

                                  BY-LAWS

                                     OF

                        [NEW LEASING COMPANY, INC.]

                           A Delaware Corporation


                        [Effective August [o], 2002]



                             TABLE OF CONTENTS

                                                                           Page

ARTICLE I OFFICES.............................................................1
   Section 1.     Registered Office...........................................1
   Section 2.     Other Offices...............................................1

ARTICLE II MEETINGS OF STOCKHOLDERS...........................................1
   Section 1.     Place of Meetings...........................................1
   Section 2.     Annual Meetings.............................................2
   Section 3.     Special Meetings............................................2
   Section 4.     Notice......................................................2
   Section 5.     Adjournments................................................3
   Section 6.     Quorum......................................................3
   Section 7.     Voting......................................................4
   Section 8.     Proxies.....................................................4
   Section 9.     Consent of Stockholders in Lieu of Meeting..................5
   Section 10.    List of Stockholders Entitled to Vote.......................8
   Section 11.    Record Date.................................................8
   Section 12.    Stock Ledger...............................................10
   Section 13.    Conduct of Meetings........................................10
   Section 14.    Inspectors of Election.....................................11

ARTICLE III DIRECTORS........................................................12
   Section 1.     Number and Election of Directors...........................12
   Section 2.     Vacancies..................................................12
   Section 3.     Duties and Powers..........................................12
   Section 4.     Meetings...................................................13
   Section 5.     Organization...............................................13
   Section 6.     Resignations of Directors..................................13
   Section 7.     Quorum.....................................................14
   Section 8.     Actions of the Board by Written Consent....................14
   Section 9.     Meetings by Means of Conference Telephone..................15
   Section 10.    Committees.................................................15
   Section 11.    Compensation...............................................16
   Section 12.    Interested Directors.......................................16

ARTICLE IV OFFICERS..........................................................17
   Section 1.     Officers...................................................17
   Section 2.     Powers and Duties of the Chairman of the Board.............18
   Section 3.     Powers and Duties of the Chief Executive Officer...........19
   Section 4.     Powers and Duties of the Chief Operating Officer...........19
   Section 5.     Powers and Duties of the President.........................20
   Section 6.     Powers and Duties of the Executive Vice Presidents,
                     Senior Vice Presidents and Vice Presidents..............20
   Section 7.     Powers and Duties of the Controller........................21
   Section 8.     Powers and Duties of the Treasurer.........................21
   Section 9.     Powers and Duties of the Secretary.........................21
   Section 10.    Powers and Duties of Additional Officers...................22

ARTICLE V STOCK..............................................................22
   Section 1.     Form of Certificates.......................................22
   Section 2.     Signatures.................................................22
   Section 3.     Lost Certificates..........................................23
   Section 4.     Transfers..................................................23
   Section 5.     Dividend Record Date.......................................24
   Section 6.     Record Owners..............................................24
   Section 7.     Transfer and Registry Agents...............................25

ARTICLE VI NOTICES...........................................................25
   Section 1.     Notices....................................................25
   Section 2.     Waivers of Notice..........................................26

ARTICLE VII GENERAL PROVISIONS...............................................27
   Section 1.     Dividends..................................................27
   Section 2.     Disbursements..............................................27
   Section 3.     Fiscal Year................................................27
   Section 4.     Corporate Seal.............................................27

ARTICLE VIII AMENDMENTS......................................................29
   Section 1.     Amendments.................................................29
   Section 2.     Entire Board of Directors..................................29

                                  BY-LAWS

                                     OF

                        [NEW LEASING COMPANY, INC.]

                   (hereinafter called the "Corporation")

                                 ARTICLE I

                                  OFFICES

         Section 1. Registered Office. The address of the registered office of the Corporation in the State of Delaware is [Registered Agent Street Address], in the City of [City], County of [County]. The name of its registered agent at that address is [Name of Registered Agent].

         Section 2. Other Offices. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

                                 ARTICLE II

                          MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the "DGCL").

         Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any proper business may be transacted at the Annual Meeting of Stockholders.

         Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by either: (i) the Chairman, the Chief Executive Officer, the President or the Secretary; (ii) any such officer at the request in writing of the Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings; or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

         Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

         Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of
Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

         Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

         Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 hereof. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

                  (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

                  (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this
Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9.

         Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or
(ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 11. Record Date.

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

         Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

         Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

                                ARTICLE III

                                 DIRECTORS

         Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than five members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, each director shall be elected by a plurality of the votes cast at the Annual Meeting of Stockholders for the year in which his or her two-year term expires and each such director so elected shall hold office until such director's successor is duly elected and qualified in accordance with the Certificate of Incorporation or until such director's earlier death, resignation or removal. Directors need not be stockholders.

         Section 2. Vacancies. Vacancies on the Board of Directors shall be filled as set forth in the Certificate of Incorporation.

         Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such power and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders. In so managing the business and affairs of the Corporation with the business purpose to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course and in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions, the Board of Directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

         Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 6. Resignations of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

         Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

         Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

         Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                ARTICLE IV

                                  OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. Any number of offices may be held by the same person. All such officers shall be elected by the Board of Directors at the meeting of the Board of Directors held on the date of each Annual Meeting of the stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders). The Board of Directors may elect such additional officers as they deem necessary, who shall have such authority and shall perform such duties as the Board of Directors from time to time prescribe. In its discretion, the Board of Directors may leave any office unfilled.

                  Officers of the Corporation shall hold their offices for such terms as shall be determined by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by vote of the Board of Directors.

                  The President or Chief Operating Officer may also appoint officers of the Corporation's divisions or business units, but such individuals will not be deemed to be officers of the Corporation.

         Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. He shall from time to time secure information concerning the business and affairs of the Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the Board of Directors all matters presented by any officer of the Corporation for its consideration, and shall from time to time communicate to the officers such action of the Board of Directors as may in his judgment affect the performance of their official duties. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors also shall perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

         Section 3. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision, direction and control of the Board of Directors and Chairman of the Board of Directors, shall have the general supervision, direction and control of the business and officers of the Corporation with all such powers as may be reasonably incident to such responsibilities. The Chief Executive Officer shall implement the general directives, plans and policies formulated by the Board of Directors and shall further have such duties, responsibilities and authorities as may be assigned to him by the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

                  During the time of any vacancy in the office of the Chairman of the Board of Directors or in the event of the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall have the duties and powers of the Chairman of the Board of Directors unless otherwise determined by the Board of Directors. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Stockholders and Board of Directors. During any time of any vacancy in the office of Chief Operating Officer or in the event of the absence or disability of the Chief Operating Officer, the Chief Executive Officer shall have the duties and powers of the Chief Operating Officer unless otherwise determined by the Board of Directors.

         Section 4. Powers and Duties of the Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the supervision, direction and control of the Chief Executive Officer and the Board of Directors, shall manage day-to-day operations of the Corporation. He shall have the general powers and duties of management usually vested in the chief operating officer of a corporation and such other powers and duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or these By-Laws. In the absence of the Chief Operating Officer, his duties shall be performed and his authority may be exercised by the Chief Executive Officer or an Executive Vice President of the Corporation as may have been designated by the Chief Operating Officer with the right reserved to the Board of Directors to designate or supersede any designation so made.

                  During the time of any vacancy in the offices of the Chairman of the Board of Directors and Chief Executive Officer or in the event of the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors.

         Section 5. Powers and Duties of the President. The President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         Section 6. Powers and Duties of the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall have such powers and perform such duties as may from time to time be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

         Section 7. Powers and Duties of the Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation, and shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

         Section 8. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may have come into his hands; when necessary or proper, he may endorse or cause to be endorsed on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as may have been designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation; whenever required by the Board of Directors he shall render a statement of the funds and securities of the Corporation in his custody; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

         Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or any Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors or by any committee of the Corporation having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 10. Powers and Duties of Additional Officers. The Board of Directors may from time to time by resolution delegate to any Assistant Vice President or Vice Presidents, Assistant Controller or Controllers, any Assistant Treasurer or Treasurers and/or any Assistant Secretary or Secretaries, elected by the Board of Directors, any of the powers or duties herein assigned to the Vice President, Controller, the Treasurer or the Secretary, respectively.

                                 ARTICLE V

                                   STOCK

         Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled", with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

         Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

                                ARTICLE VI

                                  NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

         Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

                                ARTICLE VII

                             GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE VIII

                                 AMENDMENTS

         Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors or by affirmative vote of at least a majority of the entire Board of Directors.

         Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


                                   * * *

Adopted as of August [o], 2002

                                                                   EXHIBIT C-1
                                                                   -----------


                 CONTINGENT EQUITY DISTRIBUTION THRESHOLDS
                 -----------------------------------------


Contingent Equity Distribution Thresholds
($ in million, unless stated)

                                                 Equity Received
                         Creditor     -----------------------------------------
                         Recovery         %          Aggregate %    Aggregate $
                        -----------   ----------    ------------    -----------

                            85.0%         3.0%          3.0%            $0.0
                            91.0%         6.0%          9.0%            $7.5
                            95.0%        12.0%          21.0%           $23.6
                            100.0%       16.0%          37.0%           $77.5


                        -------------------------------------------------------
DISTRIBUTION AT PLAN        89.8%         3.0%           3.0%              $6.0
                        -------------------------------------------------------



                                  ATTACHED

                                                                    EXHIBIT C-2
                                                                    -----------


                  CONTINGENT EQUITY DISTRIBUTION AGREEMENT
                  ----------------------------------------


               Comdisco Contingent Equity Distribution Agreement
                              Exhibit C-2 to Plan

Definitions.
------------

Company means Reorganized Comdisco.


Creditor Securities means Creditor Shares, PIK Notes and Senior Notes, including any notes or securities issued by the Company with respect thereto pursuant to the accrual of interest or any stock split, stock dividend, recapitalization or similar transaction.

Creditor Shares means New Common Shares issued to holders of Allowed Claims in Class C-4 pursuant to Section 5.1(d)(v) of the Plan and any securities of the Company issued with respect thereto pursuant to a stock split, stock dividend, recapitalization or similar transaction.

Distributions to Creditors means, at any time, the sum of any and all cash or other property (other than Creditor Securities) distributed to holders of Allowed Claims in Class C-4 in respect of such Allowed Claims, including without limitation (i) the Net Available Comdisco Cash actually distributed to holders of Allowed Claims in Class C-4 pursuant to Section 5.1(d)(i) of the Plan, (ii) cash payments of principal, interest and premiums actually made in respect of the New Senior Notes and the New PIK Notes issued to holders of Allowed Claims in Class C-4, (iii) distributions of cash actually made to holders of Allowed Claims in Class C-4 from the proceeds of Trust Assets, (iv) distributions of cash or property in kind (other than Creditor Securities) actually made in respect of Creditor Securities, (specifically excluding therefrom any distributions made in respect of New Common Shares issued to holders of Claims or Interests in Class C-5A, C-5B, or to any other person or entity, including any securities issued by the Company or its subsidiary Affiliates with respect thereto pursuant to a stock split, stock dividend, recapitalization or similar transaction), plus (v) if, but only if, a Liquidity Event has occurred, the value of the consideration received or, if applicable, receivable by (or deemed to be received or receivable by), the holders of Creditor Shares in exchange for such Creditor Shares. No party to a Liquidity Event may assume any obligations to make, or otherwise make, payments under a Creditor Security that is not a Creditor Share (e.g. the New Senior Notes and the New PIK Notes) without also assuming obligations to make ongoing distributions under the Rights as if such successor was a party to the Plan. For the avoidance of doubt, any amounts held in the Disputed Claims Reserve shall not constitute a Distribution to Creditors unless and until distributed to the holder of an Allowed Claim.

In calculating the nominal value of distributions of property in kind received in respect of Creditor Securities, the same nominal value as is used by the Company for purposes of calculating the returns and upside sharing under the Management Incentive Plan, as determined by the Board of Directors of the Company, shall be used and shall be conclusive of the value of such distributions. In calculating the value of Creditor Shares in respect of a Liquidity Event, such Creditor Shares shall be given the value ascribed to them in connection with a merger or sale of the Company, or if no merger or sale is occurring, shall be given a value equal to the average closing price of the Creditor Shares during the twenty (20) trading days immediately preceding the occurrence of such Liquidity Event.

Present Value of Distributions to Creditors means, at any time, the present value of Distributions to Creditors discounted on a per annum basis from the date such distribution was made to the Effective Date using the per annum discount rate set forth in the footnotes on the last page of Appendix E to the Disclosure Statement with respect to the Plan and applicable to the sources of cash or other property comprising each distribution, except that the value of Creditor Shares that are includable in the case of a Liquidity Event as a Distribution to Creditors pursuant to clause (v) of the definition of Distributions to Creditors shall be discounted from the date the Liquidity Event occurs to the Effective Date at a per annum discount rate equal to 11.92%. In calculating the Present Value of Distributions to Creditors, the same categories of sources of distributed cash or property shall be used as are used in calculating the present value of returns and upside sharing under the Management Incentive Plan.

Capitalized terms otherwise used herein shall have the meaning given them in the First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors, as amended and confirmed (the "Plan").

1. Rights. At the Effective Date, the Company shall distribute to holders of Allowed Comdisco Interests in Class C-5A and holders of Allowed Subordinated Claims in Class C-5B, in accordance with the Plan, freely transferable rights (the "Rights"). The Rights will require the Company, after the Present Value of Distributions to Creditors equals or exceeds 85% of the amount of Allowed Claims in Class C-4, at the election of the Company to either (a) issue to the holders of Rights the appropriate percentage of New Common Shares or (b) pay to the holders of Rights the applicable amounts of cash, or any combination of
(a) and (b), based upon the then-existing Present Value of Distributions to Creditors in accordance with the table below; provided, however, that the Company will be required only to issue New Common Shares pursuant to clause
(a) above and not have the right to elect to distribute cash if such election to distribute cash would preclude the tradeability of the Rights (as contemplated by Section 4 below of this Exhibit C-2). At the time
Distributions to Creditors reach a "Recovery Threshold" set forth below, the Company shall elect (subject to the foregoing caveat regarding tradeability) the form of consideration to be issued to holders of Rights (New Common Shares or distributions of cash, or a specified combination of the two), which election shall apply to the form of consideration to be issued to holders of Rights until the next higher Recovery Threshold is reached, at which time the Company may make a new election applicable to the form of future consideration to be issued to holders of Rights until the next Recovery Threshold is reached.

o After the Present Value of Distributions to Creditors equals or exceeds 85% of the amount of Allowed Claims in Class C-4 (the "85% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 3% of the total number of Creditor Shares then issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 3% of all amounts constituting Distributions to Creditors in excess of such 85% Recovery Threshold, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

o After the Present Value of Distributions to Creditors equals or exceeds 91% of the amount of Allowed Claims in Class C-4 (the "91% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 9% (i.e., an additional 6%) of the total number of Creditor Shares issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 9% of all Distributions to Creditors in excess of such 91% Recovery Threshold, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

o After the Present Value of Distributions to Creditors equals or exceeds 95% of the amount of Allowed Claims in Class C-4 (the 95% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 21% (i.e., an additional 12%) of the total number of Creditor Shares issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 21% of all Distributions to Creditors in excess of such 95% Recovery Threshold, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

o After the Present Value of Distributions to Creditors equals or exceeds 100% of the amount of Allowed Claims in Class C-4 (the "100% Recovery Threshold"), the holders of Rights shall be entitled to receive, at the Company's election, either New Common Shares aggregating 37% (i.e., an additional 16%) of the total number of Creditor Shares issued and outstanding (including any shares held in the Disputed Claims Reserve), or cash equal to 37% of all Distributions to Creditors in excess of such 100% Recovery, when and as such Distributions to Creditors are made, or in the case of a Liquidity Event, when such Liquidity Event occurs; or any such combination of New Common Shares and cash distributions.

In consideration for the Rights, the holders of Rights agree to be bound and limited by the purposes of the Company as set forth in the Certificate of Incorporation and By-laws. Regardless of the form of the Right, prior to the issuance of New Common Shares to the holders of Rights, a Rights holder shall have no rights as a stockholder. Except to assert in the Bankruptcy Court (or, if the Bankruptcy Court no longer has jurisdiction, in any court of competent jurisdiction) (i) enforcement of their rights under the Plan or (ii) claims based upon fraud or other willful misconduct, the holders of Rights shall have no right or standing to, and agree not to, institute suit or make any claim against the Company or its directors or officers arising out of the Rights or the related Plan provisions (a) so long as any New Senior Notes or any New PIK Notes are outstanding, without the written consent of the holders of at least two-thirds in amount and one-half in number of the outstanding New Senior Notes and New PIK Notes, and (b) after the New Senior Notes and the New PIK Notes have been fully paid and discharged, without the consent of the holders of two-thirds of the New Common Shares. The consent of a majority in amount of each of the New Senior Notes and the New PIK Notes, and a majority of the issued and outstanding New Common Shares, as applicable, shall be required to conduct such a vote. The holders of Rights hereby acknowledge and agree that holders of New Senior Notes, New PIK Notes, and New Common Shares shall have and owe no duties whatsoever, whether under the Plan, in contract, by statute, by case law, in equity or otherwise, to the holders of Rights to cause any vote to be taken or to consent to the institution or making of any claim or lawsuit and may act solely in their own self-interest with respect to all such matters. Nothing herein shall be construed to give a holder of Rights any right or standing that a Rights holder does not otherwise have under applicable law to assert claims based upon fraud or other willful misconduct, and nothing herein shall constitute an agreement or admission that a holder of Rights has standing or is entitled to assert such claims under applicable law.

2.    Liquidity Events. Liquidity Events shall consist of:

               (i)         consummation of a merger;

              (ii) closing of the sale of more than 80% of the issued and outstanding New Common Shares of the Company in a transaction or series of related transactions to a person or a group of persons acting in concert through tender offer or otherwise; or

             (iii) provided that the New Senior Notes and the New PIK Notes have been fully paid and discharged, if, but only if, the Company's shareholders rescind the first two sentences of Clause THIRD of the Certification of Incorporation*, at any time for a period of twenty (20) consecutive trading days thereafter the Present Value of Distributions to Creditors, based upon the mean average closing price of the Creditor Shares during each of such twenty (20) trading days, equals or exceeds the 85% Recovery Threshold.

_______________

* THIRD: The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose. The Corporation may engage in any lawful transaction of any or all lawful purposes for which corporations may be incorporated under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL") to accomplish that business purpose.


3. Early Liquidation. Upon the occurrence prior to one year after the Effective Date of (i) a Liquidity Event under clauses (i) or (ii) of Section 2 above of this Exhibit C-2, or (ii) consummation of the sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions, in either case that results in a Present Value of Distributions to Creditors that equals or exceeds the 85% Recovery Threshold, the Rights holders in the aggregate shall receive a minimum distribution in cash of Three Million Dollars ($3,000,000).

4. NASDAQ OTC Trading. The Company will use reasonable efforts to have the New Common Shares tradeable on the NASDAQ OTC quotation service (or BBX quotation service when that comes into effect), and to maintain such trading status. The Company will include information regarding the Present Value of Distributions to Creditors in its annual and quarterly reports filed with the Securities and Exchange Commission.

                                                                    EXHIBIT D-1
                                                                    -----------


                   TERM SHEET FOR NEW PIK NOTES INDENTURE
                   --------------------------------------


                              Summary of Terms
               Subordinated Secured Notes (Series B) due 2005


Issuer: Reorganized Comdisco ("Reorganized Comdisco") and New Leasing Company ("New Leasing Company"), a wholly-owned direct subsidiary of Reorganized Comdisco will issue the Series B Notes as co-issuers.

Principal Amount:          Series B Notes: At least $500,000,000

Issuance Date:             Effective Date of the Plan of Reorganization

Maturity Date:             The Series B Notes will mature three (3) years
                           after the Issuance Date.

Interest:                  The Series B Notes will be an accreting loan and
                           will bear interest on a fixed rate basis at a rate per annum equal to 11.0% and shall accrue on an actual/365 day basis and be payable quarterly in arrears; provided, that, prior to the payment in full of the principal amount of the Series A Notes, amounts in respect of regularly scheduled interest on the Series B
                           Notes shall be paid in kind. Interest shall accrue on the principal amount of, and on all unpaid accreted interest amounts under, the Series B Notes.

Principal:                 The entire principal amount of the Series B
                           Notes and all accrued but unpaid interest will be due in full on the Maturity Date.

Payment Dates:             Interest shall be paid on the last day of each
                           fiscal quarter (each, an "Interest Payment
                           Date").

Subordination:             The Series B Notes will be subordinated in right
                           of payment to the Series A Notes. The indenture for the Series A Notes will prohibit cash payments on the Series B Notes until the Series
                           A Notes have been repaid in full.

Optional                   After the Series A Notes have been repaid in
Prepayments:               full, the Issuer will have the option to prepay
                           all or any part of the principal amount of the Series B Notes at any time, together with accrued and unpaid interest on the principal amount being repaid, but without premium, make-whole or breakage amounts.

                           If an optional prepayment is made on any date which is not a Mandatory Prepayment Date, then the amount of Excess Cash Flow required to be prepaid on the next succeeding Mandatory Prepayment Date, if any, shall be reduced by the amount of such optional payment.

Mandatory                  After the Series A Notes are repaid in full, the
Prepayments:               Issuer will be required to make mandatory pro
                           rata prepayments of the principal amount of the Series B Notes in an amount equal to 100% of the Excess Cash Flow (as defined below).

                           Mandatory prepayments, if any, shall be made for each fiscal quarter within the 30th day after the end of such fiscal quarter (each, a "Mandatory Prepayment Date").

                           "Excess Cash Flow" means, after the Series A
                           Notes have been repaid in full, Unrestricted
                           Cash (which shall exclude (i) any amounts of the Scheduled Cash Reserve Amount for the current Fiscal Quarter, (ii) any amounts held in the Disputed Claims Reserve and (iii) any amounts held in the Supplemental Distribution Account) and Cash Equivalents (excluding Restricted Cash) on the balance sheet of Reorganized Comdisco, New Leasing Company, New Ventures Company and New Europe Holding Company (but excluding any cash balances of any foreign subsidiary of Reorganized Comdisco or New Europe Holding Company) as of 5:00 p.m. Eastern time on the last day of each Fiscal Quarter, minus, without duplication of any of the amounts below, an amount necessary to fund the Company's operating reserve up to the Scheduled Cash Reserve Amount for the next succeeding quarter, and accrued and unpaid amounts under the Management Incentive Plan. Excess Cash Flow for any Fiscal Quarter shall be calculated and paid within 30 days after the end of such Fiscal Quarter. The definitions of Unrestricted Cash and Scheduled Cash Reserve Account shall be agreed upon by the Debtors and the Creditors' Committee.

Security:                  The Series A Notes and Series B Notes will be
                           secured by a security interest in all ownership interests held by either co-issuer in New
                           Leasing Company, New Ventures Company and in all other U.S. entities owned directly by either co-issuer (collectively, the "Collateral").
                           Reorganized Comdisco shall be a holding company with no material assets other than ownership interests in U.S. entitles which are pledged as Collateral and such other assets as shall be agreed upon by the Debtors and the Creditors'
                           Committee. New Europe Holding Company will be wholly-owned by Reorganized Comdisco and will be a U.S. company whose equity interest shall be pledged as Collateral. The Collateral will be pledged by the co-issuers to a Collateral
                           Trustee for the benefit of the holders of the Series A Notes and the Series B Notes or such other arrangement as shall be agreed upon by the Debtors and Creditors' Committee. In the event of a continuing Event of Default under, and acceleration of, the Series A Notes (if the same are still outstanding), the Collateral Trustee shall take such actions as to the foreclosure upon and/or disposition of the Collateral as may be directed by holders of at least 51% of the outstanding principal amount of the Series A
                           Notes. If the Series A Notes are not then outstanding, in the event of a continuing Event of Default under, and acceleration of, the Series B Notes, the Collateral Trustee shall take such actions as to the foreclosure upon and/or disposition of the Collateral as may be directed by holders of at least 51% of the outstanding principal amount of the Series B
                           Notes. Amounts realized by the Collateral
                           Trustee from the disposition of the Collateral shall be applied first, to the Collateral
                           Trustee's fees, costs and expenses then unpaid, second, to the payment in full of all outstanding amounts then due and owing under the Series A Notes and third to the payment in full of all outstanding amounts then due and owing under the Series B Notes.

Covenants:                 Reorganized Comdisco will cause its U.S.
                           subsidiaries, New Leasing Company and New Europe
                           Holding Company, to undertake to distribute excess cash from its operations to Reorganized
                           Comdisco so long as its obligations on any Series B Notes remains outstanding.

                           The Series B Notes will contain limitations or prohibitions on Reorganized Comdisco and its domestic subsidiaries with respect to the following matters (to be agreed upon by the Debtors and the Creditors' Committee):

                           o incurrence of indebtedness and issuance of preferred stock;

                           o       restricted payments;

                           o dividend and other payment restrictions affecting domestic subsidiaries;

                           o       transactions with affiliates;

                           o       liens, which shall prohibit the
                                   incurrence of any lien to secure
                                   indebtedness (subject to limited
                                   carve-outs to be agreed upon (such as
                                   cash collateralization of letters of
                                   credit and surviving pre-petition liens));

                           o       sale and leaseback transactions;

                           o issuances and sales of equity interests in subsidiaries;

                           o       investments;

                           o       issuance of stock of Reorganized Comdisco;

                           o Reorganized Comdisco owning any assets other than Collateral;

                           o       mergers and consolidation;

                           o       amending the Certificate of
                                   Incorporation or By-Laws of Reorganized
                                   Comdisco; and

                           o       increases in payments under the
                                   Management Incentive Plan.


                           In addition, the Series B Notes will provide for the following covenants (except as may be agreed upon by the Debtors and the Creditors' Committee):

                           o Change of Control put for Series B Notes at 101% of principal plus accrued interest (Change of Control definition to be agreed upon by the Debtors and Creditors' Committee);

                           o       affirmative covenant to pledge
                                   additional Collateral by co- issuers;

                           o       additional affirmative covenants
                                   typically included in indentures for
                                   debt securities including financial
                                   reporting covenants.

Events of Default:         The Series B Notes will provide for Events of
                           Default customary for debt securities, to be agreed upon by the Debtors and the Creditors'
                           Committee.

                                                                    EXHIBIT D-2
                                                                    -----------


                      FORM OF NEW PIK NOTES INDENTURE
                      -------------------------------


===============================================================================





                        [REORGANIZED COMDISCO, INC.]

                                    AND

                          [NEW LEASING CO., INC.]

                  11% SUBORDINATED SECURED NOTES DUE 2005

-------------------------------------------------------------------------------

                                 INDENTURE

                        Dated as of August ___, 2002

-------------------------------------------------------------------------------

              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                  Trustee

===============================================================================

                           CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section
310(a)(1)................................................            7.10
     (a)(2)..............................................            7.10
     (a)(3)..............................................            N.A.
     (a)(4)..............................................            N.A.
     (a)(5)..............................................            7.10
     (b).................................................            7.10
     (c).................................................            N.A.
311(a)...................................................            7.11
     (b).................................................            7.11
     (c).................................................            N.A.
312(a)...................................................            2.05
     (b).................................................           12.03
     (c).................................................           12.03
313(a)...................................................            7.06
     (b)(1)..............................................           10.03
     (b)(2)..............................................         7.06;7.07
     (c).................................................         7.06;12.02
     (d).................................................            7.06
314(a)...................................................         4.03;12.05
     (b).................................................           10.02
     (c)(1)..............................................           12.04
     (c)(2)..............................................           12.04
     (c)(3)..............................................            N.A.
     (d).................................................    10.03, 10.04, 10.05
     (e).................................................           12.05
     (f).................................................            N.A.
315(a)...................................................            7.01
     (b).................................................         7.05,12.02
     (c).................................................            7.01
     (d).................................................            7.01
     (e).................................................            6.11
316(a) (last sentence)...................................            2.09
     (a)(1)(A)...........................................            6.05
     (a)(1)(B)...........................................            6.04
     (a)(2)..............................................            N.A.
     (b).................................................            6.07
     (c).................................................         2.12; 8.04
317(a)(1)................................................            6.08
     (a)(2)..............................................            6.09
     (b).................................................            2.04
318(a)...................................................           12.01
     (b).................................................            N.A.
             (c)..........................................           12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                            TABLE OF CONTENTS

                                                                                                               Page


                                 ARTICLE 1.
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

   Section 1.01.      Definitions.................................................................................1
   Section 1.02.      Other Definitions..........................................................................15
   Section 1.03.      Incorporation by Reference of Trust Indenture Act..........................................15
   Section 1.04.      Rules of Construction......................................................................15

                                 ARTICLE 2.
                                 THE NOTES

   Section 2.01.      Form and Dating............................................................................16
   Section 2.02.      Execution and Authentication...............................................................16
   Section 2.03.      Registrar and Paying Agent.................................................................17
   Section 2.04.      Paying Agent to Hold Money in Trust........................................................17
   Section 2.05.      Holder Lists...............................................................................18
   Section 2.06.      Transfer and Exchange......................................................................18
   Section 2.07.      Replacement Notes..........................................................................20
   Section 2.08.      Outstanding Notes..........................................................................21
   Section 2.09.      Treasury Notes.............................................................................21
   Section 2.10.      Temporary Notes............................................................................21
   Section 2.11.      Cancellation...............................................................................22
   Section 2.12.      Defaulted Interest.........................................................................22

                                 ARTICLE 3.
                         REDEMPTION AND PREPAYMENT

   Section 3.01.      Notices to Trustee.........................................................................22
   Section 3.02.      Selection of Notes to Be Redeemed or Repurchased...........................................22
   Section 3.03.      Notice of Redemption.......................................................................23
   Section 3.04.      Effect of Notice of Redemption.............................................................23
   Section 3.05.      Deposit of Redemption Price................................................................23
   Section 3.06.      Notes Redeemed in Part.....................................................................24
   Section 3.07.      Optional Redemption........................................................................24
   Section 3.08.      Mandatory Redemption.......................................................................24
   Section 3.09.      Offers to Repurchase by the Issuers........................................................25

                                 ARTICLE 4.
                                 COVENANTS

   Section 4.01.      Payment of Notes...........................................................................26
   Section 4.02.      Maintenance of Office or Agency............................................................26
   Section 4.03.      Reports....................................................................................27
   Section 4.04.      Compliance Certificate.....................................................................27
   Section 4.05.      Taxes......................................................................................28
   Section 4.06.      Stay, Extension and Usury Laws.............................................................28
   Section 4.07.      Restricted Payments........................................................................28
   Section 4.08.      Dividend and Other Payment Restrictions Affecting Subsidiaries.............................29
   Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock.................................30
   Section 4.10.      Transactions with Affiliates...............................................................31
   Section 4.11.      Liens......................................................................................32
   Section 4.12.      Line of Business...........................................................................33
   Section 4.13.      Corporate Existence; Certificate of Incorporation..........................................33
   Section 4.14.      Offers to Repurchase by the Company........................................................33
   Section 4.15.      Insurance..................................................................................34
   Section 4.16.      Maintenance of Property....................................................................34
   Section 4.17.      Limitation on Sale and Leaseback Transactions..............................................34
   Section 4.18.      Limitation on Issuances and Sales of Equity Interests in Subsidiaries......................35
   Section 4.19.      No Senior Subordinated Debt................................................................35
   Section 4.20.      No Amendment to Certain Provisions of the Indenture........................................35
   Section 4.21.      Equity Interests of the Company............................................................35
   Section 4.22.      Assets of the Company......................................................................35
   Section 4.23.      Management Incentive Plan..................................................................35
   Section 4.24.      Additional Note Collateral.................................................................36
   Section 4.25.      Consummation of Plan.......................................................................36
   Section 4.26.      Distributions from Subsidiaries............................................................36

                                 ARTICLE 5.
                                 SUCCESSORS

   Section 5.01.      Merger, Consolidation or the Transfer of All or Substantially All of the Assets of
                      the Company................................................................................36
   Section 5.02.      Merger, Consolidation or the Transfer of All or Substantially All of the Assets of
                      NLC........................................................................................37
   Section 5.03.      Successor Corporation Substituted..........................................................39

                                 ARTICLE 6.
                           DEFAULTS AND REMEDIES

   Section 6.01.      Events of Default..........................................................................39
   Section 6.02.      Acceleration...............................................................................40
   Section 6.03.      Other Remedies.............................................................................40
   Section 6.04.      Waiver of Past Defaults....................................................................41
   Section 6.05.      Control by Majority........................................................................41
   Section 6.06.      Limitation on Suits........................................................................41
   Section 6.07.      Rights of Holders of Notes to Receive Payment..............................................42
   Section 6.08.      Collection Suit by Trustee.................................................................42
   Section 6.09.      Trustee May File Proofs of Claim...........................................................42
   Section 6.10.      Priorities.................................................................................43
   Section 6.11.      Undertaking for Costs......................................................................43

                                 ARTICLE 7.
                                  TRUSTEE

   Section 7.01.      Duties of Trustee..........................................................................43
   Section 7.02.      Rights of Trustee..........................................................................44
   Section 7.03.      Individual Rights of Trustee...............................................................45
   Section 7.04.      Trustee's Disclaimer.......................................................................45
   Section 7.05.      Notice of Defaults.........................................................................45
   Section 7.06.      Reports by Trustee to Holders of the Notes.................................................45
   Section 7.07.      Compensation and Indemnity.................................................................46
   Section 7.08.      Replacement of Trustee.....................................................................46
   Section 7.09.      Successor Trustee by Merger, etc...........................................................47
   Section 7.10.      Eligibility; Disqualification..............................................................47
   Section 7.11.      Preferential Collection of Claims Against Issuers..........................................48

                                 ARTICLE 8.
                      AMENDMENT, SUPPLEMENT AND WAIVER

   Section 8.01.      Without Consent of Holders of Notes........................................................48
   Section 8.02.      With Consent of Holders of Notes...........................................................48
   Section 8.03.      Compliance with Trust Indenture Act........................................................50
   Section 8.04.      Revocation and Effect of Consents..........................................................50
   Section 8.05.      Notation on or Exchange of Notes...........................................................50
   Section 8.06.      Trustee to Sign Amendments, etc............................................................50

                                 ARTICLE 9.
                               SUBORDINATION

   Section 9.01.      Agreement to Subordinate...................................................................51
   Section 9.02.      Liquidation; Dissolution; Bankruptcy.......................................................51
   Section 9.03.      Default on Senior Indebtedness.............................................................51
   Section 9.04.      Acceleration of Securities.................................................................52
   Section 9.05.      When Distribution Must Be Paid Over........................................................52
   Section 9.06.      Notice by Issuers..........................................................................52
   Section 9.07.      Subrogation................................................................................53
   Section 9.08.      Relative Rights............................................................................53
   Section 9.09.      Subordination May Not Be Impaired by the Issuers...........................................53
   Section 9.10.      Distribution or Notice to Representative...................................................53
   Section 9.11.      Rights of Trustee and Paying Agent.........................................................54
   Section 9.12.      Authorization to Effect Subordination......................................................54
   Section 9.13.      Amendments.................................................................................54

                                ARTICLE 10.
                          COLLATERAL AND SECURITY

   Section 10.01.     Collateral Documents.......................................................................54
   Section 10.02.     Recording and Opinions.....................................................................55
   Section 10.03.     Release of Note Collateral.................................................................55
   Section 10.04.     Certificates of the Issuers................................................................56
   Section 10.05.     Certificates of the Trustee................................................................56
   Section 10.06.     Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.........56
   Section 10.07.     Authorization of Receipt of Funds by the Trustee Under the Collateral Documents............57
   Section 10.08.     Termination of Security Interest...........................................................57

                                ARTICLE 11.
                         SATISFACTION AND DISCHARGE

   Section 11.01.     Satisfaction and Discharge.................................................................57
   Section 11.02.     Application of Trust Money.................................................................58

                                ARTICLE 12.
                               MISCELLANEOUS

   Section 12.01.     Trust Indenture Act Controls...............................................................58
   Section 12.02.     Notices....................................................................................58
   Section 12.03.     Communication by Holders of Notes with Other Holders of Notes..............................60
   Section 12.04.     Certificate and Opinion as to Conditions Precedent.........................................60
   Section 12.05.     Statements Required in Certificate or Opinion..............................................60
   Section 12.06.     Rules by Trustee and Agents................................................................60
   Section 12.07.     No Personal Liability of Directors, Officers, Employees, Stockholders and Agents...........60
   Section 12.08.     Governing Law..............................................................................61
   Section 12.09.     No Adverse Interpretation of Other Agreements..............................................61
   Section 12.10.     Successors.................................................................................61
   Section 12.11.     Severability...............................................................................61
   Section 12.12.     Counterpart Originals......................................................................61
   Section 12.13.     Table of Contents, Headings, etc...........................................................61

                                 SCHEDULES

Schedule A        Scheduled Cash Reserve Amount

                                  EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         LIST OF COLLATERAL DOCUMENTS

         INDENTURE dated as of August ___, 2002 between [Reorganized Comdisco, Inc.], a Delaware corporation (the "Company"), [New Leasing Co., Inc.] a Delaware corporation ("NLC" and, together with the Company, the "Issuers") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

         The Company, NLC and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Subordinated Secured Notes due 2005 (the "Notes"):

                                ARTICLE 1.
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.01. Definitions.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means additional Notes issued prior to the payment in full of all Senior Indebtedness in respect of regularly scheduled interest on the Notes equal in amount to the interest payment due on such interest payment date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any applicable federal or state or other applicable bankruptcy, insolvency, reorganization or other similar law for the relief of debtors.

         "Board of Directors" means:

         (a) with respect to a corporation, the board of directors of the corporation;

         (b) with respect to a partnership, the board of directors of the general partner of the partnership; and

         (c) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

         "Cash Equivalents" means:

         (a) United States dollars;

         (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

         (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

         (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within 271 days after the date of acquisition;

         (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through
(e) of this definition; and

         (g) the following money market funds (including any successor fund or equivalent thereto): (i) Goldman Sachs Financial Square Money Market Fund; (ii) Goldman Sachs Financial Square Prime Obligations Fund; (iii) Goldman Sachs Financial Square Treasury Obligations Fund; (iv) Goldman Sachs Financial Square Federal Fund; and (v) money market funds that primarily invest in the types of investments that are invested in by one or more of the funds identified in subclauses (i) through (iv) of this clause
(g).

         "Change in Control" means the occurrence of any of the following:

         (a) the sale of all or substantially all of the assets of the Issuers and their Subsidiaries taken as a whole, to any Person or related group of Persons;

         (b) the consummation of any consolidation or merger of either of the Issuers:

               (i) in which the applicable Issuer is not the continuing or surviving corporation, other than a consolidation or merger:

                      (1) with a wholly-owned Subsidiary of the applicable Issuer in which all of the common stock of the applicable Issuer outstanding immediately prior to the effectiveness thereof is changed into or exchanged for the same consideration, or

                      (2) in which the stockholders of the applicable Issuer immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger; or

               (ii) pursuant to which the shares of common stock of the applicable Issuer are converted into cash, securities, or other property, unless the stockholders of the applicable Issuer immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger,

         (c) the acquisition by any Person individually or any Persons (in each case other than an Excluded Person or Excluded Persons) acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of greater than 50% of the total voting power of all classes of capital shares of either of the Issuers entitled to vote generally in the election of directors of the applicable Issuer; or

         (d) the first day on which a majority of members of the Board of Directors of the Company are not Continuing Directors.

         Notwithstanding clause (a) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred as a result of a transaction in which either:

         (a) the holders of the shares of common stock of the applicable Issuer immediately prior to the sale of all or substantially all of the applicable Issuer's assets have, directly or indirectly, at least a majority of the shares of common stock of the corporation to which such assets were sold immediately after such asset sale; or

         (b) the holders of the shares of common stock of the Issuers immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of common stock of the continuing or surviving corporation immediately after such consolidation or merger.

         Notwithstanding clause (c) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred solely by virtue of any of the following Persons filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the applicable Issuer, of greater than 50% of the total voting power referred to in clause
(c) of the foregoing definition or otherwise:

         (a) the other Issuer;

         (b) any Subsidiary;

         (c) any employee share purchase plan, share option plan, or other share incentive plan or program;

         (d) retirement plan or automatic dividend reinvestment plan; or

         (e) any substantially similar plan of the Issuers or any Subsidiary or any Person holding securities of the Issuers for or pursuant to the terms of any such employee benefit plan.

         "Collateral Agent" means the party named as such in the Collateral Documents until a successor replaces it in accordance with the provisions of the Collateral Documents and thereafter means the successor serving thereunder.

         "Collateral Documents" means all agreements, instruments, documents, pledges or filings listed on Exhibit B hereto that evidence, perfect, set forth or limit the security interest of the Collateral Agent in the Note Collateral.

         "Company" means [Reorganized Comdisco, Inc.], and any and all successors thereto.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (a) was a member of such Board of Directors on the date of this Indenture or elected to or otherwise nominated to the Board of Directors pursuant to the Plan; or

         (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers and the Holders.

         "Custodian" means the Trustee, as custodian with respect to the Notes, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disclosure Statement" means the Disclosure Statement with respect to the Plan.

         "Disputed Claims Reserve" has the meaning given to that term in the Plan.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Domestic Subsidiary" means any Subsidiary of the Issuers that was formed under the laws of the United States or any state of the United States or the District of Columbia.

         "Effective Date" means August ___, 2002.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Excess Cash" means Unrestricted Cash minus the sum of (i) an amount of cash or cash equivalents necessary to fund the Issuers' operating reserve for the fiscal quarter immediately following the fiscal quarter as to which any determination is being made, such operating reserves not to exceed the aggregate Scheduled Cash Reserve Amount and (ii) the amount of Notes optionally redeemed or to be optionally redeemed by the Issuers (unless the Issuers subsequently fail to redeem such Notes on the applicable redemption date) in accordance with Section 3.07 hereof following the last day of the fiscal quarter and prior to any mandatory redemption date in accordance with Section 3.08 hereof; provided, that amounts of Excess Cash determined by the foregoing shall be rounded down to the nearest whole multiple of $1,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Person" means any Person who is a holder of more than 5% of all classes of capital shares of the Issuers as of the Effective Date.

         "Existing Indebtedness" means up to $610.0 million in aggregate principal amount of Indebtedness of the Issuers and their Subsidiaries (excluding Indebtedness under this Indenture and the Senior Note Indenture) in existence on the date of the Indenture, until such amounts are repaid.

         "Foreign Subsidiary" of a Person means any Subsidiary of the referent Person that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means each of the global Notes issued in accordance with Section 2.01 and substantially in the form of Exhibit A attached hereto that, except as otherwise provided in Section 2.01(b) hereof, bear the Global Note Legend and that have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary.

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

         (a) swap agreements, cap agreements and collar agreements designed to protect such Person against fluctuations on interest or currency exchange rates; and

         (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (a) in respect of borrowed money;

         (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (c) in respect of banker's acceptances;

         (d) representing Capital Lease Obligations;

         (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

         (b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

         (c) in the case of a Guarantee of Indebtedness, the maximum amount of the outstanding Indebtedness guaranteed under such Guarantee; and

         (d) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the fair market value of the asset(s) subject to such Lien.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

         "Initial Notes" means the Notes issued under this Indenture on the date hereof.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuers, the Issuers will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Chicago or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Credit Facility" means the Credit and Security Agreement, dated as of June 18, 2002, between the Company and Fifth Third Bank (Chicago), and the other "Loan Documents" (as defined therein), each as amended, supplemented, refinanced, replaced, extended, defeased, increased, refunded, renewed, restated, revised or otherwise modified from time to time in the aggregate amount of outstanding letters of credit not to exceed $12,000,000.00 at any time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Management Incentive Plan" has the meaning given to that term in the Plan.

          "New Europe" means [New Europe Holding Company], and any and all successors thereto.

         "New Ventures" means [New Ventures Holding Company], and any and all successors thereto.

         "NLC" means [New Leasing Co., Inc.], and any and all successors thereto.

         "Non-Recourse Debt" means Indebtedness incurred in connection with discounted lease receivables programs substantially similar to the discounted lease receivables programs utilized in the ordinary course of business of the Issuers and/or their Subsidiaries prior to the date hereof as to which no default with respect to such Indebtedness (including any rights that the holders of the Indebtedness may have to take enforcement action against a Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes or the Senior Notes) of the Issuers or any of their Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

         "Note Collateral" means all property, now owned or hereafter acquired, of the Issuers that, pursuant to the Collateral Documents, is subject to a security interest in favor of the Collateral Agent.

         "Notes" has the meaning assigned to it in the preamble to this Indenture and includes the Additional Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

         "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company or NLC, as the case may be, by two Officers of the Company or NLC, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or NLC, as the case may be, that meets the requirements of Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Payment Blockage Notice" means a notice of a default that has occurred and is continuing on Senior Indebtedness that permits holders to accelerate the maturity of the Senior Indebtedness.

         "Permitted Business" means:

         (a) the sale, collection or other liquidation of the assets of the Issuers and their Subsidiaries, the repayment of the Indebtedness of the Issuers and thereafter the payment of dividends or other distributions to the owners of the Capital Stock of the Company, as contemplated by the Plan and the Disclosure Statement; and

         (b) any business that is ancillary to the foregoing.

         "Permitted Investments" means:

         (a) any Investment (i) in the Issuers, (ii) in a Domestic Subsidiary of the Issuers or (iii) in a Foreign Subsidiary of the Issuers; provided, however, that the Issuers or a Domestic Subsidiary of the Issuers cannot make Investments in Foreign Subsidiaries pursuant to this subclause
(iii) in an amount exceeding the aggregate distributions received by the Issuers or their Domestic Subsidiaries from Foreign Subsidiaries since April 1, 2002; provided, further, that any intercompany Indebtedness owed to the Issuers or any Domestic Subsidiary of the Issuers by any Foreign Subsidiary may be converted into equity of, or contributed to the capital of, a Foreign Subsidiary in order to maintain the solvency of any Foreign Subsidiary or in connection with a sale or other disposition of such Foreign Subsidiary;

         (b) any Investment in cash or Cash Equivalents;

         (c) any Investments made or received (i) in exchange for, or in compromise of, other Investments of the Issuers or any of their Subsidiaries existing as of the date hereof, (ii) in exchange for, or in compromise of, assets or other rights received by the Issuers or any of their Subsidiaries in exchange for, or in compromise of, Investments of the Issuers or any of their Subsidiaries, which assets, rights or Investments were in existence as of the date hereof or (iii) to extend, refinance, renew or replace any other Investments of the Issuers or any of their Subsidiaries existing as of the date hereof;

         (d) any Investments received in compromise of obligations of Persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (e) Hedging Obligations;

         (f) Investments represented by accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (g) Investments, or Investments resulting from commitments to make Investments, existing as of the date of this Indenture;

         (h) Investments, or commitments to make Investments, in the form of (x) a lease of or rental agreement, (y) a sale contract (including an installment sale contract or conditional sale agreement), or (z) a secured financing, including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof (and delivery, acceptance or installation certificates, landlord or mortgagee waivers, intercreditor or subordination agreements, incumbency certificates, purchase orders, purchase order assignments, and sale and leaseback agreements, each relating thereto), and in each case, which with respect thereto: (A) the Company, NLC or one of their Subsidiaries is the lessor, seller, secured party or obligee (whether initially or as an assignee), or (B) is between an obligor, on the one hand, and a lessor, seller, obligee, secured party or assignee of any of the foregoing, on the other hand, and (1) which would be a Permitted Investment if the Company, NLC or one of their Subsidiaries were the lessor, seller, obligee, secured party or assignee of any of the foregoing thereunder and (2) with respect to which the Company, NLC or one of their Subsidiaries is an assignee of the revenues or claims with respect thereto;

         (i) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits in the ordinary course of business consistent with past practices; and

         (j) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding not to exceed (1) $1.0 million in respect of Investments in any Person by New Ventures and (2) $1.0 million in respect of Investments in any Person by the Issuers or their Subsidiaries including New Ventures; provided, however, that any Investment by New Ventures with respect to this clause (j) shall be attributed, without duplication, to either subclause (1) hereof or subclause (2) hereof.

         "Permitted Liens" means:

         (a) Liens created, or intended to be created, under the Collateral Documents;

         (b) Liens on assets of any of the Issuers or their Subsidiaries securing Indebtedness that are permitted by clauses (c), (f) or (i) of the second paragraph of Section 4.09;

         (c) Liens in favor of any of the Issuers or their Subsidiaries;

         (d) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuers or New Ventures; provided, however, that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Issuers or New Ventures and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Issuers or New Ventures; provided, further, that such Person becomes a Subsidiary of the Issuers or New Ventures as a result of a Permitted Investment pursuant to clause (c) of the definition thereof;

         (e) Liens on property existing at the time of acquisition of such property by any of the Issuers or their Subsidiaries, provided, however, that such Liens were in existence prior to the contemplation of such acquisition and such property was acquired in exchange for, or in compromise of, Investments existing as of the date hereof or Investments resulting from commitments to make Investments existing as of the date hereof;

         (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (g) Liens on assets or rights which are not Note Collateral and which secure Indebtedness permitted under any clause of Section 4.09 so long as the Notes are repaid in full with the proceeds of, and concurrently with the incurrence of, such Indebtedness;

         (h) Liens existing on the date of this Indenture;

         (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings or negotiations promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (j) Liens incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations that are not Indebtedness that do not exceed $1.0 million at any one time outstanding;

         (k) Liens on assets of NLC or any Subsidiaries of the Issuers that secure Non-Recourse Debt of NLC or such Subsidiaries;

         (l) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 90 days or which are being contested in good faith; provided, however, that a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

         (m) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Issuers or their Subsidiaries, taken as a whole, incurred in the ordinary course of business;

         (n) Liens arising by reason of any judgment not constituting an Event of Default under this Indenture; provided, however, that:

              (i) such Liens are being contested in good faith by appropriate proceedings or negotiations, and

              (ii) such Liens are adequately bonded or adequate reserves have been established on the books of the Issuers in accordance with GAAP;

         (o) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by any of the Issuers or their Subsidiaries; provided, however, that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and

         (p) renewals or refundings of Indebtedness expressly permitted by the Indenture secured by any Liens referred to in clauses (a), (b), (d),
(e), (g), (h) and (k) above; provided, however, that:

              (i) such new Liens will be limited to all or part of the same property that secured the original Liens (plus improvements to or on such property); and

              (ii) the principal amount of the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of
(1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (b), (d), (e), (g), (h) and
(k) above immediately prior to such renewal or refunding, and (2) an amount necessary to pay any fees and expenses, including premiums, related to such renewals or refundings.

         "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers or their Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of any of the Issuers or their Subsidiaries (other than intercompany Indebtedness); provided, however, that:

         (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

         (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (d) such Permitted Refinancing Indebtedness is incurred either by the Issuers or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (e) the covenants contained in the documentation governing such Permitted Refinancing Indebtedness are no more restrictive than the covenants contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (f) if more than 30 days remain until the maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, the interest rate of such Permitted Refinancing Indebtedness does not exceed the interest rate of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Permitted Subordinated Securities" means:

         (a) Equity Interests in the Issuers; or

         (b) debt securities that are subordinated to all Senior
Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under this Indenture.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" means the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors In Possession dated as of June 13, 2002, as amended, modified or otherwise supplemented through the Effective Date.

         "Pledge Agreement" means the Pledge Agreement, dated as of the Effective Date, among the Issuers and the Trustee, as amended, modified or supplemented from time to time.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Representative" means the Senior Note Trustee or other trustee, agent or representative for any Senior Indebtedness.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

          "Scheduled Cash Reserve Amount" means the respective amount set forth on Schedule A hereto allocated among the Subsidiaries of the Company as the Company's Board of Directors deems appropriate.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means:

         (a) the Senior Notes issued pursuant to the Senior Note Indenture;

         (b) Indebtedness issued in exchange for the items listed in the preceding clause (a) to the extent the consolidated Indebtedness of the Issuers is not increased thereby; and

         (d) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

         Notwithstanding anything to the contrary in the preceding, Senior Indebtedness shall not include:

         (a) any liability for federal, state, local or other taxes owed or owing by the Issuers;

         (b) any intercompany Indebtedness of the Issuers or any of their Subsidiaries to the Issuers or any of their Affiliates;

         (c) any trade payables; or

         (d) the portion of any Indebtedness that is incurred in violation of this Indenture.

         "Senior Note Indenture" means the indenture, dated as of the date of this Indenture, to be executed by the Issuers and the Senior Note Trustee.

         "Senior Note Trustee" means Wells Fargo Bank Minnesota, National Association in its capacity as trustee under the Senior Note Indenture, and any successor trustee, if any, under the Senior Note Indenture.

         "Senior Notes" means the Variable Rate Senior Secured Notes due 2004 issued pursuant to the Senior Note Indenture.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stay Bonus Plan" has the meaning given to that term in the Disclosure Statement.

         "Subsidiary" means, with respect to any specified Person:

         (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Supplemental Distribution Account" has the meaning given to that term in the Plan.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Cash" means cash or cash equivalents as set forth on the balance sheets of the Issuers and their Subsidiaries prepared in accordance with GAAP as of 5:00 p.m. on the last day of the applicable fiscal quarter minus, without duplication, the sum of cash or cash equivalents (i) held in non-domestic accounts in the ordinary operation of the business, (ii) required to be shown as restricted cash or cash equivalents in accordance with GAAP on such balance sheet (or the notes thereto) or otherwise unavailable to Issuers and their Subsidiaries for general use as a result of the Plan, applicable law or agreement with a third party, (iii) held or maintained in the Disputed Claims Reserve, (iv) held or maintained in the Supplemental Distribution Account, (v) held or maintained in the cash account pledged to the issuers of letters of credit under the Letter of Credit Facility and (vi) held or required to be held in an escrow account or otherwise legally segregated from the funds of the Issuers and their Subsidiaries pursuant to the Stay Bonus Plan and/or the Management Incentive Plan.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (b) the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

                                                                  Defined in
        Term                                                        Section
        ----                                                        -------
         "Affiliate Transaction"................................     4.10
        "Authentication Order" .................................     2.02
        "Change in Control Offer"...............................     4.14
        "Change in Control Repurchase Date".....................     4.14
        "Change in Control Repurchase Price"....................     4.14
        "DTC"...................................................     2.03
        "Event of Default"......................................     6.01
        "incur".................................................     4.09
        "Offer".................................................     3.09
        "Offer Period"..........................................     3.09
        "Paying Agent"..........................................     2.03
        "Permitted Debt"........................................     4.09
        "Registrar".............................................     2.03
        "Restricted Payments"...................................     4.07


Section 1.03. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and NLC and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                ARTICLE 2.
                                THE NOTES

Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as applicable. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof; provided, however, that the Notes may be in denominations (rounded to the nearest whole dollar) of less than $1,000 (but in no event less than $1.00) to make redemptions of Notes pursuant to
Section 3.07 and 3.08 hereof; provided, further, that the Additional Notes may be denominated in amounts (rounded to the nearest whole dollar) less than $1,000 (but in no event less than $1.00) or greater than $1,000 as necessary to make regularly scheduled interest payments on the Notes prior to the payment in full of all Senior Indebtedness.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Except as expressly required by the terms of this Indenture, Notes shall be issued in global form substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes otherwise issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02. Execution and Authentication.

         Two (2) Officers of both the Company and NLC shall sign the Notes for the Company and NLC, respectively. The signatures of any of those Officers on the Notes may be either a manual or a facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee on the certificate of authentication of the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by two (2) Officers of both the Company and NLC specifying the date on which the Notes are to be authenticated and whether the Notes are Definitive Notes or Global Notes (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. The Issuers shall pay all reasonable fees payable to the authenticating agent. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar upon prior written notice to the Trustee without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address and any change in the name or address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent and shall, if required, incorporate the provisions of the TIA.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Issuers) shall have no further liability for the money delivered to the Trustee. If either the Company or NLC, or a Subsidiary of the Company or NLC, acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount held by each Holder, and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Issuers delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary or (ii) following the occurrence and during the continuation of a Default or Event of Default, any Person holding a beneficial interest in a Global Note requests that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers of beneficial interests in a Global Note.

         (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

         (f) Legends. The following legends shall appear on the face of all Global Notes issued under this Indenture in substantially the following form unless specifically stated otherwise in the applicable provisions of this Indenture.

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 8.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE OR IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF [REORGANIZED COMDISCO, INC.] AND [NEW LEASING CO., INC.]"

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Trustee or the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.14 and 8.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section
          2.02 hereof.

               (viii) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or NLC, or an Affiliate of the Company or NLC, holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of its Affiliates or held or maintained in the Disputed Claims Reserve, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuers for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, in exchange thereof the same aggregate principal amount of Definitive Notes of authorized denominations.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its normal practice and applicable law. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has redeemed or repurchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date, provided, however, that each such special record date shall be at the earliest practicable date but in all events shall not be less than five Business Days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                ARTICLE 3.
                         REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or are required to redeem Notes pursuant to Section 3.08, the Issuers shall furnish to the Trustee, at least 5 days but not more than 60 days before an optional redemption date pursuant to Section 3.07 or at least 5 days but not more than 30 days before a mandatory redemption date pursuant to Section 3.08, an Officers' Certificate setting forth (i) that the redemption is an optional redemption pursuant to Section 3.07 or an mandatory redemption pursuant to Section 3.08, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed or Repurchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes pro rata in accordance with the outstanding principal amount of the Notes outstanding immediately prior to such redemption or purchase.

         The Trustee shall promptly notify the Issuers, the Registrar and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected to be redeemed may be in whole dollar amounts of less than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

         Subject to the provisions of Sections 3.08 and 3.09 hereof, at least 5 days but not more than 60 days before an optional redemption date pursuant to Section 3.07 or at least 5 days but not more than 30 days before a mandatory redemption date pursuant to Section 3.08, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 5 Business Days prior to the date on which any notice of redemption pursuant to this Article 3 is requested to be mailed by the Trustee, Officers' Certificates requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05. Deposit of Redemption Price.

         Prior to 11:00 a.m., Chicago time, not less than one Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

         (a) The Issuers may, at its option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 5 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date; provided, however, that any such optional redemption pursuant to this Section 3.07 shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

         (a) The Issuers shall be required to make mandatory redemptions of the Notes on or before the 45th day after the end of each fiscal quarter ending on September 30, December 31, March 31 and June 30 of each year pursuant to which the Issuers will redeem a principal amount of Notes equal to Excess Cash as of the end of the immediately preceding fiscal quarter; provided, however, that the Issuers shall not be obligated to make any redemption pursuant to this Section 3.08 of less than $1.0 million principal amount of Notes unless the principal amount of Notes then outstanding is less than or equal to the principal amount of Notes otherwise required to be redeemed pursuant to this Section 3.08 without giving effect to this proviso. Any such mandatory redemption shall be made, on at least 5 days' but not more than 30 days' notice to each Holder of the Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date; provided, however, that any such mandatory redemption pursuant to this Section 3.08 shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.09. Offers to Repurchase by the Issuers.

         In the event that, pursuant to Section 4.14 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Offer"), it shall follow the procedures specified below.

         The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than the applicable Change in Control Repurchase Date, the Issuers shall purchase all Notes tendered in response to the Offer.

         If the applicable Change in Control Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer; provided, however, that if the Issuers, the Depositary or the Paying Agent, as the case may be, fail to mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase pursuant to this Section 3.09, interest shall be paid by the Issuers on the unpaid principal from such interest record date until such principal is paid and to the extent lawful on any interest not paid on such interest, in each case at the rate provided in the Notes.

         Upon the commencement of an Offer, the Issuers shall send, by first class mail, a written notice to the Trustee and each of the Holders, with a copy to the Trustee. Such notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The Offer shall be made to all Holders. The notice, which shall govern the terms of the Offer, shall state:

         (a) that the Offer is being made pursuant to this Section 3.09 and
Section 4.14 hereof and the length of time the Offer shall remain open;

         (b) the Change in Control Repurchase Price and the Change in Control Repurchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Change in Control Repurchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Offer may elect to have Notes purchased in whole or in part;

         (f) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least ten days before the Change in Control Repurchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Change in Control Repurchase Date, the Issuers shall, to the extent lawful, accept for payment, all Notes tendered, and shall deliver to the Trustee Officers' Certificates stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Change in Control Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer on or as soon as reasonably practicable following the Change in Control Repurchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

         ARTICLE 4. COVENANTS

Section 4.01. Payment of Notes.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary of the Issuers, holds as of 12:00 noon Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the corporate trust office of the Trustee's Agent located at c/o the Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03. Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor forms) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

Section 4.04. Compliance Certificate.

         (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers and their Subsidiaries has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Issuers, as the case may be, is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event, its nature and status and what action each of the Issuers, as the case may be, is taking or propose to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 days after any executive officer of either of the Issuers becomes aware of any Event of Default, an Officers' Certificate specifying such Event of Default, the period of existence thereof and what action each of the Issuers, as the case may be, is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

         The Issuers shall, and shall cause each of their Subsidiaries to, pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or negotiations or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

         The Issuers covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Notes in accordance with this Indenture, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their Subsidiaries Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuers or any of their Subsidiaries) or to the direct or indirect holders of the Issuers' or any of their Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuers or any Subsidiary of the Issuers or payable to the Issuers or a Subsidiary of the Issuers);
(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any of their Subsidiaries held by any Person (other than the Issuers or any of its Subsidiaries); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal and premium, if any, at the Stated Maturity thereof; or (d) make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments").

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit: (a) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuers) of, Equity Interests of the Issuers (other than Disqualified Stock); (b) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of any of the Issuers or their Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (c) the payment of any dividend by NLC or a Subsidiary of the Issuers to the holders of its Equity Interests on a pro rata basis; and (d) the making of a Change in Control offer to repurchase the Senior Notes after a Change in Control.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the Issuers or any Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuers or any of their Subsidiaries; (b) make loans or advances to the Issuers or any of their Subsidiaries; or (c) transfer any of its properties or assets to the Issuers or any of their Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

         (a) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, supplements, refinancings, replacement, extensions, defeasance, refundings, renewals, restatements, revisions or other modifications to those agreements; provided, however, that the amendments, supplements, refinancings, replacement, extensions, defeasance, refundings, renewals, restatements, revisions or other modifications are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture and do not increase the amount of the Indebtedness;

         (b) this Indenture and the Notes;

         (c) the Subordinated Note Indenture and the Subordinated Notes;

         (d) applicable law;

         (e) customary non-assignment provisions in any contract or licensing agreement entered into in the ordinary course of business and consistent with past practices;

         (f) purchase money obligations permitted to be incurred pursuant to clause (c) of the second paragraph of Section 4.09 that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph of this Section 4.08;

         (g) any agreement for the sale or other disposition of NLC or a Subsidiary that restricts distributions by NLC or that Subsidiary pending its sale or other disposition;

         (h) Permitted Refinancing Indebtedness, provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (i) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

         (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

         (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuers shall not issue any Disqualified Stock and shall not permit any of their Subsidiaries to issue any shares of preferred stock.

         The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (a) the incurrence by the Issuers and their Subsidiaries of the Existing Indebtedness;

         (b) the incurrence by the Issuers of Indebtedness represented by the Notes and the Senior Notes;

         (c) with respect to lease or rental commitments to lessees (i) existing as of the date hereof or (ii) permitted to be incurred by Foreign Subsidiaries after the date hereof in accordance with Section 4.12, the incurrence by the Issuers or any of their Subsidiaries of Indebtedness represented by purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of equipment leased or sold to, or otherwise financed for, a customer of the business of the Issuers or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (c), not to exceed $10.0 million at any time outstanding;

         (d) the incurrence by (i) the Issuers or any of their Subsidiaries or (ii) with respect to clause (b) of this Section 4.09, the Issuers, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (a), (b), (c), (d), (g), (i) or (k) of this paragraph;

         (e) the incurrence by the Issuers or any of their Subsidiaries of intercompany Indebtedness between or among the Issuers and any of their Subsidiaries; provided, however, that:

              (i) if either the Company or NLC is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

              (ii) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuers or a Subsidiary of the Issuers and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company, NLC or a Subsidiary of the Issuers shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuers or such Subsidiary, as the case may be, that was not permitted by this clause (e);

         (f) the incurrence by the Issuers or any of their Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency risk;

         (g) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09;

         (h) Indebtedness of the Issuers or any Subsidiary to the extent that the net proceeds thereof are promptly:

              (i) used to purchase Notes tendered in an offer to purchase made as a result of a Change in Control; or

              (ii) used to redeem Notes pursuant to Section 3.08 hereof.

         (i) the incurrence by the Issuers or any of their Subsidiaries of additional Indebtedness (including Acquired Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $5.0 million;

         (j) the incurrence of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by a Subsidiary of the Issuers that was not permitted by this clause (j); and

         (k) obligations in respect of letters of credit, performance and surety bonds and completion guarantees provided by the Issuers or any Subsidiary of the Issuers in the ordinary course of business; including pursuant to the Letter of Credit Facility.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09.

Section 4.10. Transactions with Affiliates.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (a) the Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Subsidiary with an unrelated Person; and (b) the Issuers delivers to the
Trustee:

              (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, resolutions of the Board of Directors of the Issuers, as the case may be, set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

              (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate
Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

         (a) any employment agreement that is in effect on the date of this Indenture or that is entered into by the Issuers or any of their Subsidiaries with approval by a majority of the disinterested members of the Board of Directors of the Company;

         (b) transactions between or among one or more of the Company and/or NLC and/or their respective Subsidiaries;

         (c) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuers;

         (d) Restricted Payments that are permitted by Section 4.07;

         (e) advances to Officers of any of the Issuers or their Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such Persons in the performance of their responsibilities to the Issuers or such Subsidiary or in connection with any relocation;

         (f) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, equity options and equity ownership plans, and payments, bonuses or other incentives offered pursuant to the Management Incentive Plan) paid or issued to and indemnities provided on behalf of, Officers, directors, employees or consultants of the Issuers or any Subsidiary in the ordinary course of business; and

         (g) any other transactions expressly authorized by the Court pursuant to the Plan or any order entered by the Court in respect thereof.

Section 4.11. Liens.

         The Issuers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset of the Issuers or any of its Subsidiaries now owned or hereafter acquired or on any income or profits therefrom, or (b) assign or convey any right to receive income therefrom, securing Indebtedness, except in each case for Permitted Liens.

Section 4.12. Line of Business.

         Subject to, and without limitation to the provisions restricting the business operations of the Company contained in the articles of incorporation, certificate of incorporation or similar organizational document of the Company, the Issuers shall not, and shall not permit any Subsidiary to, engage in any business other than the Permitted Business except (i) to such extent as would not be material to the financial condition of the Issuers and their Subsidiaries taken as a whole and as may arise in connection with, or as a result of, the enforcement of the Issuers' and/or their Subsidiaries' legal rights against any third parties in implementing the Permitted Business with respect to New Ventures or (ii) with respect to Permitted Investments, or commitments to make Permitted Investments, permitted by clause (h) of the definition thereof, made by Foreign Subsidiaries within six months of the date hereof; provided, that the aggregate amount of such Permitted Investments is less than $50.0 million at any time within such six month period.

Section 4.13. Corporate Existence; Certificate of Incorporation.

         Subject to the provisions of Section 5.1 and Section 5.2 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

         (a) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary, and

         (b) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the Issuers, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, as the case may be, and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Notwithstanding anything to the contrary contained in this Section 4.13, the Company shall not amend, modify or alter its certificate of incorporation, articles of incorporation or similar organizational document in any manner that would materially expand or enlarge or fundamentally alter the business operations to be conducted by the Company pursuant to such certificate of incorporation, articles of incorporation or similar organizational document.

Section 4.14. Offers to Repurchase by the Company.

         Upon the occurrence of a Change in Control of the Company occurring after the date of issuance of the Notes and on or prior to maturity, subject to the provisions of Article 9 hereof, the Issuers shall make an offer to each Holder (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes on the date, which must be a Business Day (the "Change in Control Repurchase Date"), that is selected by the Issuers (subject to compliance with the minimum Offer Period specified in Section 3.09) that is not more than 75 days after the date the Issuers gives notice of the Change in Control at a price (the "Change in Control Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Change in Control Repurchase Date. Not less than one Business Day prior to the Change in Control Repurchase Date, the Issuers shall be required to deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Change in Control Repurchase Price of the Notes that are to be repaid on the Change in Control Repurchase Date. On or before the 15th day after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Issuers to repurchase the Senior Notes pursuant to
Section 4.14 of the Senior Note Indenture upon a Change in Control, the Issuers shall mail to all Holders the information and documentation required to be provided pursuant to Section 3.09. The Issuers shall comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change in Control and shall be deemed not to have breached its obligations under this Section 4.14 as a result of such compliance.

         Prior to complying or simultaneously with this Section 4.14, but in any event within 90 days following a Change in Control, the Issuers shall either (1) repay all outstanding Senior Indebtedness (other than the Senior Notes) and offer to repurchase all outstanding Senior Notes in accordance with the terms of the Senior Note Indenture or (2) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of the Notes required by this
Section 4.14.

         Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Senior Notes and all Notes validly tendered and not withdrawn under the change in control offer required to be made under the Senior Note Indenture and under such Change in Control Offer.

Section 4.15. Insurance.

         The Issuers shall, and shall cause their Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, and shall furnish to the Trustee, upon reasonable written request, full information as to the insurance carried.

Section 4.16. Maintenance of Property.

         The Issuers shall, and shall cause their Subsidiaries to keep all property and systems useful and necessary in its business or the business of any of their Subsidiaries in good working order and condition, ordinary wear and tear excepted, and supplied with all necessary equipment.

Section 4.17. Limitation on Sale and Leaseback Transactions.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that so long as no Default has occurred and is continuing or would be caused thereby, the preceding sentence shall not prohibit: (a) any sale and leaseback transaction involving or in respect of the Company's corporate headquarters and/or all tangible property related thereto; and
(b) sale and leaseback transactions to the extent the aggregate present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been or may, at the option of the lessor, be extended) of such sale and leaseback transactions do not exceed $5.0 million at the time of determination.

Section 4.18. Limitation on Issuances and Sales of Equity Interests in Subsidiaries.

         (a) The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Issuers to any Person (other than the Issuers or a Subsidiary of the Issuers), unless such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary.

         In addition, the Issuers shall not permit any Subsidiary of the Issuers to issue any Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Subsidiary of the Issuers.

Section 4.19. No Senior Subordinated Debt.

         The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Issuers and senior in any respect in right of payment to the Notes.

Section 4.20. No Amendment to Certain Provisions of the Indenture.

         The Company shall not amend, modify or alter the Indenture in any way to:

         (a) increase the rate of , change the time for or change the manner of payment of interest on any Notes;

         (b) increase the principal or premium, if any, of, or advance the final maturity date of, any Notes;

         (c) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Notes; or

         (d) amend Article 9 of this Indenture.

Section 4.21. Equity Interests of the Company.

         The Company shall not issue any additional Equity Interests after the date hereof; provided, however, that the Company may issue Equity Interests upon the exercise of any warrants or rights or pursuant to any rights issued in accordance with the Plan and may issue options to officers, employees and directors of the Company and its Subsidiaries to acquire Capital Stock of the Company and may issue Capital Stock upon exercise of such options.

Section 4.22. Assets of the Company.

         The Company shall contribute, transfer or assign all of its material, tangible assets, other than its right, title and interest in the Note Collateral, to NLC or any other Subsidiary as soon as reasonably practicable after the Company has the legal right to contribute, transfer or assign such material, tangible assets, whether such assets are owned on the date hereof or subsequently become owned by the Company; provided, however, that nothing contained in this Section 4.22 shall require the Company to contribute, transfer or assign its right, title and interest in cash and/or cash equivalents to NLC or any other Subsidiary.

Section 4.23. Management Incentive Plan.

         The Issuers shall not amend, modify or restate the Management Incentive Plan after the Effective Date in any way that would increase the aggregate maximum amount of incentive payments payable thereunder at any time to an amount greater than 105% of the aggregate maximum amount otherwise payable under the Management Incentive Plan with respect to the achievement of a certain performance target or incentive level.

Section 4.24. Additional Note Collateral.

         In the event that the Company or NLC or any of their Subsidiaries acquires or creates another Domestic Subsidiary after the Effective Date which is directly owned by the Company or NLC, or if any of the Issuers' Foreign Subsidiaries becomes a Domestic Subsidiary after the Effective Date which is directly owned by the Company or NLC, the Issuers covenant and agree that the Equity Interests of such newly acquired or created Domestic Subsidiary shall be pledged and otherwise constitute additional Note Collateral hereunder and pursuant to the Collateral Documents. The Issuers shall execute and deliver to the Trustee any additional instruments and do any further acts as may be reasonably necessary or proper to carry out the purposes of this Section 4.24.

Section 4.25. Consummation of Plan.

         Notwithstanding anything to the contrary herein, no provision or Section of this Indenture shall prevent, restrict or otherwise hinder the Issuers from consummating the Plan and the transactions contemplated thereby.

Section 4.26. Distributions from Subsidiaries.

         Except with respect to any Scheduled Cash Reserve Amount, the Issuers will take reasonable actions to cause their Domestic Subsidiaries to distribute all cash to their respective parent companies until such cash is in the accounts of the Company. In addition, the Issuers will take reasonable actions to cause their Foreign Subsidiaries, to the extent such distribution would not violate applicable law or trigger either an additional foreign tax or United States tax, to distribute all cash not required for their continued normal operations to their respective parent companies until such cash is in the accounts of the Company.

                                ARTICLE 5.
                                 SUCCESSORS

         Section 5.01. Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company.

         The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless:

         (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

         (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

         (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.01 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

         (d) each Subsidiary of the Company immediately prior to the transaction shall be a Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by the Company or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; and

         (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer have been complied with.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with the preceding paragraph:

         (a) the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, the Company under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as the Company in this Indenture and the Registration Rights Agreement;

         (b) the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

         (c) the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

         Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Reorganized Comdisco, Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. Upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

Section 5.02. Merger, Consolidation or the Transfer of All or Substantially All of the Assets of NLC.

         NLC may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of NLC and its Subsidiaries, taken as a whole, to, another Person in any transaction in which NLC is not the continuing or surviving entity, unless:

         (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of NLC under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

         (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

         (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.02 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

         (d) each Subsidiary of NLC immediately prior to the transaction shall be a Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by NLC or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; and

         (e) NLC shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer have been complied with.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of NLC in accordance with the preceding paragraph:

         (a) the successor corporation formed by such consolidation or into which NLC is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, NLC under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as NLC in this Indenture and the Registration Rights Agreement;

         (b) NLC shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

         (c) NLC as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

         Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of New Leasing Co., Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by NLC and delivered to the Trustee. Upon the order of such successor corporation, instead of NLC, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of NLC to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

         Notwithstanding the foregoing, NLC may merge with, or transfer all of its assets to, the Company.

Section 5.03. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or NLC, as applicable, in accordance with
Section 5.01 or Section 5.02, the successor corporation formed by such consolidation or into or with which the Company or NLC, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "NLC" shall refer instead to the successor corporation and not to the Company or NLC, as applicable), and may exercise every right and power of the Company or NLC, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or NLC, as applicable, herein; provided, however, that the predecessor of the Company or NLC, as applicable, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's or NLC's, as applicable, assets that meets the requirements of Section 5.01 or Section 5.02.

                                ARTICLE 6.
                           DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

         (a) the Issuers default in the payment when due of interest on the Notes and such default continues for a period of 30 days whether or not prohibited by Article 9 hereof;

         (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes whether at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by Article 9 hereof;

         (c) the Company or any of its Subsidiaries fail to comply with any of the provisions of Sections 4.13, 5.01 or 5.02 hereof;

         (d) the Issuers fail to observe or perform any other covenant, representation, warranty or other agreement under the Indenture or the Notes for 60 days after written notice to (i) the Issuers by the Trustee or
(ii) the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers (but not including any indebtedness or obligation for which recourse is limited to the property purchased), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration;

         (f) the rendering of a final judgment or final judgments for the payment of money is/are entered by a court or courts of competent jurisdiction against either the Company or NLC and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments (to the extent not covered by insurance) exceeds $10.0 million;

         (g) the Company or NLC pursuant to or within the meaning of Bankruptcy Law:

              (i) commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

              (iv) makes a general assignment for the benefit of its creditors; or

              (v) admits in writing its inability to pay its debts as the same becomes due; or

              (vi) generally is not paying its debts as they become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or NLC in an involuntary case;

              (ii) appoints a custodian of the Company or NLC or for all or substantially all of the property of the Company or NLC; or

              (iii) orders the liquidation of the Company or NLC other than as contemplated by the Plan;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company or
NLC) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice in writing to the Issuers, declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes will become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company or NLC, all outstanding Notes shall be due and payable immediately without further action or notice. At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may, on behalf of all of the Holders, rescind and annul such declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or (ii) with respect to any covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holders of each outstanding Note affected; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Collateral Documents only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the compensation to the Trustee and its agents for all services rendered by them hereunder as shall have been agreed upon in writing from time to time among the Trustee or such agents, as the case may be, and the Issuers and the costs and expenses of collection, including the reasonable expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in accordance with the requirements of the Pledge Agreement and to the extent received in accordance therewith for distribution hereunder in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including, to the extent permitted thereunder, payment of all compensation, reasonable expenses and disbursements incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

               Third: without duplication, to Holders of Notes for any other Obligations (other than contingent reimbursement, indemnification or contribution Obligations) then owing to the Holders of the Notes under the Notes or this Indenture; and

               Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         Notwithstanding the preceding paragraph, in the event of a conflict between the provisions of the Pledge Agreement and the mandatory provisions of the TIA, upon qualification of this Indenture under the TIA, the TIA shall control, and distributions shall be made in the order, and to the Persons specified under, the TIA.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section
6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE 7.
                                  TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Pledge Agreement and the Collateral Documents, and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Pledge Agreement and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture, the Pledge Agreement and the Collateral Documents against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Pledge Agreement and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Pledge Agreement and the Collateral Documents.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture, the Pledge Agreement or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture, the Pledge Agreement or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, the Pledge Agreement or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company or NLC, as the case may be, on behalf of the Company or NLC, respectively.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Pledge Agreement or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

         Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed, if any, in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

         The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

         The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section, the Issuers hereby grant to the Trustee a security interest on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and premium, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture; provided, however, that such Lien shall be automatically released upon the payment in full of all amounts payable to the Trustee pursuant to the first paragraph of this Section 7.07 and of all other amounts then due and payable pursuant to the second paragraph of this Section 7.07.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a custodian or public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, however, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee, and the Issuers shall pay to any such replaced or removed Trustee all amounts owed to such replaced or removed Trustee under Section 7.07 upon such replacement or removal.

Section 7.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another bank or corporation, the successor bank or corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state or the District of Columbia authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11. Preferential Collection of Claims Against Issuers.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company as obligor on the Notes.

                                ARTICLE 8.
                      AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders of Notes.

         Notwithstanding Section 8.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note:

              (a) to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

              (c) to provide for the assumption of the Issuers' obligations to the Holders of the Notes by a successor to the Issuers pursuant to
Article 5 hereof;

              (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

              (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

              (f) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture as of the date hereof.

         Upon the request of the Issuers accompanied by a resolution of their respective Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.02. With Consent of Holders of Notes.

         Except as provided below in this Section 8.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.08 hereof), the Notes and the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 8.02.

         Upon the request of the Issuers accompanied by a resolution of their Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture, by its express terms, directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment, waiver or supplement under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

         (h) waive a redemption payment required to be made, or offered to be made, by the Company pursuant to Section 3.09 or Section 4.14.

         In addition, any amendment to, or waiver of, Article 9 of this Indenture that materially adversely affects the rights of the Holders of the Notes shall require the consent of the Holders of 100% in aggregate principal amount of Notes then outstanding.

Section 8.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate.

Section 8.05. Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until their Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                 ARTICLE 9.
                               SUBORDINATION

Section 9.01. Agreement to Subordinate.

         The Issuers agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full of all Senior Indebtedness of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 9.02. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Issuers in a liquidation or dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or its property, in an assignment for the benefit of creditors or any marshaling of the Issuers' assets and liabilities:

              (i) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain Permitted Subordinated Securities); and

              (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 9 shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive Permitted Subordinated Securities), as their interests may appear.

Section 9.03. Default on Senior Indebtedness.

         (a) The Issuers may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Subordinated Securities) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

              (i) a default in the payment of any principal, interest or other Obligations with respect to Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Indebtedness; or

              (ii) a default, other than a default under clause (i), on Senior Indebtedness occurs and is continuing that then permits holders of the Senior Indebtedness to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a Person who may give it pursuant to Section
9.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         (b) The Issuers may and shall resume payments on and distributions in respect of the Notes and the Company may acquire the Notes upon the earlier of:

              (i) in the case of a default referred to in clause (i) of
Section 9.03(a) hereof, the date upon which the default is cured or waived, or

              (ii) in the case of a default referred to in clause (ii) of
Section 9.03(a) hereof, upon the earlier of the date which such default is cured or waived or 181 days after the Payment Blockage Notice was received if the maturity of such Senior Indebtedness has not been accelerated, if this Article 9 otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 9.04. Acceleration of Securities.

         If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 9.05. When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 9.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 9, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

Section 9.06. Notice by Issuers.

         The Issuers shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 9, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 9.

Section 9.07. Subrogation.

         After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 9 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

Section 9.08. Relative Rights.

         This Article 9 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

              (i) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest or premium, if any, on the Notes in accordance with their terms;

              (ii) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Indebtedness; or

              (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

         If the Issuers fails because of this Article 9 to pay principal of or interest or premium, if any, on a Note on the due date, the failure is still a Default or Event of Default.

Section 9.09. Subordination May Not Be Impaired by the Issuers.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

Section 9.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuers referred to in this Article 9, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto, to this Article 9.

Section 9.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 9 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this
Article 9. Only the Issuers or the Representative may give the notice. Nothing in this Article 9 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 9.12. Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 9, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 9.13. Amendments.

         The provisions of this Article 9 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                ARTICLE 10.
                          COLLATERAL AND SECURITY

Section 10.01. Collateral Documents.

         The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture and which are listed on Exhibit B hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms of the Collateral Documents and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents or as may be reasonably requested in writing by the Trustee, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Note Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured by the Collateral Documents, according to the intent and purposes therein expressed. The Issuers shall take, or shall cause their Subsidiaries that are party to one or more Collateral Documents to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected Lien in and on all the Note Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes with the priority required under the Collateral Documents, subject to Permitted Liens.

Section 10.02. Recording and Opinions.

         (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Issuers shall furnish to the Trustee and the Collateral Agent within 30 days following April 30 of each year beginning with April 30, 2003, an Opinion of Counsel, dated as of the date such opinion is furnished, either (i) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         (c) The Issuers shall otherwise comply with the provisions of TIA ss.314(b).

Section 10.03. Release of Note Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, upon a sale of any Note Collateral and application of the net proceeds of such sale to repay the Notes to the extent required in accordance with the terms of Section 3.08, the Collateral Agent shall release the security interests in favor of the Collateral Agent in the Note Collateral sold; provided, however, that such net proceeds have been or shall be applied in accordance with this Indenture and the Senior Note Indenture; provided further that, prior to the application of such net proceeds, such net proceeds shall be deposited in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Senior Notes.

         (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificates required by this Section
10.03 and by Sections 10.04 and 10.05 hereof.

         (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes or the Trustee except in connection with foreclosure sales.

         (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents or the release of, in whole or in part, the liens created by the Collateral Documents, or the termination of the Collateral Documents, shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms of the Collateral Documents and this Indenture. The Trustee and each of the Holders acknowledge that a release of any Note Collateral or a lien strictly in accordance with the terms of the Collateral Documents will not be deemed for any purpose to be an impairment of the lien on the Note Collateral in contravention of the terms of this Indenture. To the extent applicable, the Issuers shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents and this Indenture, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Issuers except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, accountant or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04. Certificates of the Issuers.

         The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA ss.314(d) and the Collateral Documents and (ii) an Opinion of Counsel, which may be rendered by internal counsel of the Issuers, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.

Section 10.05. Certificates of the Trustee.

         In the event that the Issuers wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, once the Trustee has received all documentation required by TIA ss. 314(d) in connection with such release and the Opinion of Counsel delivered pursuant to Section 10.04(ii), the Trustee shall deliver a certificate to the Collateral Agent confirming receipt of such documentation and Opinion of Counsel; provided, however, that so long as the Trustee is the Collateral Agent, the requirement that the Trustee deliver a certificate to the Collateral Agent shall not be applicable.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

         Subject to the provisions of Section 7.01 and 7.02 hereof and the provisions of the Collateral Documents, the Trustee may in the case of an ongoing Event of Default, in its sole discretion and without the consent of the Holders of Notes subject to Section 6.05, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized and required to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Collateral Documents.

Section 10.08. Termination of Security Interest.

         Upon the payment in full of all Obligations (other than contingent reimbursement, indemnification and contribution Obligations) of the Issuers under this Indenture and the Notes, the Trustee shall, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents to the extent such Liens secure the Obligations of the Issuers under this Indenture.

                                ARTICLE 11.
                         SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)      either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers is a party or by which either of the Issuers is bound;

(3) the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers shall each deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause
(b) of clause (1) of this Section, the provisions of Section 11.02 shall survive.

Section 11.02. Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                ARTICLE 12.
                               MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02. Notices.

         Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers:

         [Reorganized Comdisco, Inc.]
         [New Leasing Co., Inc.]
         6111 North River Road
         Rosemont, Illinois 60018
         Attention:  General Counsel
         Facsimile:  (847) 518-5440


         With a copy to:

         Skadden, Arps, Slate, Meagher & Flom (Illinois)
         333 West Wacker, Suite 2100
         Chicago, Illinois 60606
         Facsimile: (312) 407-0411
         Attention: John Wm. Butler, Jr., Esq.
         Attention: Charles W. Mulaney, Jr., Esq.

         If to the Trustee:

         Wells Fargo Bank Minnesota, National Association
         Corporate Trust
         Sixth and Marquette
         MAC N9303-120
         Minneapolis, Minnesota 55479
         Facsimile: (612) 667-9825
         Attention: Comdisco Administrator

         with a copy (which shall not constitute notice to the Trustee) to:

         Jones, Day, Reavis & Pogue
         222 East 41st Street
         New York, NY 10017-6702
         Facsimile: (212) 755-7306
         Attention:  Donald F. Devine

         The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (provided, however, the Trustee shall not be deemed to have received such mail until it is received at its address set forth above); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it (except as set forth above).

         If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (c) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (d) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (e) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (f) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees, Stockholders and Agents.

         No past, present or future director, officer, employee, incorporator, stockholder or agent of the Issuers shall have any liability for any obligations of the Issuers under the Notes, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

         All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture (including by facsimile). Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                      [Signatures on following pages]

                                 SIGNATURES


Dated as of August ___, 2002
                                              [REORGANIZED COMDISCO, INC.]


                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Attest:


----------------------------
Name:
Title:


                                              [NEW LEASING CO., INC.]


                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Attest:


----------------------------
Name:
Title:


                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION


                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Attest:


----------------------------
Authorized Signatory:
Date:

                                 SCHEDULE A
                       SCHEDULED CASH RESERVE AMOUNT

         Date                               Aggregate Cash Reserve Amount
         ----                               -----------------------------

         September 30, 2002                                   $57,000,000.00
         December 31, 2002                                    $55,000,000.00
         March 31, 2003                                       $53,000,000.00
         June 30, 2003                                        $51,000,000.00
         September 30, 2003                                   $49,000,000.00
         December 31, 2003                                    $47,000,000.00
         March 31, 2004                                       $45,000,000.00
         June 30, 2004 and thereafter                         $43,000,000.00

                                                                     EXHIBIT A


                               [Face of Note]
-------------------------------------------------------------------------------


                                                                 CUSIP ________

                  11% Subordinated Secured Notes due 2005

No. ___                                                               $________

          [REORGANIZED COMDISCO, INC.] and [NEW LEASING CO., INC.]

promise to pay to
                  ----------------------------------------------------- or

registered assigns, the principal sum of [$500,000,000.00] on _________

___, 2005. Interest Payment Dates: September 30, December 31, March 31 and

June 30 Record Dates: September 15, December 15, March 15 and June 15

Dated:  _______________, ____

[REORGANIZED COMDISCO, INC.]                  [NEW LEASING CO., INC.]

By:____________________________               By:____________________________
Name:                                         Name:
Title:                                        Title:


By:____________________________               By:____________________________
Name:                                         Name:
Title:                                        Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION
as Trustee


By:  ___________________________
         Authorized Signatory

--------------------------------------------------------------------------------

                               [Back of Note]
                  11% Subordinated Secured Notes due 2005

         [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO THE PROVISIONS OF THE INDENTURE.]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. [Reorganized Comdisco, Inc.], a [Delaware] corporation (the "Company") and [New Leasing Co., Inc.] a [Delaware] corporation ("NLC" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate of 11.0% per annum from ______ ___, 2002 until maturity. The Issuers will pay interest quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided, however, that prior to the payment in full of all Senior Indebtedness, amounts in respect of regularly scheduled interest on the Notes shall be paid in kind by the issuance of Additional Notes equal in amount to the interest payment due (rounded to the nearest whole dollar) on such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ______ ___, 2002. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) as set forth in Section 1 of this Note to the Persons who are registered Holders of Notes at the close of business on September 15, December 15, March 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest (other than interest paid in kind as provided above) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of August ___, 2002 ("Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to [$500,000,000] in aggregate principal amount plus Additional Notes issued in payment of interest on the Notes and any Additional Notes previously issued in payment of interest on the Additional Notes. The Notes are secured by a grant of a security interest in the Note Collateral pursuant to the Collateral Documents referred to in the Indenture.

         5. OPTIONAL REDEMPTION.

         The Issuers may, at their option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 5 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that any such optional redemption shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         6. MANDATORY REDEMPTION.

         Pursuant to Section 3.08 of the Indenture, and except as provided thereon with respect to redemptions of less than $1.0 million principal amount of Notes, the Issuers shall be required to make mandatory redemptions of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date, in an amount equal to 100% of the Excess Cash. Mandatory redemptions, if any, shall be made for each fiscal quarter within 45 days after the end of such fiscal quarter; provided, however, that any such mandatory redemption shall be permitted only if no Senior Notes remain outstanding or if, concurrently with the redemption of the Notes, the Issuers redeem all Senior Notes then outstanding.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change in Control, subject to the provisions of
Article 9 of the Indenture, the Issuers shall be required to make an offer (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change in Control Repurchase Price"). Within 15 days after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Issuers to repurchase the Senior Notes pursuant to the Senior Note Indenture upon any Change in Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture. Prior to complying with this Section 7, but in any event within 90 days following a Change in Control, the Issuers shall either (1) repay all outstanding Senior Indebtedness (other than the Senior Notes) and offer to repurchase all outstanding Senior Notes in accordance with the terms of the Senior
Note Indenture or (2) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of the Notes required by this Section 7. Holders of Notes that are subject to a Change in Control Offer will receive a Change in Control Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (b) Notwithstanding anything to the contrary in the Indenture or this Section 7, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Senior Notes and all Notes validly tendered and not withdrawn under the change in control offer required to be made under the Indenture and under the Change in Control Offer.

         8. NOTICE OF REDEMPTION. Notice of optional redemption will be mailed at least 5 days but not more than 60 days before the redemption date and notice of a mandatory redemption will be mailed at least 5 days but no more than 30 days before the redemption date, in each case, to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in whole or in part, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The Notes are denominated in amounts of $1,000 and integral multiples thereof; provided, however, that the Notes may be in denominations (rounded to the nearest whole dollar) of less than $1,000 (but in no event less than $1.00) to make redemptions; provided, further, that the Additional Notes may be denominated in amounts (rounded to the nearest whole dollar) less than $1,000 (but in no event less than $1.00) or greater than $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture. Any amendment to, or waiver of,
Article 9 of the Indenture that adversely affects the rights of the holders of the Notes shall require the consent of the holders of 100% in aggregate principal amount of Notes then outstanding.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by Article 9 of the Indenture; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise whether or not prohibited by Article 9 of the Indenture, (iii) failure by the Issuers or any of their Subsidiaries to comply with Section 4.13, 5.01 or 5.02 of the Indenture; (iv) failure by the Issuers or any of their Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness (other than any Indebtedness for which recourse is limited to the property purchased) of the Issuers which default results in the acceleration of such Indebtedness prior to its express maturity, if the principal amount of any accelerated Indebtedness aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Collateral Documents, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on the Notes; or (ii) an Event of Default with respect to any covenant or provision of the Indenture which cannot be waived without the consent of the Holders of each Note affected thereby. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Issuers shall have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Collateral Documents. Requests may be made to:

                  [Reorganized Comdisco, Inc.]
                  [New Leasing Co., Inc.]
                  6111 North River Road
                  Rosemont, Illinois 60018
                  Attention:  General Counsel

         18. ADDITIONAL RIGHTS OF HOLDERS OF GLOBAL NOTES AND DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders of Global Notes and Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Effective Date, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. SUBORDINATION. The Notes are subordinated to the Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, the Senior Indebtedness must be paid before the Notes may be paid. The Issuers agree, and each Holder by accepting a Note (including any Additional Note) agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuers (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

                              ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               _________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:  _______________

                                       Your Signature:
                                                      __________________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                     OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all of your Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                              $_______________

         If you want to elect to have only part of the Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                              $_______________

Date:  _______________

                                       Your Signature:
                                                      __________________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)

                                       Tax Identification No.:
                                                              __________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                           Amount of decrease    Amount of increase in    of this Global Note       Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                                   of                      of                  decrease          of Trustee or Note
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------
















* This schedule should be included only if the Note is issued in global form.

                                                                      EXHIBIT B


                        LIST OF COLLATERAL DOCUMENTS

         Pledge Agreement encumbering all Note Collateral including:

         UCC-1 Financing Statements

                                                                    EXHIBIT E-1
                                                                    -----------


                 TERM SHEET FOR NEW SENIOR NOTES INDENTURE


                            Summary of Terms of
                  Senior Secured Notes (Series A) due 2003


Co-Issuers:                Reorganized Comdisco ("Reorganized Comdisco")
                           and New Leasing Company ("New Leasing Company"), a wholly-owned direct subsidiary of Reorganized
                           Comdisco, will issue the Series A Notes as co-issuers.

Principal Amount:          Series A Notes: $400,000,000

Issuance Date:             Effective Date of the Plan of Reorganization

Maturity Date:             The Series A Notes will mature 18 months after
                           the Issuance Date.

Interest:                  The Series A Notes will bear interest on a
                           floating rate basis and accrue on an actual/365 day basis and shall be payable quarterly in arrears. The Interest Rate will be computed as the sum of (i) three-month US Dollar LIBOR as quoted on Bloomberg Page BBAM 1 (British Bankers
                           Association page) ("LIBOR"); and (ii) the applicable "Margin" defined below. The LIBOR component of the Interest Rate for each quarter shall be fixed two (2) business days prior to the beginning of each payment period, commencing with the Issuance Date.

Margin:                    The Margin will be 3.00% per annum.

Payment Dates:             Interest shall be paid on the last day of each
                           fiscal quarter (each, an "Interest Payment Date")

Principal:                 The entire principal amount of the Series A
                           Notes and all accrued but unpaid interest will be due in full on the Maturity Date.

Optional                   The Issuer will have the option to prepay all or
Prepayments:               any part of the principal amount of the Series A
                           Notes at any time, together with accrued and unpaid interest on the principal amount being repaid, but without premium, make-whole or breakage amounts.

                           If an optional prepayment is made on any date which is not a Mandatory Prepayment Date (as defined below), then the amount of Excess Cash Flow required to be prepaid on the next succeeding Mandatory Prepayment Date, if any, shall be reduced by the amount of such optional payment.

Mandatory                  The Issuer will be required to make mandatory
Prepayments:               pro rata prepayments of the principal amount of
                           the Series A Notes in an amount equal to 100% of the Excess Cash Flow (as defined below).

                           Mandatory prepayments, if any, shall be made for each fiscal quarter within the 30th day after the end of such fiscal quarter (each, a "Mandatory Prepayment Date").

                           "Excess Cash Flow" means Unrestricted Cash
                           (which shall exclude (i) any amounts of the Scheduled Cash Reserve Amount for the current Fiscal Quarter, (ii) any amounts held in the Disputed Claims Reserve and (iii) any amounts held in the Supplemental Distribution Account) and Cash Equivalents (excluding Restricted Cash) on the balance sheet of Reorganized Comdisco, New Leasing Company, New Ventures Company and New Europe Holding Company as of 5:00 p.m. Eastern time on the last day of each Fiscal Quarter, minus an amount necessary to fund the Company's operating reserve up to the Scheduled Cash Reserve Amount for the next succeeding quarter. Excess Cash Flow for any Fiscal Quarter shall be calculated and paid within 30 days after the end of such Fiscal Quarter. The definitions of Unrestricted Cash and Scheduled Cash Reserve Account shall be agreed upon by the Debtors and the Creditors' Committee.

Ranking: The Series A Notes will be paid in full prior to any cash payments being made on the Series B Notes. Prior to the repayment in full of the Series A Notes, accrued interest on the Series B Notes will be added to the principal balance of the Series B Notes.

Security:                  The Series A Notes and Series B Notes will be
                           secured by a security interest in all ownership interests held by either co-issuer in New
                           Leasing Company, New Ventures Company and in all other U.S. entities owned directly by either co-issuer (collectively, the "Collateral").
                           Reorganized Comdisco shall be a holding company with no material assets other than ownership interests in U.S. entitles which are pledged as Collateral and such other assets as shall be agreed upon by the Debtors and the Creditors'
                           Committee. New Europe Holding Company will be wholly-owned by Reorganized Comdisco and will be a U.S. company whose equity interest shall be pledged as Collateral. The Collateral will be pledged by the co-issuers to a Collateral
                           Trustee for the benefit of the holders of the Series A Notes and the Series B Notes or such other arrangement as shall be agreed upon by the Debtors and the Creditors' Committee. In the event of a continuing Event of Default under, and acceleration of, the Series A Notes, the Collateral Trustee shall take such actions as to the foreclosure upon and/or disposition of the Collateral as may be directed by holders of at least 51% of the outstanding principal amount of the Series A Notes. Amounts realized by the Collateral Trustee from the disposition of the Collateral shall be applied first, to the Collateral Trustee's fees, costs and expenses then unpaid, second, to the payment in full of all outstanding amounts then due and owing under the Series A Notes and third to the payment in full of all outstanding amounts then due and owing under the Series B Notes.

Covenants:                 New Leasing Company will cause New Ventures
                           Company to under take to distribute excess cash from its operations to New Leasing Company so long as any obligations on any Series A Notes or Series B Notes remain outstanding.

                           The Series A Notes will contain limitations or prohibitions on Reorganized Comdisco and its domestic subsidiaries with respect to the following matters (to be agreed upon by the Debtors and the Creditors' Committee):

                           o incurrence of indebtedness (subject to certain limited exceptions) and issuance of preferred stock;

                           o       restricted payments;

                           o dividend and other payment restrictions affecting domestic subsidiaries;

                           o       transactions with affiliates;

                           o       liens, which shall prohibit the
                                   incurrence of any lien to secure
                                   indebtedness (subject to limited
                                   carve-outs to be agreed upon (such as
                                   cash collateralization of letters of
                                   credit and surviving pre-petition liens));

                           o       sale and leaseback transactions;

                           o issuances and sales of equity interests in subsidiaries;

                           o       investments;

                           o       issuance of stock of Reorganized Comdisco;

                           o Reorganized Comdisco owning any assets other than Collateral;

                           o       mergers and consolidation;


                           o       amending the Certificate of
                                   Incorporation or By-Laws of Reorganized
                                   Comdisco; and

                           o       increases in payments under the
                                   Management Incentive Plan.


                           In addition, the Series A Notes will provide for the following covenants (except as may be agreed upon by the Debtors and the Creditors' Committee):


                           o Change of Control put for Series A Notes at 101% of principal plus accrued interest (Change of Control definition to be agreed upon by the Debtors and Creditors' Committee);

                           o       affirmative covenant to pledge
                                   additional Collateral by co- issuers;

                           o       additional affirmative covenants
                                   typically included in indentures for
                                   debt securities including financial
                                   reporting covenants.

Events of Default:         The Series A Notes will provide for Events of
                           Default customary for debt securities, to be agreed upon by the Debtors and the Creditors'
                           Committee.

                                                                    EXHIBIT E-2
                                                                    -----------


                     FORM OF NEW SENIOR NOTES INDENTURE


===============================================================================



                        [REORGANIZED COMDISCO, INC.]

                                    AND

                          [NEW LEASING CO., INC.]

                VARIABLE RATE SENIOR SECURED NOTES DUE 2004

                           ---------------------

                                 INDENTURE

                        Dated as of August ___, 2002

                           ---------------------

              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                  Trustee

                           ---------------------


===============================================================================

                           CROSS-REFERENCE TABLE*

 Trust Indenture
 Act Section                                                  Indenture Section
 310(a)(1)....................................................        7.10
      (a)(2)..................................................        7.10
      (a)(3)..................................................        N.A.
      (a)(4)..................................................        N.A.
      (a)(5)..................................................        7.10
      (b).....................................................        7.10
      (c).....................................................        N.A.
 311(a).......................................................        7.11
      (b).....................................................        7.11
      (c).....................................................        N.A.
 312(a).......................................................        2.05
      (b).....................................................       11.03
      (c).....................................................       11.03
 313(a).......................................................        7.06
      (b)(1)..................................................        9.03
      (b)(2)..................................................     7.06;7.07
      (c).....................................................     7.06;11.02
      (d).....................................................        7.06
 314(a).......................................................     4.03;11.05
      (b).....................................................        9.02
      (c)(1)..................................................       11.04
      (c)(2)..................................................       11.04
      (c)(3)..................................................        N.A.
      (d).....................................................  9.03, 9.04, 9.05
      (e).....................................................       11.05
      (f).....................................................        N.A.
 315(a).......................................................        7.01
      (b).....................................................     7.05,11.02
      (c).....................................................        7.01
      (d).....................................................        7.01
      (e).....................................................        6.11
 316(a) (last sentence).......................................        2.09
      (a)(1)(A)...............................................        6.05
      (a)(1)(B)...............................................        6.04
      (a)(2)..................................................        N.A.
      (b).....................................................        6.07
      (c).....................................................     2.12; 8.04
 317(a)(1)....................................................        6.08
      (a)(2)..................................................        6.09
      (b).....................................................        2.04
 318(a).......................................................       11.01
      (b).....................................................        N.A.
      (c).....................................................       11.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.


                             TABLE OF CONTENTS

                                                                                                             Page


                                 ARTICLE 1.
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.01.      Definitions.................................................................................1
Section 1.02.      Other Definitions..........................................................................14
Section 1.03.      Incorporation by Reference of Trust Indenture Act..........................................14
Section 1.04.      Rules of Construction......................................................................15

                              ARTICLE 2.
                              THE NOTES

Section 2.01.      Form and Dating............................................................................15
Section 2.02.      Execution and Authentication...............................................................16
Section 2.03.      Registrar and Paying Agent.................................................................16
Section 2.04.      Paying Agent to Hold Money in Trust........................................................17
Section 2.05.      Holder Lists...............................................................................17
Section 2.06.      Transfer and Exchange......................................................................17
Section 2.07.      Replacement Notes..........................................................................19
Section 2.08.      Outstanding Notes..........................................................................20
Section 2.09.      Treasury Notes.............................................................................20
Section 2.10.      Temporary Notes............................................................................20
Section 2.11.      Cancellation...............................................................................21
Section 2.12.      Defaulted Interest.........................................................................21

                              ARTICLE 3.
                      REDEMPTION AND PREPAYMENT

Section 3.01.      Notices to Trustee.........................................................................21
Section 3.02.      Selection of Notes to Be Redeemed or Repurchased...........................................21
Section 3.03.      Notice of Redemption.......................................................................22
Section 3.04.      Effect of Notice of Redemption.............................................................22
Section 3.05.      Deposit of Redemption Price................................................................22
Section 3.06.      Notes Redeemed in Part.....................................................................23
Section 3.07.      Optional Redemption........................................................................23
Section 3.08.      Mandatory Redemption.......................................................................23
Section 3.09.      Offers to Repurchase by the Issuers........................................................24

                              ARTICLE 4.
                              COVENANTS

Section 4.01.      Payment of Notes...........................................................................25
Section 4.02.      Maintenance of Office or Agency............................................................25
Section 4.03.      Reports....................................................................................26
Section 4.04.      Compliance Certificate.....................................................................26
Section 4.05.      Taxes......................................................................................27
Section 4.06.      Stay, Extension and Usury Laws.............................................................27
Section 4.07.      Restricted Payments........................................................................27
Section 4.08.      Dividend and Other Payment Restrictions Affecting Subsidiaries.............................28
Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock.................................29
Section 4.10.      Transactions with Affiliates...............................................................30
Section 4.11.      Liens......................................................................................31
Section 4.12.      Line of Business...........................................................................32
Section 4.13.      Corporate Existence; Certificate of Incorporation..........................................32
Section 4.14.      Offers to Repurchase by the Company........................................................32
Section 4.15.      Insurance..................................................................................33
Section 4.16.      Maintenance of Property....................................................................33
Section 4.17.      Limitation on Sale and Leaseback Transactions..............................................33
Section 4.18.      Limitation on Issuances and Sales of Equity Interests in Subsidiaries......................33
Section 4.19.      No Amendment to Certain Provisions of the Subordinated Note Indenture......................34
Section 4.20.      Equity Interests of the Company............................................................34
Section 4.21.      Assets of the Company......................................................................34
Section 4.22.      Management Incentive Plan..................................................................34
Section 4.23.      Additional Note Collateral.................................................................34
Section 4.24.      Consummation of Plan.......................................................................35
Section 4.25.      Distributions from Subsidiaries............................................................35

                                 ARTICLE 5.
                                 SUCCESSORS

Section 5.01.      Merger, Consolidation or the Transfer of All or Substantially
                   All of the Assets of the Company...........................................................35
Section 5.02.      Merger, Consolidation or the Transfer of All or Substantially
                   All of the Assets of NLC...................................................................36
Section 5.03.      Successor Corporation Substituted..........................................................37

                              ARTICLE 6.
                        DEFAULTS AND REMEDIES

Section 6.01.      Events of Default..........................................................................38
Section 6.02.      Acceleration...............................................................................39
Section 6.03.      Other Remedies.............................................................................39
Section 6.04.      Waiver of Past Defaults....................................................................39
Section 6.05.      Control by Majority........................................................................40
Section 6.06.      Limitation on Suits........................................................................40
Section 6.07.      Rights of Holders of Notes to Receive Payment..............................................40
Section 6.08.      Collection Suit by Trustee.................................................................41
Section 6.09.      Trustee May File Proofs of Claim...........................................................41
Section 6.10.      Priorities.................................................................................41
Section 6.11.      Undertaking for Costs......................................................................42

                              ARTICLE 7.
                               TRUSTEE

Section 7.01.      Duties of Trustee..........................................................................42
Section 7.02.      Rights of Trustee..........................................................................43
Section 7.03.      Individual Rights of Trustee...............................................................44
Section 7.04.      Trustee's Disclaimer.......................................................................44
Section 7.05.      Notice of Defaults.........................................................................44
Section 7.06.      Reports by Trustee to Holders of the Notes.................................................44
Section 7.07.      Compensation and Indemnity.................................................................44
Section 7.08.      Replacement of Trustee.....................................................................45
Section 7.09.      Successor Trustee by Merger, etc...........................................................46
Section 7.10.      Eligibility; Disqualification..............................................................46
Section 7.11.      Preferential Collection of Claims Against Issuers..........................................46

                              ARTICLE 8.
                   AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01.      Without Consent of Holders of Notes........................................................47
Section 8.02.      With Consent of Holders of Notes...........................................................47
Section 8.03.      Compliance with Trust Indenture Act........................................................48
Section 8.04.      Revocation and Effect of Consents..........................................................49
Section 8.05.      Notation on or Exchange of Notes...........................................................49
Section 8.06.      Trustee to Sign Amendments, etc............................................................49

                              ARTICLE 9.
                       COLLATERAL AND SECURITY

Section 9.01.      Collateral Documents.......................................................................49
Section 9.02.      Recording and Opinions.....................................................................50
Section 9.03.      Release of Note Collateral.................................................................50
Section 9.04.      Certificates of the Issuers................................................................51
Section 9.05.      Certificates of the Trustee................................................................51
Section 9.06.      Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.........51
Section 9.07.      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents............52
Section 9.08.      Termination of Security Interest...........................................................52

                                ARTICLE 10.
                         SATISFACTION AND DISCHARGE

Section 10.01.     Satisfaction and Discharge.................................................................52
Section 10.02.     Application of Trust Money.................................................................53

                             ARTICLE 11.
                            MISCELLANEOUS

Section 11.01.     Trust Indenture Act Controls...............................................................53
Section 11.02.     Notices....................................................................................53
Section 11.03.     Communication by Holders of Notes with Other Holders of Notes..............................55
Section 11.04.     Certificate and Opinion as to Conditions Precedent.........................................55
Section 11.05.     Statements Required in Certificate or Opinion..............................................55
Section 11.06.     Rules by Trustee and Agents................................................................55
Section 11.07.     No Personal Liability of Directors, Officers, Employees, Stockholders and Agents...........56
Section 11.08.     Governing Law..............................................................................56
Section 11.09.     No Adverse Interpretation of Other Agreements..............................................56
Section 11.10.     Successors.................................................................................56
Section 11.11.     Severability...............................................................................56
Section 11.12.     Counterpart Originals......................................................................56
Section 11.13.     Table of Contents, Headings, etc...........................................................56


                                 SCHEDULES

Schedule A        SCHEDULED CASH RESERVE AMOUNT


                                  EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         LIST OF COLLATERAL DOCUMENTS

         INDENTURE dated as of August ___, 2002 between [Reorganized Comdisco, Inc.], a Delaware corporation (the "Company"), [New Leasing Co., Inc.] a Delaware corporation ("NLC" and, together with the Company, the "Issuers") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

         The Company, NLC and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Variable Rate Senior Secured Notes due 2004 (the "Notes"):

                                 ARTICLE 1.
                        DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.01.   Definitions.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any applicable federal or state or other applicable bankruptcy, insolvency, reorganization or other similar law for the relief of debtors.

         "Board of Directors" means:

         (a) with respect to a corporation, the board of directors of the corporation;

         (b) with respect to a partnership, the board of directors of the general partner of the partnership; and

         (c) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

         "Cash Equivalents" means:

         (a) United States dollars;

         (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

         (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

         (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within 271 days after the date of acquisition;

         (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through
(e) of this definition; and

         (g) the following money market funds (including any successor fund or equivalent thereto): (i) Goldman Sachs Financial Square Money Market Fund; (ii) Goldman Sachs Financial Square Prime Obligations Fund; (iii) Goldman Sachs Financial Square Treasury Obligations Fund; (iv) Goldman Sachs Financial Square Federal Fund; and (v) money market funds that primarily invest in the types of investments that are invested in by one or more of the funds identified in subclauses (i) through (iv) of this clause (g).

         "Change in Control" means the occurrence of any of the following:

         (a) the sale of all or substantially all of the assets of the Issuers and their Subsidiaries taken as a whole, to any Person or related group of Persons;

         (b) the consummation of any consolidation or merger of either of the Issuers:

            (i) in which the applicable Issuer is not the continuing or surviving corporation, other than a consolidation or merger:

                    (1) with a wholly-owned Subsidiary of the applicable Issuer in which all of the common stock of the applicable Issuer outstanding immediately prior to the effectiveness thereof is changed into or exchanged for the same consideration, or

                    (2) in which the stockholders of the applicable Issuer immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger; or

            (ii) pursuant to which the shares of common stock of the applicable Issuer are converted into cash, securities, or other property, unless the stockholders of the applicable Issuer immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger,

         (c) the acquisition by any Person individually or any Persons (in each case other than an Excluded Person or Excluded Persons) acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of greater than 50% of the total voting power of all classes of capital shares of either of the Issuers entitled to vote generally in the election of directors of the applicable Issuer; or

         (d) the first day on which a majority of members of the Board of Directors of the Company are not Continuing Directors.

         Notwithstanding clause (a) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred as a result of a transaction in which either:

         (a) the holders of the shares of common stock of the applicable Issuer immediately prior to the sale of all or substantially all of the applicable Issuer's assets have, directly or indirectly, at least a majority of the shares of common stock of the corporation to which such assets were sold immediately after such asset sale; or

         (b) the holders of the shares of common stock of the Issuers immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of common stock of the continuing or surviving corporation immediately after such consolidation or merger.

         Notwithstanding clause (c) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred solely by virtue of any of the following Persons filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the applicable Issuer, of greater than 50% of the total voting power referred to in clause
(c) of the foregoing definition or otherwise:

         (a) the other Issuer;

         (b) any Subsidiary;

         (c) any employee share purchase plan, share option plan, or other share incentive plan or program;

         (d) retirement plan or automatic dividend reinvestment plan; or

         (e) any substantially similar plan of the Issuers or any Subsidiary or any Person holding securities of the Issuers for or pursuant to the terms of any such employee benefit plan.

         "Collateral Agent" means the party named as such in the Collateral Documents until a successor replaces it in accordance with the provisions of the Collateral Documents and thereafter means the successor serving thereunder.

         "Collateral Documents" means all agreements, instruments, documents, pledges or filings listed on Exhibit B hereto that evidence, perfect, set forth or limit the security interest of the Collateral Agent in the Note Collateral.

         "Company" means [Reorganized Comdisco, Inc.], and any and all successors thereto.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

         (a) was a member of such Board of Directors on the date of this Indenture or elected to or otherwise named to the Board of Directors pursuant to the Plan; or

         (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Issuers and the Holders.

         "Custodian" means the Trustee, as custodian with respect to the Notes, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disclosure Statement" means the Disclosure Statement with respect to the Plan.

         "Disputed Claims Reserve" has the meaning given to that term in the Plan.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Domestic Subsidiary" means any Subsidiary of the Issuers that was formed under the laws of the United States or any state of the United States or the District of Columbia.

         "Effective Date" means August ___, 2002.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Excess Cash" means Unrestricted Cash minus the sum of (i) an amount of cash or cash equivalents necessary to fund the Issuers' operating reserve for the fiscal quarter immediately following the fiscal quarter as to which any determination is being made, such operating reserves not to exceed the aggregate Scheduled Cash Reserve Amount and (ii) the amount of Notes optionally redeemed or to be optionally redeemed by the Issuers (unless the Issuers subsequently fail to redeem such Notes on the applicable redemption date) in accordance with Section 3.07 hereof following the last day of the fiscal quarter and prior to any mandatory redemption date in accordance with Section 3.08 hereof; provided, that amounts of Excess Cash determined by the foregoing shall be rounded down to the nearest whole multiple of $1,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Person" means any Person who is a holder of more than 5% of all classes of capital shares of the Issuers as of the Effective Date.

         "Existing Indebtedness" means up to $610.0 million in aggregate principal amount of Indebtedness of the Issuers and their Subsidiaries (excluding Indebtedness under this Indenture and the Subordinated Note Indenture) in existence on the date of the Indenture, until such amounts are repaid.

         "Foreign Subsidiary" of a Person means any Subsidiary of the referent Person that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means each of the global Notes issued in accordance with Section 2.01 and substantially in the form of Exhibit A attached hereto that, except as otherwise provided in Section 2.01(b) hereof, bear the Global Note Legend and that have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary.

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

         (a) swap agreements, cap agreements and collar agreements designed to protect such Person against fluctuations on interest or currency exchange rates; and

         (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

         (a) in respect of borrowed money;

         (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (c) in respect of banker's acceptances;

         (d) representing Capital Lease Obligations;

         (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (f) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

         (b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

         (c) in the case of a Guarantee of Indebtedness, the maximum amount of the outstanding Indebtedness guaranteed under such Guarantee; and

         (d) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the fair market value of the asset(s) subject to such Lien.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

         "Initial Notes" means the Notes issued under this Indenture on the date hereof.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuers or any Subsidiary of the Issuers sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuers, the Issuers will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Chicago or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Credit Facility" means the Credit and Security Agreement, dated as of June 18, 2002, between the Company and Fifth Third Bank (Chicago), and the other "Loan Documents" (as defined therein), each as amended, supplemented, refinanced, replaced, extended, defeased, increased, refunded, renewed, restated, revised or otherwise modified from time to time in the aggregate amount of outstanding letters of credit not to exceed $12,000,000.00 at any time.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Management Incentive Plan" has the meaning given to that term in the Plan.

         "New Europe" means [New Europe Holding Company], and any and all successors thereto.

         "New Ventures" means [New Ventures Holding Company], and any and all successors thereto.

         "NLC" means [New Leasing Co., Inc.], and any and all successors thereto.

         "Non-Recourse Debt" means Indebtedness incurred in connection with discounted lease receivables programs substantially similar to the discounted lease receivables programs utilized in the ordinary course of business of the Issuers and/or their Subsidiaries prior to the date hereof as to which no default with respect to such Indebtedness (including any rights that the holders of the Indebtedness may have to take enforcement action against a Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes or the Senior Notes) of the Issuers or any of their Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

         "Note Collateral" means all property, now owned or hereafter acquired, of the Issuers that, pursuant to the Collateral Documents, is subject to a security interest in favor of the Collateral Agent.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes shall be treated as a single class for all purposes under this Indenture.

         "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company or NLC, as the case may be, by two Officers of the Company or NLC, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or NLC, as the case may be, that meets the requirements of Section 11.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 11.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Permitted Business" means:

         (a) the sale, collection or other liquidation of the assets of the Issuers and their Subsidiaries, the repayment of the Indebtedness of the Issuers and thereafter the payment of dividends or other distributions to the owners of the Capital Stock of the Company, as contemplated by the Plan and the Disclosure Statement; and

         (b) any business that is ancillary to the foregoing.

         "Permitted Investments" means:

         (a) any Investment (i) in the Issuers, (ii) in a Domestic Subsidiary of the Issuers or (iii) in a Foreign Subsidiary of the Issuers; provided, however, that the Issuers or a Domestic Subsidiary of the Issuers cannot make Investments in Foreign Subsidiaries pursuant to this subclause
(iii) in an amount exceeding the aggregate distributions received by the Issuers or their Domestic Subsidiaries from Foreign Subsidiaries since April 1, 2002; provided, further, that any intercompany Indebtedness owed to the Issuers or any Domestic Subsidiary of the Issuers by any Foreign Subsidiary may be converted into equity of, or contributed to the capital of, a Foreign Subsidiary in order to maintain the solvency of any Foreign Subsidiary or in connection with a sale or other disposition of such Foreign Subsidiary;

         (b) any Investment in cash or Cash Equivalents;

         (c) any Investments made or received (i) in exchange for, or in compromise of, other Investments of the Issuers or any of their Subsidiaries existing as of the date hereof, (ii) in exchange for, or in compromise of, assets or other rights received by the Issuers or any of their Subsidiaries in exchange for, or in compromise of, Investments of the Issuers or any of their Subsidiaries, which assets, rights or Investments were in existence as of the date hereof or (iii) to extend, refinance, renew or replace any other Investments of the Issuers or any of their Subsidiaries existing as of the date hereof;

         (d) any Investments received in compromise of obligations of Persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (e) Hedging Obligations;

         (f) Investments represented by accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (g) Investments, or Investments resulting from commitments to make Investments, existing as of the date of this Indenture;

         (h) Investments, or commitments to make Investments, in the form of
(x) a lease of or rental agreement, (y) a sale contract (including an installment sale contract or conditional sale agreement), or (z) a secured financing, including any schedule or amendment thereto or assignment, assumption, renewal or novation thereof (and delivery, acceptance or installation certificates, landlord or mortgagee waivers, intercreditor or subordination agreements, incumbency certificates, purchase orders, purchase order assignments, and sale and leaseback agreements, each relating thereto), and in each case, which with respect thereto: (A) the Company, NLC or one of their Subsidiaries is the lessor, seller, secured party or obligee (whether initially or as an assignee), or (B) is between an obligor, on the one hand, and a lessor, seller, obligee, secured party or assignee of any of the foregoing, on the other hand, and (1) which would be a Permitted Investment if the Company, NLC or one of their Subsidiaries were the lessor, seller, obligee, secured party or assignee of any of the foregoing thereunder and (2) with respect to which the Company, NLC or one of their Subsidiaries is an assignee of the revenues or claims with respect thereto;

         (i) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits in the ordinary course of business consistent with past practices; and

         (j) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding not to exceed (1) $1.0 million in respect of Investments in any Person by New Ventures and (2) $1.0 million in respect of Investments in any Person by the Issuers or their Subsidiaries including New Ventures; provided, however, that any Investment by New Ventures with respect to this clause (j) shall be attributed, without duplication, to either subclause (1) hereof or subclause (2) hereof.

         "Permitted Liens" means:

         (a) Liens created, or intended to be created, under the Collateral Documents;

         (b) Liens on assets of any of the Issuers or their Subsidiaries securing Indebtedness that are permitted by clauses (c), (f) or (i) of the second paragraph of Section 4.09;

         (c) Liens in favor of any of the Issuers or their Subsidiaries;

         (d) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuers or New Ventures; provided, however, that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Issuers or New Ventures and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Issuers or New Ventures; provided, further, that such Person becomes a Subsidiary of the Issuers or New Ventures as a result of a Permitted Investment pursuant to clause (c) of the definition thereof;

         (e) Liens on property existing at the time of acquisition of such property by any of the Issuers or their Subsidiaries, provided, however, that such Liens were in existence prior to the contemplation of such acquisition and such property was acquired in exchange for, or in compromise of, Investments existing as of the date hereof or Investments resulting from commitments to make Investments existing as of the date hereof;

         (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (g) Liens on assets or rights which are not Note Collateral and which secure Indebtedness permitted under any clause of Section 4.09 so long as the Notes are repaid in full with the proceeds of, and concurrently with the incurrence of, such Indebtedness;

         (h) Liens existing on the date of this Indenture;

         (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings or negotiations promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (j) Liens incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations that are not Indebtedness that do not exceed $1.0 million at any one time outstanding;

         (k) Liens on assets of NLC or any Subsidiaries of the Issuers that secure Non-Recourse Debt of NLC or such Subsidiaries;

         (l) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 90 days or which are being contested in good faith; provided, however, that a reserve or other appropriate provision as shall be required by GAAP shall have been made therefor;

         (m) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Issuers or their Subsidiaries, taken as a whole, incurred in the ordinary course of business;

         (n) Liens arising by reason of any judgment not constituting an Event of Default under this Indenture; provided, however, that:

            (i) such Liens are being contested in good faith by appropriate proceedings or negotiations, and

            (ii) such Liens are adequately bonded or adequate reserves have been established on the books of the Issuers in accordance with GAAP;

         (o) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by any of the Issuers or their Subsidiaries; provided, however, that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and

         (p) renewals or refundings of Indebtedness expressly permitted by the Indenture secured by any Liens referred to in clauses (a), (b), (d),
(e), (g), (h) and (k) above; provided, however, that:

            (i) such new Liens will be limited to all or part of the same property that secured the original Liens (plus improvements to or on such property); and

            (ii) the principal amount of the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of
(1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (b), (d), (e), (g), (h) and (k) above immediately prior to such renewal or refunding, and (2) an amount necessary to pay any fees and expenses, including premiums, related to such renewals or refundings.

         "Permitted Refinancing Indebtedness" means any Indebtedness of any of the Issuers or their Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of any of the Issuers or their Subsidiaries (other than intercompany Indebtedness); provided, however, that:

         (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

         (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (d) such Permitted Refinancing Indebtedness is incurred either by the Issuers or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (e) the covenants contained in the documentation governing such Permitted Refinancing Indebtedness are no more restrictive than the covenants contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (f) if more than 30 days remain until the maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, the interest rate of such Permitted Refinancing Indebtedness does not exceed the interest rate of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" means the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors In Possession dated as of June 13, 2002, as amended, modified or otherwise supplemented through the Effective Date.

         "Pledge Agreement" means the Pledge Agreement, dated as of the Effective Date, among the Issuers and the Trustee, as amended, modified or supplemented from time to time.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

          "Scheduled Cash Reserve Amount" means the respective amount set forth on Schedule A hereto allocated among the Subsidiaries of the Company as the Company's Board of Directors deems appropriate.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stay Bonus Plan" has the meaning given to that term in the Disclosure Statement.

         "Subordinated Note Indenture" means the indenture, dated as of the date of this Indenture, to be executed by the Issuers and the Subordinated Note Trustee, pursuant to which the Subordinated Notes will be issued.

         "Subordinated Note Trustee" means Wells Fargo Bank Minnesota, National Association in its capacity as trustee under the Subordinated Note Indenture and any successor trustee, if any, under the Subordinated Note Indenture.

         "Subordinated Notes" means the 11% Subordinated Secured Notes due 2005 issued pursuant to the Subordinated Note Indenture.

         "Subsidiary" means, with respect to any specified Person:

         (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
(ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Supplemental Distribution Account" has the meaning given to that term in the Plan.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Cash" means cash or cash equivalents as set forth on the balance sheets of the Issuers and their Subsidiaries prepared in accordance with GAAP as of 5:00 p.m. on the last day of the applicable fiscal quarter minus, without duplication, the sum of cash or cash equivalents (i) held in non-domestic accounts in the ordinary operation of the business, (ii) required to be shown as restricted cash or cash equivalents in accordance with GAAP on such balance sheet (or the notes thereto) or otherwise unavailable to Issuers and their Subsidiaries for general use as a result of the Plan, applicable law or agreement with a third party, (iii) held or maintained in the Disputed Claims Reserve, (iv) held or maintained in the Supplemental Distribution Account, (v) held or maintained in the cash account pledged to the issuers of letters of credit under the Letter of Credit Facility and (vi) held or required to be held in an escrow account or otherwise legally segregated from the funds of the Issuers and their Subsidiaries pursuant to the Stay Bonus Plan and/or the Management Incentive Plan.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (b) the then outstanding principal amount of such Indebtedness.

Section 1.02.  Other Definitions.

                                                                     Defined in
        Term                                                          Section
        ----                                                          -------
        "Affiliate Transaction"......................................   4.10
        "Authentication Order" ......................................   2.02
        "Change in Control Offer"....................................   4.14
        "Change in Control Repurchase Date"..........................   4.14
        "Change in Control Repurchase Price".........................   4.14
        "DTC"........................................................   2.03
        "Event of Default"...........................................   6.01
        "incur"......................................................   4.09
        "Offer"......................................................   3.09
        "Offer Period"...............................................   3.09
        "Paying Agent"...............................................   2.03
        "Permitted Debt".............................................   4.09
        "Registrar"..................................................   2.03
        "Restricted Payments"........................................   4.07

Section 1.03   Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and NLC and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.    Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                 ARTICLE 2.
                                  THE NOTES

Section 2.01.     Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as applicable. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof; provided, however, that the Notes may be in denominations (rounded to the nearest whole dollar) of less than $1,000 (but in no event less than $1.00) to make redemptions of Notes pursuant to
Section 3.07 and 3.08 hereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Except as expressly required by the terms of this Indenture, Notes shall be issued in global form substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes otherwise issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.   Execution and Authentication.

         Two (2) Officers of both the Company and NLC shall sign the Notes for the Company and NLC, respectively. The signatures of any of those Officers on the Notes may be either a manual or a facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee on the certificate of authentication of the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by two (2) Officers of both the Company and NLC specifying the date on which the Notes are to be authenticated and whether the Notes are Definitive Notes or Global Notes (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. The Issuers shall pay all reasonable fees payable to the authenticating agent. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.    Registrar and Paying Agent.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar upon prior written notice to the Trustee without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address and any change in the name or address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent and shall, if required, incorporate the provisions of the TIA.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Issuers) shall have no further liability for the money delivered to the Trustee. If either the Company or NLC, or a Subsidiary of the Company or NLC, acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount held by each Holder, and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06.   Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Issuers delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary or (ii) following the occurrence and during the continuation of a Default or Event of Default, any Person holding a beneficial interest in a Global Note requests that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this
Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers of beneficial interests in a Global Note.

         (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

         (f) Legends. The following legends shall appear on the face of all Global Notes issued under this Indenture in substantially the following form unless specifically stated otherwise in the applicable provisions of this Indenture.

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 8.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE OR IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF [REORGANIZED COMDISCO, INC.] AND [NEW LEASING CO., INC.]"

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

             (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

             (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Trustee or the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.14 and 8.05 hereof).

             (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

             (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

             (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

             (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

             (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

             (viii) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or NLC, or an Affiliate of the Company or NLC, holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of its Affiliates or held or maintained in the Disputed Claims Reserve, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuers for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, in exchange thereof the same aggregate principal amount of Definitive Notes of authorized denominations.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its normal practice and applicable law. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has redeemed or repurchased or paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date, provided, however, that each such special record date shall be at the earliest practicable date but in all events shall not be less than five Business Days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                 ARTICLE 3.
                         REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or are required to redeem Notes pursuant to Section 3.08, the Issuers shall furnish to the Trustee, at least 5 days but not more than 60 days before an optional redemption date pursuant to Section 3.07 or at least 5 days but not more than 30 days before a mandatory redemption date pursuant to Section 3.08, an Officers' Certificate setting forth (i) that the redemption is an optional redemption pursuant to Section 3.07 or an mandatory redemption pursuant to Section 3.08, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed or Repurchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes pro rata in accordance with the outstanding principal amount of the Notes outstanding immediately prior to such redemption or purchase.

         The Trustee shall promptly notify the Issuers, the Registrar and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected to be redeemed may be in whole dollar amounts of less than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

         Subject to the provisions of Sections 3.08 and 3.09 hereof, at least 5 days but not more than 60 days before an optional redemption date pursuant to Section 3.07 or at least 5 days but not more than 30 days before a mandatory redemption date pursuant to Section 3.08, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 5 Business Days prior to the date on which any notice of redemption pursuant to this Article 3 is requested to be mailed by the Trustee, Officers' Certificates requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05.     Deposit of Redemption Price.

         Prior to 11:00 a.m., Chicago time, not less than one Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

         (a) The Issuers may, at its option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 5 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.

         (a) The Issuers shall be required to make mandatory redemptions of the Notes on or before the 45th day after the end of each fiscal quarter ending on September 30, December 31, March 31 and June 30 of each year pursuant to which the Issuers will redeem a principal amount of Notes equal to Excess Cash as of the end of the immediately preceding fiscal quarter; provided, however, that the Issuers shall not be obligated to make any redemption pursuant to this Section 3.08 of less than $1.0 million principal amount of Notes unless the principal amount of Notes then outstanding is less than or equal to the principal amount of Notes otherwise required to be redeemed pursuant to this Section 3.08 without giving effect to this proviso. Any such mandatory redemption shall be made on at least 5 days' but not more than 30 days' notice to each Holder of the Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.09.     Offers to Repurchase by the Issuers.

         In the event that, pursuant to Section 4.14 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Offer"), it shall follow the procedures specified below.

         The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than the applicable Change in Control Repurchase Date, the Issuers shall purchase all Notes tendered in response to the Offer.

         If the applicable Change in Control Repurchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer; provided, however, that if the Issuers, the Depositary or the Paying Agent, as the case may be, fail to mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase pursuant to this Section 3.09, interest shall be paid by the Issuers on the unpaid principal from such interest record date until such principal is paid and to the extent lawful on any interest not paid on such interest, in each case at the rate provided in the Notes.

         Upon the commencement of an Offer, the Issuers shall send, by first class mail, a written notice to the Trustee and each of the Holders, with a copy to the Trustee. Such notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The Offer shall be made to all Holders. The notice, which shall govern the terms of the Offer, shall state:

         (a) that the Offer is being made pursuant to this Section 3.09 and
Section 4.14 hereof and the length of time the Offer shall remain open;

         (b) the Change in Control Repurchase Price and the Change in Control Repurchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Change in Control Repurchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Offer may elect to have Notes purchased in whole or in part;

         (f) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least ten days before the Change in Control Repurchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Change in Control Repurchase Date, the Issuers shall, to the extent lawful, accept for payment, all Notes tendered, and shall deliver to the Trustee Officers' Certificates stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Change in Control Repurchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Offer on or as soon as reasonably practicable following the Change in Control Repurchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                 ARTICLE 4.
                                 COVENANTS

Section 4.01.     Payment of Notes.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary of the Issuers, holds as of 12:00 noon Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.    Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the corporate trust office of the Trustee's Agent located at c/o the Depository Trust Company, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03.    Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor forms) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

Section 4.04.     Compliance Certificate.

         (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers and their Subsidiaries has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Issuers, as the case may be, is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event, its nature and status and what action each of the Issuers, as the case may be, is taking or propose to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 10 days after any executive officer of either of the Issuers becomes aware of any Event of Default, an Officers' Certificate specifying such Event of Default, the period of existence thereof and what action each of the Issuers, as the case may be, is taking or proposes to take with respect thereto.

         (d) In the event that the Subordinated Notes are declared due and payable before the Stated Maturity of such Indebtedness because of the occurrence of an event of default thereunder, the Issuers shall give prompt notice in writing of such happening to the Trustee.

Section 4.05.    Taxes.

         The Issuers shall, and shall cause each of their Subsidiaries to, pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or negotiations or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.    Stay, Extension and Usury Laws.

         The Issuers covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, or interest on the Notes in accordance with this Indenture, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.    Restricted Payments.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Issuers' or any of their Subsidiaries Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuers or any of their Subsidiaries) or to the direct or indirect holders of the Issuers' or any of their Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuers or any Subsidiary of the Issuers or payable to the Issuers or a Subsidiary of the Issuers);
(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any of their Subsidiaries held by any Person (other than the Issuers or any of its Subsidiaries); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal and premium, if any, at the Stated Maturity thereof; or (d) make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments").

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit: (a) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuers) of, Equity Interests of the Issuers (other than Disqualified Stock); (b) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of any of the Issuers or their Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (c) the payment of any dividend by NLC or a Subsidiary of the Issuers to the holders of its Equity Interests on a pro rata basis; and (d) the making of a Change in Control offer to repurchase the Subordinated Notes after a Change in Control.

Section 4.08.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the Issuers or any Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuers or any of their Subsidiaries; (b) make loans or advances to the Issuers or any of their Subsidiaries; or (c) transfer any of its properties or assets to the Issuers or any of their Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

         (a) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, supplements, refinancings, replacement, extensions, defeasance, refundings, renewals, restatements, revisions or other modifications to those agreements; provided, however, that the amendments, supplements, refinancings, replacement, extensions, defeasance, refundings, renewals, restatements, revisions or other modifications are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture and do not increase the amount of the Indebtedness;

         (b) this Indenture and the Notes;

         (c) the Subordinated Note Indenture and the Subordinated Notes;

         (d) applicable law;

         (e) customary non-assignment provisions in any contract or licensing agreement entered into in the ordinary course of business and consistent with past practices;

         (f) purchase money obligations permitted to be incurred pursuant to clause (c) of the second paragraph of Section 4.09 that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph of this Section 4.08;

         (g) any agreement for the sale or other disposition of NLC or a Subsidiary that restricts distributions by NLC or that Subsidiary pending its sale or other disposition;

         (h) Permitted Refinancing Indebtedness, provided, however, that the restrictions contained in the agreements governing such Permitted
Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (i) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

         (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

         (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuers shall not issue any Disqualified Stock and shall not permit any of their Subsidiaries to issue any shares of preferred stock.

         The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (a) the incurrence by the Issuers and their Subsidiaries of the Existing Indebtedness;

         (b) the incurrence by the Issuers of Indebtedness represented by the Notes and the Subordinated Notes;

         (c) with respect to lease or rental commitments to lessees (i) existing as of the date hereof or (ii) permitted to be incurred by Foreign Subsidiaries after the date hereof in accordance with Section 4.12, the incurrence by the Issuers or any of their Subsidiaries of Indebtedness represented by purchase money obligations incurred for the purpose of financing all or any part of the purchase price or cost of equipment leased or sold to, or otherwise financed for, a customer of the business of the Issuers or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (c), not to exceed $10.0 million at any time outstanding;

         (d) the incurrence by (i) the Issuers or any of their Subsidiaries or (ii) with respect to clause (b) of this Section 4.09, the Issuers, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (a), (b), (c), (d), (g), (i) or (k) of this paragraph;

         (e) the incurrence by the Issuers or any of their Subsidiaries of intercompany Indebtedness between or among the Issuers and any of their Subsidiaries; provided, however, that:

             (i) if either the Company or NLC is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

             (ii) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuers or a Subsidiary of the Issuers and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company, NLC or a Subsidiary of the Issuers shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuers or such Subsidiary, as the case may be, that was not permitted by this clause (e);

         (f) the incurrence by the Issuers or any of their Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency risk;

         (g) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09;

         (h) Indebtedness of the Issuers or any Subsidiary to the extent that the net proceeds thereof are promptly:

             (i) used to purchase Notes tendered in an offer to purchase made as a result of a Change in Control; or

             (ii) used to redeem Notes pursuant to Section 3.08 hereof.

         (i) the incurrence by the Issuers or any of their Subsidiaries of additional Indebtedness (including Acquired Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $5.0 million;

         (j) the incurrence of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by a Subsidiary of the Issuers that was not permitted by this clause (j); and

         (k) obligations in respect of letters of credit, performance and surety bonds and completion guarantees provided by the Issuers or any Subsidiary of the Issuers in the ordinary course of business, including pursuant to the Letter of Credit Facility.

         The Issuers shall not incur any Indebtedness (including Permitted
Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers (other than the Notes or the Subordinated Notes) unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Issuers shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09.

Section 4.10.     Transactions with Affiliates.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (a) the Affiliate Transaction is on terms that are no less favorable to the Issuers or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuers or such Subsidiary with an unrelated Person; and

         (b) the Issuers delivers to the Trustee:

             (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, resolutions of the Board of Directors of the Issuers, as the case may be, set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

             (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate
Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

         (a) any employment agreement that is in effect on the date of this Indenture or that is entered into by the Issuers or any of their Subsidiaries with approval by a majority of the disinterested members of the Board of Directors of the Company;

         (b) transactions between or among one or more of the Company and/or NLC and/or their respective Subsidiaries;

         (c) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuers;

         (d) Restricted Payments that are permitted by Section 4.07;

         (e) advances to Officers of any of the Issuers or their Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such Persons in the performance of their responsibilities to the Issuers or such Subsidiary or in connection with any relocation;

         (f) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, equity options and equity ownership plans, and payments, bonuses or other incentives offered pursuant to the Management Incentive Plan) paid or issued to and indemnities provided on behalf of, Officers, directors, employees or consultants of the Issuers or any Subsidiary in the ordinary course of business; and

         (g) any other transactions expressly authorized by the Court pursuant to the Plan or any order entered by the Court in respect thereof.

Section 4.11.     Liens.

         The Issuers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (a) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset of the Issuers or any of its Subsidiaries now owned or hereafter acquired or on any income or profits therefrom, or (b) assign or convey any right to receive income therefrom, securing Indebtedness, except in each case for Permitted Liens.

Section 4.12.     Line of Business.

         Subject to, and without limitation to the provisions restricting the business operations of the Company contained in the articles of incorporation, certificate of incorporation or similar organizational document of the Company, the Issuers shall not, and shall not permit any Subsidiary to, engage in any business other than the Permitted Business except (i) to such extent as would not be material to the financial condition of the Issuers and their Subsidiaries taken as a whole and as may arise in connection with, or as a result of, the enforcement of the Issuers' and/or their Subsidiaries' legal rights against any third parties in implementing the Permitted Business with respect to New Ventures or (ii) with respect to Permitted Investments, or commitments to make Permitted Investments, permitted by clause (h) of the definition thereof, made by Foreign Subsidiaries within six months of the date hereof; provided, that the aggregate amount of such Permitted Investments is less than $50.0 million at any time within such six month period.

Section 4.13.     Corporate Existence; Certificate of Incorporation.

         Subject to the provisions of Section 5.1 and Section 5.2 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

         (a) its corporate existence, and the corporate, partnership or other existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary, and

         (b) the rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the Issuers, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, as the case may be, and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Notwithstanding anything to the contrary contained in this Section 4.13, the Company shall not amend, modify or alter its certificate of incorporation, articles of incorporation or similar organizational document in any manner that would materially expand or enlarge or fundamentally alter the business operations to be conducted by the Company pursuant to such certificate of incorporation, articles of incorporation or similar organizational document.

Section 4.14.     Offers to Repurchase by the Company.

         Upon the occurrence of a Change in Control of the Company occurring after the date of issuance of the Notes and on or prior to maturity, the Issuers shall make an offer to each Holder (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes on the date, which must be a Business Day (the "Change in Control Repurchase Date"), that is selected by the Issuers (subject to compliance with the minimum Offer Period specified in Section 3.09) that is not more than 75 days after the date the Issuers give notice of the Change in Control at a price (the "Change in Control Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Change in Control Repurchase Date. Not less than one Business Day prior to the Change in Control Repurchase Date, the Issuers shall be required to deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Change in Control Repurchase Price of the Notes that are to be repaid on the Change in Control Repurchase Date. On or before the 15th day after the occurrence of a Change in Control, the Issuers shall mail to all Holders the information and documentation required to be provided pursuant to Section 3.09. The Issuers shall comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change in Control and shall be deemed not to have breached its obligations under this Section 4.14 as a result of such compliance.

         Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

Section 4.15.     Insurance.

         The Issuers shall, and shall cause their Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, and shall furnish to the Trustee, upon reasonable written request, full information as to the insurance carried.

Section 4.16.     Maintenance of Property.

         The Issuers shall, and shall cause their Subsidiaries to keep all property and systems useful and necessary in its business or the business of any of their Subsidiaries in good working order and condition, ordinary wear and tear excepted, and supplied with all necessary equipment.

Section 4.17.     Limitation on Sale and Leaseback Transactions.

         The Issuers shall not, and shall not permit any of their Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that so long as no Default has occurred and is continuing or would be caused thereby, the preceding sentence shall not prohibit: (a) any sale and leaseback transaction involving or in respect of the Company's corporate headquarters and/or all tangible property related thereto; and
(b) sale and leaseback transactions to the extent the aggregate present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been or may, at the option of the lessor, be extended) of such sale and leaseback transactions do not exceed $5.0 million at the time of determination.

Section 4.18. Limitation on Issuances and Sales of Equity Interests in Subsidiaries.

         (a) The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Issuers to any Person (other than the Issuers or a Subsidiary of the Issuers), unless such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary.

         In addition, the Issuers shall not permit any Subsidiary of the Issuers to issue any Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Issuers or a Subsidiary of the Issuers.

Section 4.19.     No Amendment to Certain Provisions of the Subordinated
                  Note Indenture.

         The Company shall not amend, modify or alter the Subordinated Note Indenture in any way to:

         (a) increase the rate of, change the time for or change the manner of payment of interest on any Subordinated Notes;

         (b) increase the principal or premium, if any, of, or advance the final maturity date of, any Subordinated Notes;

         (c) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Subordinated Notes; or

         (d) amend Article 9 of the Subordinated Note Indenture.

Section 4.20.     Equity Interests of the Company.

         The Company shall not issue any additional Equity Interests after the date hereof; provided, however, that the Company may issue Equity Interests upon the exercise of any warrants or rights or pursuant to any rights issued in accordance with the Plan and may issue options to officers, employees and directors of the Company and its Subsidiaries to acquire Capital Stock of the Company and may issue Capital Stock upon exercise of such options.

Section 4.21.     Assets of the Company.

         The Company shall contribute, transfer or assign all of its material, tangible assets, other than its right, title and interest in the Note Collateral, to NLC or any other Subsidiary as soon as reasonably practicable after the Company has the legal right to contribute, transfer or assign such material, tangible assets, whether such assets are owned on the date hereof or subsequently become owned by the Company; provided, however, that nothing contained in this Section 4.21 shall require the Company to contribute, transfer or assign its right, title and interest in cash and/or cash equivalents to NLC or any other Subsidiary.

Section 4.22.     Management Incentive Plan.

         The Issuers shall not amend, modify or restate the Management Incentive Plan after the Effective Date in any way that would increase the aggregate maximum amount of incentive payments payable thereunder at any time to an amount greater than 105% of the aggregate maximum amount otherwise payable under the Management Incentive Plan with respect to the achievement of a certain performance target or incentive level.

Section 4.23.     Additional Note Collateral.

         In the event that the Company or NLC or any of their Subsidiaries acquires or creates another Domestic Subsidiary after the Effective Date which is directly owned by the Company or NLC, or if any of the Issuers' Foreign Subsidiaries becomes a Domestic Subsidiary after the Effective Date which is directly owned by the Company or NLC, the Issuers covenant and agree that the Equity Interests of such newly acquired or created Domestic Subsidiary shall be pledged and otherwise constitute additional Note Collateral hereunder and pursuant to the Collateral Documents. The Issuers shall execute and deliver to the Trustee any additional instruments and do any further acts as may be reasonably necessary or proper to carry out the purposes of this Section 4.23.

Section 4.24.     Consummation of Plan

         Notwithstanding anything to the contrary herein, no provision or Section of this Indenture shall prevent, restrict or otherwise hinder the Issuers from consummating the Plan and the transactions contemplated thereby.

Section 4.25.     Distributions from Subsidiaries.

         Except with respect to any Scheduled Cash Reserve Amount, the Issuers will take reasonable actions to cause their Domestic Subsidiaries to distribute all cash to their respective parent companies until such cash is in the accounts of the Company. In addition, the Issuers will take reasonable actions to cause their Foreign Subsidiaries, to the extent such distribution would not violate applicable law or trigger either an additional foreign tax or United States tax, to distribute all cash not required for their continued normal operations to their respective parent companies until such cash is in the accounts of the Company.

                                 ARTICLE 5.
                                 SUCCESSORS

Section 5.01. Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company.

         The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless:

         (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

         (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

         (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.01 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

         (d) each Subsidiary of the Company immediately prior to the transaction shall be a Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by the Company or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; and

         (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer have been complied with.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with the preceding paragraph:

         (a) the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, the Company under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as the Company in this Indenture and the Registration Rights Agreement;

         (b) the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

         (c) the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

         Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Reorganized Comdisco, Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. Upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

Section 5.02. Merger, Consolidation or the Transfer of All or Substantially All of the Assets of NLC.

         NLC may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of NLC and its Subsidiaries, taken as a whole, to, another Person in any transaction in which NLC is not the continuing or surviving entity, unless:

         (a) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of NLC under the Notes, this Indenture and the Registration Rights Agreement or is a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code, and this Indenture remains in full force and effect;

         (b) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia, although it in turn may be owned by a foreign entity;

         (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and the Officers' Certificate referred to in clause (e) of this Section 5.02 reflects that such Officers are not aware of any such Default or Event of Default that shall have occurred and be continuing;

         (d) each Subsidiary of NLC immediately prior to the transaction shall be a Subsidiary of the resulting, surviving or transferee Person immediately following the transaction, and the transaction shall not indirectly effect any change, transfer, borrowing or Lien that would have been prohibited by this Indenture if done by NLC or any Subsidiary independent of such transaction or would have caused a Default under this Indenture if done independent of such transaction; and

         (e) NLC shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Indenture relating to such consolidation, merger or transfer have been complied with.

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of NLC in accordance with the preceding paragraph:

         (a) the successor corporation formed by such consolidation or into which NLC is merged or to which such transfer is made shall succeed to, and shall be substituted for, and may exercise every right and power of, NLC under this Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as NLC in this Indenture and the Registration Rights Agreement;

         (b) NLC shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes; and

         (c) NLC as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

         Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of New Leasing Co., Inc., any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by NLC and delivered to the Trustee. Upon the order of such successor corporation, instead of NLC, and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by Officers of NLC to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of execution of this Indenture.

         Notwithstanding the foregoing, NLC may merge with, or transfer all of its assets to, the Company.

Section 5.03.     Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or NLC, as applicable, in accordance with
Section 5.01 or Section 5.02, the successor corporation formed by such consolidation or into or with which the Company or NLC, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "NLC" shall refer instead to the successor corporation and not to the Company or NLC, as applicable), and may exercise every right and power of the Company or NLC, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or NLC, as applicable, herein; provided, however, that the predecessor of the Company or NLC, as applicable, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's or NLC's, as applicable, assets that meets the requirements of Section 5.01 or Section 5.02.

                                 ARTICLE 6.
                            DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

         An "Event of Default" occurs if:

         (a) the Issuers default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

         (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes whether at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company or any of its Subsidiaries fail to comply with any of the provisions of Sections 4.13, 5.01 or 5.02 hereof;

         (d) the Issuers fail to observe or perform any other covenant, representation, warranty or other agreement under the Indenture or the Notes for 60 days after written notice to (i) the Issuers by the Trustee or (ii) the Issuers and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers (but not including any indebtedness or obligation for which recourse is limited to the property purchased), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration;

         (f) the rendering of a final judgment or final judgments for the payment of money is/are entered by a court or courts of competent jurisdiction against either the Company or NLC and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments (to the extent not covered by insurance) exceeds $10.0 million;

         (g) the Company or NLC pursuant to or within the meaning of Bankruptcy Law:

             (i) commences a voluntary case,

             (ii) consents to the entry of an order for relief against it in an involuntary case,

             (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

             (iv) makes a general assignment for the benefit of its creditors; or

             (v) admits in writing its inability to pay its debts as the same becomes due; or

             (vi) generally is not paying its debts as they become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i) is for relief against the Company or NLC in an involuntary case;

             (ii) appoints a custodian of the Company or NLC or for all or substantially all of the property of the Company or NLC; or

             (iii) orders the liquidation of the Company or NLC other than as contemplated by the Plan;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company or
NLC) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice in writing to the Issuers, declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes will become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company or NLC, all outstanding Notes shall be due and payable immediately without further action or notice. At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may, on behalf of all of the Holders, rescind and annul such declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Issuers and the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or (ii) with respect to any covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holders of each outstanding Note affected; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.     Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Collateral Documents only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08.     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the compensation to the Trustee and its agents for all services rendered by them hereunder as shall have been agreed upon in writing from time to time among the Trustee or such agents, as the case may be, and the Issuers and the costs and expenses of collection, including the reasonable expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

Section 6.09.     Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in accordance with the requirements of the Pledge Agreement and to the extent received in accordance therewith for distribution hereunder in the following order:

             First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including, to the extent permitted thereunder, payment of all compensation, reasonable expenses and disbursements incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

             Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

             Third: without duplication, to Holders of Notes for any other Obligations (other than contingent reimbursement, indemnification or contribution Obligations) then owing to the Holders of the Notes under the Notes or this Indenture; and

             Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         Notwithstanding the preceding paragraph, in the event of a conflict between the provisions of the Pledge Agreement and the mandatory provisions of the TIA, upon qualification of this Indenture under the TIA, the TIA shall control, and distributions shall be made in the order, and to the Persons specified under, the TIA.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section
6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE 7.
                                   TRUSTEE

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

             (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Pledge Agreement and the Collateral Documents, and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Pledge Agreement and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture, the Pledge Agreement and the Collateral Documents against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Pledge Agreement and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Pledge Agreement and the Collateral Documents.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture, the Pledge Agreement or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture, the Pledge Agreement or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, the Pledge Agreement or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company or NLC, as the case may be, on behalf of the Company or NLC, respectively.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Pledge Agreement or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.     Reports by Trustee to Holders of the Notes.

         Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed, if any, in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

         The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable expenses, disbursements and advances of the Trustee (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel).

         The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section, the Issuers hereby grant to the Trustee a security interest on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and premium, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture; provided, however, that such Lien shall be automatically released upon the payment in full of all amounts payable to the Trustee pursuant to the first paragraph of this Section 7.07 and of all other amounts then due and payable pursuant to the second paragraph of this Section 7.07.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08.     Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, however, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee, and the Issuers shall pay to any such replaced or removed Trustee all amounts owed to such replaced or removed Trustee under Section 7.07 upon such replacement or removal.

Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another bank or corporation, the successor bank or corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state or the District of Columbia authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.     Preferential Collection of Claims Against Issuers.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company as obligor on the Notes.

                                 ARTICLE 8.
                      AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01.     Without Consent of Holders of Notes.

         Notwithstanding Section 8.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Issuers' obligations to the Holders of the Notes by a successor to the Issuers pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Issuers accompanied by a resolution of their respective Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.02.     With Consent of Holders of Notes.

         Except as provided below in this Section 8.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.08 hereof), the Notes and the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 8.02.

         Upon the request of the Issuers accompanied by a resolution of their Board of Directors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture, by its express terms, directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and
6.07 hereof, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Collateral Documents. However, without the consent of each Holder affected, an amendment, waiver or supplement under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

         (h) waive a redemption payment required to be made, or offered to be made, by the Company pursuant to Section 3.09 or Section 4.14.

Section 8.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 8.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate.

Section 8.05.     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until their Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                 ARTICLE 9.
                           COLLATERAL AND SECURITY

Section 9.01.     Collateral Documents.

         The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Issuers have entered into simultaneously with the execution of this Indenture and which are listed on Exhibit B hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Note Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms of the Collateral Documents and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents or as may be reasonably requested in writing by the Trustee, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Note Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and the Notes secured by the Collateral Documents, according to the intent and purposes therein expressed. The Issuers shall take, or shall cause their Subsidiaries that are party to one or more Collateral Documents to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected Lien in and on all the Note Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes with the priority required under the Collateral Documents, subject to Permitted Liens.

Section 9.02.     Recording and Opinions.

         (a) The Issuers shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Issuers shall furnish to the Trustee and the Collateral Agent within 30 days following April 30 of each year beginning with April 30, 2003, an Opinion of Counsel, dated as of the date such opinion is furnished, either (i) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         (c) The Issuers shall otherwise comply with the provisions of TIA ss.314(b).

Section 9.03. Release of Note Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 9.03, upon a sale of any Note Collateral and application of the net proceeds of such sale to repay the Notes to the extent required in accordance with the terms of Section 3.08, the Collateral Agent shall release the security interests in favor of the Collateral Agent in the Note Collateral sold; provided, however, that such net proceeds have been or shall be applied in accordance with this Indenture; provided further that, prior to the application of such net proceeds, such net proceeds shall be deposited in an interest bearing cash collateral account held by the Paying Agent and pledged for the benefit of the Holders of Notes and the holders of Subordinated Notes.

         (b) No Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificates required by this Section 9.03 and by Sections 9.04 and 9.05 hereof.

         (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Note Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes or the Trustee except in connection with foreclosure sales.

         (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents or the release of, in whole or in part, the liens created by the Collateral Documents, or the termination of the Collateral Documents, shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms of the Collateral Documents and this Indenture. The Trustee and each of the Holders acknowledge that a release of any Note Collateral or a lien strictly in accordance with the terms of the Collateral Documents will not be deemed for any purpose to be an impairment of the lien on the Note Collateral in contravention of the terms of this Indenture. To the extent applicable, the Issuers shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents and this Indenture, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Issuers except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, accountant or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 9.04.     Certificates of the Issuers.

         The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA ss.314(d) and the Collateral Documents and (ii) an Opinion of Counsel, which may be rendered by internal counsel of the Issuers, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.

Section 9.05.     Certificates of the Trustee.

         In the event that the Issuers wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 9.03 and 9.04 hereof, once the Trustee has received all documentation required by TIA ss. 314(d) in connection with such release and the Opinion of Counsel delivered pursuant to Section 9.04(ii), the Trustee shall deliver a certificate to the Collateral Agent confirming receipt of such documentation and Opinion of Counsel; provided, however, that so long as the Trustee is the Collateral Agent the requirement that the Trustee deliver a certificate to the Collateral Agent shall not be applicable.

Section 9.06. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

         Subject to the provisions of Section 7.01 and 7.02 hereof and the provisions of the Collateral Documents, the Trustee may in the case of an ongoing Event of Default, in its sole discretion and without the consent of the Holders of Notes subject to Section 6.05, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 9.07. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized and required to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Collateral Documents.

Section 9.08.     Termination of Security Interest.

         Upon the payment in full of all Obligations (other than contingent reimbursement, indemnification and contribution Obligations) of the Issuers under this Indenture and the Notes, the Trustee shall, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents to the extent such Liens secure the Obligations of the Issuers under this Indenture.

                                ARTICLE 10.
                         SATISFACTION AND DISCHARGE

Section 10.01.    Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)  either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers is a party or by which either of the Issuers is bound;

(3) the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers shall each deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 10.02 shall survive.

Section 10.02.    Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided, however, that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                ARTICLE 11.
                                MISCELLANEOUS

Section 11.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 11.02.    Notices.

         Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers:

         [Reorganized Comdisco, Inc.]
         [New Leasing Co., Inc.]
         6111 North River Road
         Rosemont, Illinois 60018
         Attention:  General Counsel
         Facsimile:  (847) 518-5440


         With a copy to:

         Skadden, Arps, Slate, Meagher & Flom (Illinois)
         333 West Wacker, Suite 2100
         Chicago, Illinois 60606
         Facsimile: (312) 407-0411
         Attention: John Wm. Butler, Jr., Esq.
         Attention: Charles W. Mulaney, Jr., Esq.

         If to the Trustee:

         Wells Fargo Bank Minnesota, National Association
         Corporate Trust
         Sixth and Marquette
         MAC N9303-120
         Minneapolis, Minnesota 55479
         Facsimile: (612) 667-9825
         Attention: Comdisco Administrator

         with a copy (which shall not constitute notice to the Trustee) to:

         Jones, Day, Reavis & Pogue
         222 East 41st Street
         New York, NY 10017-6702
         Facsimile: (212) 755-7306
         Attention:  Donald F. Devine

         The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (provided, however, the Trustee shall not be deemed to have received such mail until it is received at its address set forth above); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it (except as set forth above).

         If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 11.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees, Stockholders and Agents.

         No past, present or future director, officer, employee, incorporator, stockholder or agent of the Issuers shall have any liability for any obligations of the Issuers under the Notes, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.    Successors.

         All agreements of the Issuers in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.    Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.    Counterpart Originals.

         The parties may sign any number of copies of this Indenture (including by facsimile). Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                       [Signatures on following pages]

                                 SIGNATURES


Dated as of August ___, 2002
                                             [REORGANIZED COMDISCO, INC.]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


Attest:


____________________________
Name:
Title:


                                             [NEW LEASING CO., INC.]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


Attest:


____________________________
Name:
Title:


                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


Attest:


____________________________
Authorized Signatory:
Title:

                                 SCHEDULE A
                       SCHEDULED CASH RESERVE AMOUNT

           Date                             Aggregate Cash Reserve Amount
           ----                             -----------------------------
           September 30, 2002                        $57,000,000.00
           December 31, 2002                         $55,000,000.00
           March 31, 2003                            $53,000,000.00
           June 30, 2003                             $51,000,000.00
           September 30, 2003                        $49,000,000.00
           December 31, 2003                         $47,000,000.00
           March 31, 2004                            $45,000,000.00
           June 30, 2004                             $43,000,000.00

                                                                      EXHIBIT A


                               [Face of Note]
-------------------------------------------------------------------------------


                                                             CUSIP ____________

                Variable Rate Senior Secured Notes due 2004

No. ___                                                           $____________

          [REORGANIZED COMDISCO, INC.] and [NEW LEASING CO., INC.]

promise to pay to _____________________________________________________________

or registered assigns, the principal sum of $[400,000,000.00] on _________ ___,

2004. Interest Payment Dates:  September 30, December 31, March 31 and June 30

Record Dates:  September 15, December 15, March 15 and June 15

Dated:  _______________, ____

[REORGANIZED COMDISCO, INC.]                       [NEW LEASING CO., INC.]

By:____________________________                    By:_________________________
Name:                                              Name:
Title:                                             Title:


By:____________________________                    By:__________________________
Name:                                              Name:
Title:                                             Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION
as Trustee



By:  ___________________________
         Authorized Signatory

-------------------------------------------------------------------------------

                               [Back of Note]
                Variable Rate Senior Secured Notes due 2004

         [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO THE PROVISIONS OF THE INDENTURE.]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. [Reorganized Comdisco, Inc.], a Delaware corporation (the "Company") and [New Leasing Co., Inc.] a Delaware corporation ("NLC" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note the Applicable Rate (as defined below) per annum from ______ ___, 2002 until maturity. The Issuers will pay interest quarterly in arrears on September 30, December 31, March 31 and June 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ______ ___, 2002. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed at the Applicable Rate on the basis of the actual number of days elapsed over a year of 360 days. For purposes of this Note, the term "Applicable Rate" means the annual interest rate equal to the sum of (i) three-month U.S. Dollar LIBOR as quoted on Bloomberg Page BBAM 1 (British Bankers Association page) ("LIBOR") plus (ii) an additional 3.00% per annum. In the event that such rate does not appear on the Bloomberg Page BBAM 1 (or otherwise on the Bloomberg Page BBAM), the LIBOR component for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying the three-month U.S. Dollar LIBOR as may be selected by the Issuers. The LIBOR component of the Applicable Rate for each quarter shall be fixed two (2) business days prior to the commencement of the applicable fiscal quarter to which the interest payment relates.

         2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on September 15, December 15, March 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

         4. INDENTURE AND COLLATERAL DOCUMENTS . The Issuers issued the Notes under an Indenture dated as of August ___, 2002 ("Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers limited to $400,000,000 in aggregate principal amount. The Notes are secured by a grant of a security interest in the Note Collateral pursuant to the Collateral Documents referred to in the Indenture.

         5. OPTIONAL REDEMPTION.

         The Issuers may, at their option at any time after the Effective Date, redeem the Notes, in whole or in part, on at least 5 days' but not more than 60 days' notice to each Holder of Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

         6. MANDATORY REDEMPTION.

         Pursuant to Section 3.08 of the Indenture, and except as provided thereon with respect to redemptions of less than $1.0 million principal amount of Notes, the Issuers shall be required to make mandatory redemptions of the principal amount of the Notes, plus accrued and unpaid interest thereon to the redemption date, in an amount equal to 100% of the Excess Cash. Mandatory redemptions, if any, shall be made for each fiscal quarter within 45 days after the end of such fiscal quarter.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change in Control, the Issuers shall be required to make an offer (a "Change in Control Offer") to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change in Control Repurchase Price"). Within 15 days following any Change in Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change in Control Offer as required by the Indenture. Holders of Notes that are subject to a Change in Control Offer will receive a Change in Control Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (b) Notwithstanding anything to the contrary in the Indenture or this Section 7, the Issuers shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change in Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under the change in control offer required to be made under the Indenture and under the Change in Control Offer.

         8. NOTICE OF REDEMPTION. Notice of optional redemption will be mailed at least 5 days but not more than 60 days before the redemption date and notice of a mandatory redemption will be mailed at least 5 days but no more than 30 days before the redemption date, in each case, to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in whole or in part, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The Notes are denominated in amounts of $1,000 and integral multiples thereof; provided, however, that the Notes may be in denominations (rounded to the nearest whole dollar) of less than $1,000 (but in no event less than $1.00) to make redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act in accordance with the limitations set forth in the Indenture.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Issuers or any of their Subsidiaries to comply with Section 4.13, 5.01 or
5.02 of the Indenture; (iv) failure by the Issuers or any of their Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness (other than any Indebtedness for which recourse is limited to the property purchased) of the Issuers which default results in the acceleration of such Indebtedness prior to its express maturity, if the principal amount of any accelerated Indebtedness aggregates $25.0 million or more and such Indebtedness is not paid or such acceleration is not annulled within 10 days after written notice to the Issuers of such acceleration; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; or
(vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Collateral Documents, except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on the Notes; or (ii) an Event of Default with respect to any covenant or provision of the Indenture which cannot be waived without the consent of the Holders of each Note affected thereby. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Issuers shall have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Collateral Documents. Requests may be made to:

                  [Reorganized Comdisco, Inc.]
                  [New Leasing Co., Inc.]
                  6111 North River Road
                  Rosemont, Illinois 60018
                  Attention:  General Counsel

         18. ADDITIONAL RIGHTS OF HOLDERS OF GLOBAL NOTES AND DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders of Global Notes and Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Effective Date, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                              ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                               (Insert assignee's legal name)

_______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:  _______________

                                               Your Signature: ________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee*: __________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                     OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all of your Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                           $_______________

         If you want to elect to have only part of the Note(s) purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

                           $_______________

Date:  _______________

                                               Your Signature: ________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                              Tax Identification No.:__________

Signature Guarantee*: __________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                      Amount of decrease     Amount of increase in    of this Global Note       Signature of
                      in Principal Amount      Principal Amount        following such       authorized officer
                              of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)        Note Custodian
---------------       -------------------    ---------------------    -------------------   ------------------











* This schedule should be included only if the Note is issued in global form.

                                 EXHIBIT B


                        LIST OF COLLATERAL DOCUMENTS

         Pledge Agreement encumbering all Note Collateral including:

                  UCC-1 Financing Statements

                                                                      EXHIBIT F
                                                                      ---------

                   FORM OF REGISTRATION RIGHTS AGREEMENT




                        [REORGANIZED COMDISCO, INC.]

                          [NEW LEASING CO., INC.]

                       REGISTRATION RIGHTS AGREEMENT







                        Dated as of August ___, 2002

                               TABLE OF CONTENTS



         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                             Page No.
                                                             --------

1.       Definitions............................................1

2.       Shelf Registration.....................................5

3.       Demand Registrations...................................5

4.       Piggyback Registrations................................6

5.       Migration to Short-Form................................7

6.       Registration Procedures................................8

7.       Underwritten Demand Offerings.........................11

8.       Holdback Agreements...................................12

9.       Indemnification.......................................13

10.      Covenants Relating to Rule 144........................16

11.      Registration Expenses. ...............................16

12.      Other Registration Rights.............................17

13.      Transfer or Assignment of Registration Rights.  ......17

14.      Termination of Registration Rights....................18

15.      Miscellaneous.........................................18

                         [REORGANIZED COMDISCO, INC.]

                            [NEW LEASING CO., INC.]

                         REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT dated as of August ___, 2002 is made and entered into by and among the investors identified on Annex I attached hereto (collectively, the "Investors"), [REORGANIZED COMDISCO, INC.], a Delaware corporation ("Reorganized Comdisco") and [NEW LEASING COMPANY], a Delaware corporation ("Leasing" and, together with Reorganized Comdisco, the "Issuers").

                                   RECITALS

         A. WHEREAS, pursuant to Section 7.9 of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession, dated June 13, 2002, as the same may have been amended or supplemented from time to time prior to the date hereof and has been approved by the United States Bankruptcy Court for the Northern District of Illinois Eastern Division (the "Plan"), Reorganized Comdisco shall issue [o] shares of New Common Shares (the "Registrable Equity Securities"), Variable Rate Senior Secured Notes due 2004 (the "Senior Notes") and 11% Subordinated Secured Notes due 2005 (the "Junior Notes" and, together with the Senior Notes, the "Registrable Debt Securities") to holders of allowed Class C-4 Claims ("General Unsecured Claims") to discharge and release certain outstanding claims against Comdisco, Inc. and certain of its affiliates. All capitalized terms used and not otherwise defined herein shall have the meanings assigned them in the Plan.

         B. In order to induce the Investors to accept the Registrable Equity Securities and the Registrable Debt Securities (collectively, the "Registrable Securities") in exchange for the discharge and release of their General Unsecured Claims, the Plan requires that the Issuers enter into this Agreement with the Investors.


                             AGREEMENT PROVISIONS

         In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the Investors and the Issuers agree as follows:

     1. Definitions. Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this
Agreement:

         "Agreement" means this Registration Rights Agreement, as the same may be amended, restated, supplemented or modified from time to time.

         "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of Illinois or New York are authorized or obligated to close.

         "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

         "Cutback Registration" means any Piggyback Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Issuers that, in its opinion, the number of securities requested to be included in such registration (including securities of the Issuers which are not Registrable Securities) exceeds the number which can be sold in such offering or which can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

         "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 3 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Form S-2" means Form S-2 promulgated by the Commission under the Securities Act, or any successor or similar short-form Registration Statement.

         "Form S-3" means Form S-3 promulgated by the Commission under the Securities Act, or any successor or similar short-form Registration Statement.

         "General Unsecured Claims" has the meaning ascribed to it in the preamble.

         "Holder" means a person holding Registrable Securities that is a party to this Agreement and any person to whom registration rights under this Agreement have been transferred in accordance with Section 13 hereof.

         "Indemnified Party" means a party entitled to indemnity in accordance with Section 9 hereof.

         "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 9 hereof.

         "Initiating Holders" has the meaning ascribed to it in Section 3(a) hereof.

         "Inspector" has the meaning ascribed to it in Section 6(j) hereof.

         "Investors" has the meaning ascribed to it in the preamble.

         "Issuers" has the meaning ascribed to it in the preamble.

         "Junior Notes" has the meaning ascribed to it in the preamble.

         "Leasing" has the meaning ascribed to it in the preamble.

         "Losses" has the meaning ascribed to it in Section 9(a) hereof.

         "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

         "Market Price" means, with respect to the Registrable Securities, as of the date of determination: (a) the average of the closing price of an individual Registrable Security on the ten (10) immediately preceding trading dates published in The Wall Street Journal or, if no such closing price on such dates is published in The Wall Street Journal, the average of the closing bid and asked prices on such dates, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the average of the last trading price of an individual Registrable Security on the ten (10) immediately preceding trading dates; or (c) if there shall have been no trading on such date or if the Registrable Securities are not so designated, the average of the reported closing bid and asked prices of the Registrable Securities on each trading date in the immediately preceding ten (10) trading dates as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Issuers; or (d) if none of (a), (b) or (c) is applicable, a market price per individual Registrable Security determined in good faith by each of the Issuers' Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be determined as of 4:00 P.M. New York City time.

         "NASD" means the National Association of Securities Dealers.

         "Notice of Piggyback Registration" has the meaning ascribed to it in Section 4(a) hereof.

         "Person" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivisions thereof), or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

         "Piggyback Registration" means any registration of equity securities of Reorganized Comdisco of the same class as the Registrable Equity Securities under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Issuers or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of Reorganized Comdisco or for the account of any holder of securities of Reorganized Comdisco (other than Registrable Securities).

         "Plan" has the meaning ascribed to it in the preamble.

         "Public Offering" means any offering of Registrable Equity Securities to the public, either on behalf of the Issuers or any of its securityholders, pursuant to an effective Registration Statement.

         "Records" has the meaning ascribed to it in Section 6(j) hereof.

         "Registrable Debt Securities" has the meaning ascribed to it in the preamble.

         "Registrable Equity Securities" has the meaning ascribed to it in the preamble.

         "Registrable Securities" has the meaning ascribed to it in the preamble.

         "Registration" means any Demand Registration or Piggyback
Registration.

         "Registration Expenses" means all expenses incident to the Issuers' performance of or compliance with their obligations under this Agreement to effect any registration pursuant to this Agreement, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Issuers and of their independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance in favor of the Issuers against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, and the separate legal fees and expenses or other expenses incurred by Holders which shall be payable by each Holder, provided, however, such expenses shall not include salaries of the Issuers' personnel or general overhead expenses of the Issuers, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Issuers or other expenses for the preparation of financial statements or other data normally prepared by the Issuers in the ordinary course of their businesses or which the Issuers would have incurred in any event, which shall be paid in any event by the Issuers.

         "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

         "Reorganized Comdisco" has the meaning ascribed to it in the preamble.

         "Requesting Holder" has the meaning ascribed to it in Section 4(a) hereof.

         "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act and any successor provision thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Notes" has the meaning ascribed to it in the preamble.

         "Shelf Registration" has the meaning ascribed to it in Section 2 hereof.

         Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;
(iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

     2.  Shelf Registration.

         (a) Within 90 Business Days of the Effective Date, the Issuers shall file with the Commission a "shelf" Registration Statement (the "Shelf Registration") relating to the offer and sale of Registrable Securities by the Holders to the public, from time to time, on a delayed or continuous basis (but not involving any underwriting) pursuant to Rule 415 of the Securities Act. The Issuers shall use their reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission as soon as practicable thereafter.

         (b) The Issuers agree to use their reasonable best efforts to cause such Shelf Registration to remain effective in order to permit the prospectus included therein to be usable by the Holders until the earlier of: (1) the date all Holders can sell shares free of any volume limitations imposed by Rule 144; (2) the date all Holders have disposed of all Registrable Securities; or (3) three years from the date of issuance of the Registrable Securities; provided, however, that the Issuers shall be deemed not to have used their reasonable best efforts to keep such Shelf Registration effective during the requisite period if either Issuer voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law; provided, further, that the foregoing proviso shall not apply to any actions that the Issuers determine, in their reasonable judgment, upon advice of counsel, that the filing of such Shelf Registration or the maintenance of effectiveness of such Shelf Registration would (i) require the disclosure of material information, which the Issuers have a bona fide business reason for preserving as confidential or (ii) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Issuers or any of their Affiliates (as defined in the rules and regulations adopted under the Exchange Act); provided, however, that the failure to keep such Shelf Registration effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 75 days in any twelve (12) month period.

     3.  Demand Registrations.

         (a) If the Issuers shall receive from Initiating Holders at any time or times not earlier than one year from the Effective Date a written request that the Issuers effect any registration with respect to all or a part of the Registrable Securities for the purpose of undertaking an underwritten offering of Registrable Securities (a "Demand Registration"), the Issuers will (i) promptly give written notice of the proposed registration to all other Holders and (ii) as soon as practicable, use their reasonable best efforts to effect such Demand Registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Issuers within twenty (20) days after such written notice from the Issuers is mailed. "Initiating Holders" means Holders which, in the aggregate, propose to sell their Registrable Securities at an aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Demand Registration) to the public of at least $50,000,000.

         (b) The Issuers shall not be obligated to effect, or to take any action to effect, any Demand Registration of the same class of Registrable Securities pursuant to Section 3(a), after the Issuers have initiated two (2) such Demand Registrations pursuant to Section 3(a); provided, however, that if Holders shall have been prevented from selling any Registrable Securities by reason of an allocation under Section 3(d), the Holders may effect one additional Demand Registration of the applicable class of Registrable Securities. The Issuers also shall not be obligated to initiate any Demand Registration pursuant to Section 3(a) for the same class of Registrable Securities until six (6) months after the effective date of any prior Registration for such class of Registrable Securities and shall not be obligated to initiate any Demand Registration for any Registrable Securities until four (4) months after the effective date of any prior Registration.

         (c) Subject to Section 3(b), the Issuers shall file a Registration Statement covering the Registrable Securities so requested to be registered pursuant to the Demand Registration together with any additional Registrable Securities of Holders who were not Initiating Holders but who, within twenty
(20) days after written notice from the Issuers of such Demand Registration is mailed pursuant to Section 3(a), request the inclusion of additional Registrable Securities in such Demand Registration. The Registration Statement filed pursuant to the request of the Initiating Holders may, subject to
Section 3(d), include other securities of the Issuers with respect to which the Issuers allow registration rights.

         (d) In the event that the Issuers include in any Demand Registration securities other than securities of Holders of the same class as the Registrable Securities pursuant to Section 3(c), each Holder shall have the right to participate pro rata in any such Demand Registration, in accordance with the number of Registrable Securities of each class sought to be registered by the Holders exercising registration rights. The Issuers will include Registrable Securities in such Registration to the extent of the amount of the securities which the Managing Underwriter advises the Issuers and the Holders can be sold in such offering. There shall be no reduction of the number of Registrable Securities requested to be included in such Registration unless and until there is first reduced, to zero, any other securities of the Issuers with respect to which the Issuers allow registration rights.

         (e) Notwithstanding any of the foregoing, the Issuers may postpone taking action with respect to a Demand Registration for a reasonable period of time after receipt of the original request (not exceeding 120 days) if, in the reasonable judgment of each of the Issuers, effecting the registration would adversely affect a financing, acquisition, disposition of assets or stock, tender offer, consolidation, merger or other comparable transaction or would require the Issuers to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Issuers; provided, however, that the Issuers shall not delay such action pursuant to this sentence more than once in any twelve (12) month period.

     4.  Piggyback Registrations

         (a) Right to Include Registrable Securities. In the event that Reorganized Comdisco at any time proposes after the date hereof to effect a Piggyback Registration, Reorganized Comdisco will give prompt written notice (a "Notice of Piggyback Registration"), at least thirty (30) days prior to the anticipated filing date of the Registration Statement for such Piggyback Registration, to all Holders of Reorganized Comdisco's intention to do so and of such Holders' rights under this Section 4, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such Holder (each a "Requesting Holder") made within twenty (20) days after such Notice of Piggyback Registration is mailed (which request shall specify the Registrable Equity Securities intended to be disposed of by such Holder) Reorganized Comdisco will, subject to the other provisions of this Agreement, include in the Registration Statement relating to such Piggyback Registration all Registrable Equity Securities which Reorganized Comdisco has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, Reorganized Comdisco shall determine for any reason not to register or to delay registration of such securities, Reorganized Comdisco may, at its election, give written notice of such determination to each Holder and, thereupon: (i) in the case of a determination not to register, Reorganized Comdisco shall be relieved of its obligation to register any Registrable Equity Securities in connection with such Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Demand Registration under Section 3; and (ii) in the case of a determination to delay registering, Reorganized Comdisco shall be permitted to delay registering any Registrable Equity Securities for the same period as the delay in registering such other securities. No registration effected under this Section 4 shall relieve the Issuers of their obligations to effect a Demand Registration under Section 3.

         (b) Priority in Cutback Registrations.(1) If a Piggyback Registration becomes a Cutback Registration, Reorganized Comdisco will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises Reorganized Comdisco can be sold in such offering any Registrable Equity Securities requested to be included in such registration by Requesting Holders, pro rata on the basis of the number of Registrable Equity Securities requested to be included by such Holders. There shall be no reduction of the number of Registrable Equity Securities requested to be included in such registration unless and until there is first reduced, to zero, any securities proposed to be included in such registration by all other holders of Reorganized Comdisco's securities.


___________________

(1) These provisions will need to provide pro rata rights of inclusion to the holders of the Contingent Equity Rights if they enter into a separate Registration Rights Agreement and are eligible to participate in the Piggyback Registration.




     5. Migration to Short-Form. If, during the period in which the Issuers are obligated to maintain the Shelf Registration in effect, the Issuers become qualified for registration on Forms S-2 or S-3 or any comparable or successor form or forms for offers and sales by Holders, then, the Issuers may, in their discretion, terminate the Shelf Registration and concurrently register the Registrable Securities on such a short-form Registration Statement. The obligations of the Issuers with respect to maintenance of the Registration Statement and the prospectus included therein shall otherwise be as stated in Section 2(b) above.

     6. Registration Procedures. If and whenever the Issuers are required to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 2, 3, 4 and/or 5 hereof, the Issuers will use their reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the foregoing, the Issuers in each such case will use their reasonable best efforts to:

         (a) prepare and file with the Commission (not later than forty-five
(45) days (sixty (60) days if the applicable Registration Statement is other than Form S-3) after the Issuers' receipt of the request therefor from the Initiating Holders or as soon thereafter as practicable) the requisite Registration Statement to effect such registration and to cause such Registration Statement to become effective; provided, however, that as far in advance as practical before filing such Registration Statement or any amendment thereto, the Issuers will furnish to the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information pertaining solely to such Holder that is contained therein within three (3) Business Days of the delivery of such drafts to the Holder and the Issuers will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement or amendment;

         (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such Registration Statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in accordance with the intended methods of disposition thereof, until (i) the time set forth in Section 2(b) in the case of a Shelf Registration under Sections 2 or 5 and (ii) in the case of a registration under Sections 3 or 4, the earlier of (x) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or
(y) thirty (30) days after such Registration Statement becomes effective;

         (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any:

                  (i) when such Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written comments from the Commission with respect to any filing referred to in Section 6(c)(i) and of any written request by the Commission for amendments or supplements to such Registration Statement or prospectus;

                  (iii) of the notification to the Issuers by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such Registration Statement; and

                  (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction in the United States;

         (d) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference therein), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request in writing to facilitate the disposition of its Registrable Securities;

         (e) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as each holder thereof shall reasonably request in writing, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided, however, that neither of the Issuers shall be required (i) to qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein the Issuers would not but for the requirements of this Section 6(e) be obligated to be so qualified,
(ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

         (f) cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

         (g) in the case of an underwritten Public Offering, furnish to the underwriters a signed counterpart, addressed to such underwriters, of:

                  (i) an opinion of counsel for the Issuers, dated the effective date of such Registration Statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder; and

                  (ii) a "cold comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Issuers' financial statements included in such Registration Statement;

in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities and, in the case of the accountants' letter, such other financial matters, as such underwriter may reasonably request;

         (h) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered by such Holder under the Securities Act, of the happening of any event as a result of which any prospectus included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the written request of any such Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (i) comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

         (j) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Issuers (collectively, the "Records") as shall be reasonably necessary to enable any such Inspector to exercise its due diligence responsibility within the meaning of Section 11 of the Securities Act, and cause the Issuers' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Issuers determine, in good faith, to be confidential and which the Issuers notify any such Inspector are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt written notice to the Issuers and allow the Issuers, at the Issuers' expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (k) provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement and assist in making certificates available for sale and removing legends; and

         (l) cause all Registrable Equity Securities covered by such Registration Statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Equity Securities are then listed.

         The Issuers may require each Holder of Registrable Securities as to which any registration is being effected to, and each such Holder, as a condition to including Registrable Securities in such registration, shall, furnish the Issuers with such information and affidavits regarding such Holder and the distribution of such securities as the Issuers may from time to time reasonably request in writing in connection with such registration.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 6(h), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h) and, if so directed by the Issuers, will deliver to the Issuers (at the Issuers' expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the period referred to in Section 6(b) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 6(h) and to and including the date when each holder of any Registrable Securities covered by such Registration Statement shall receive the copies of the supplemented or amended prospectus contemplated by Section 6(h).

     7.  Underwritten Demand Offerings.

         In the case of any underwritten Public Offering being effected pursuant to a Demand Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected, after consultation with the Issuers, by the holders of a majority of the Registrable Securities to be included in such underwritten offering with the consent of the Issuers, which consent shall not be unreasonably withheld. The Issuers shall take all appropriate and reasonable actions to expedite and facilitate an underwritten Public Offering, including without limitation, entering into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 9, and making available to such holders and underwriters appropriate officers of the Issuers for meetings with prospective purchasers of the Registrable Securities and preparing and presenting to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Registrable Securities. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Issuers to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Issuers or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such Requesting Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such Requesting Holder may elect to withdraw therefrom and from such registration by notice to the Issuers and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

     8.  Holdback Agreements

         (a) By the Holders of Registrable Securities. If and to the extent requested by the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Issuers), each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees to not effect any public sale or distribution (including a sale under any subsection of Rule 144 other than subsection 144(k)) of the class or classes of securities specified below, or any securities convertible into or exchangeable or exercisable for such securities:

              (i) with respect to an offering of Registrable Equity Securities, any Registrable Equity Securities during the 14 days prior to and the 180 days after;

              (ii) with respect to an offering of Registrable Debt Securities, any Registrable Debt Securities of the same class during the 14 days prior to and the 180 days after; and

              (iii) with respect to an offering of Registrable Debt Securities, any other Registrable Debt Securities during the 7 days prior to and the 14 days after;

the effective date, in each case, of any Registration Statement filed by the Issuers in connection with an offering made pursuant to a Registration (or, in each case, for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter of an underwritten offering in order to complete the sale and distribution of the securities included in such registration), except as part of such Registration Statement, whether or not such holder participates in such Registration.

         (b) By the Issuers and Other Securityholders. Unless the Managing Underwriter otherwise agrees, the Issuers agree (x) not to effect any public sale or distribution of their equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to and the 180 days after the effective date of the Registration Statement filed in connection with an underwritten offering made pursuant to a Demand Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter of an underwritten offering in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto, and
(y) to use their reasonable best efforts to cause each holder (other than a Holder) of their equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Issuers at any time after the date of this Agreement (other than in a Public Offering), to agree not to effect any such public sale or distribution of such securities (including a sale under Rule 144), during such period.

     9.  Indemnification.

         (a) Indemnification by the Issuers. The Issuers shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any Registration Statement filed in connection with a Demand Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such seller or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Issuers will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided, however, that the Issuers shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers or their legal counsel by or on behalf of such seller or any such director, officer or controlling Person expressly for use in the preparation thereof; provided, further, that the Issuers shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities, to any other Person, if any, who controls such underwriter within the meaning of the Securities Act or the seller of Registrable Securities, in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. The Issuers shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

         (b) Indemnification by the Sellers. Each holder of Registrable Securities which are included or are to be included in any Registration Statement filed in connection with a Demand Registration, as a condition to including Registrable Securities in such Registration Statement, shall, to the full extent permitted by law, indemnify and hold harmless each of the Issuers, their directors and officers, and each other Person, if any, who controls either of the Issuers within the meaning of the Securities Act, against any Losses to which such Issuer or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers or their legal counsel by or on behalf of such seller expressly for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 9(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such Registration Statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 9(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Issuer or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Issuers.

         (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 9(a) or 9(b), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 9, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party may participate in such defense at the Indemnified Party's sole expense; provided, further, that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 9 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

         No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

         (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 9 (with appropriate modifications) shall be given by the Issuers and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any United States governmental authority other than the Securities Act. The provisions of this Section 9 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

         (f) Indemnification Payments. The indemnification required by this
Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or on the date that Losses are incurred.

     10. Covenants Relating to Rule 144. The Issuers will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish such Holder with such other information as such Holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration, and each Issuer will, at its expense, promptly upon the request of any Holder of Registrable Securities, deliver to such Holder a certificate, signed by such Issuer's principal financial officer, stating (a) such Issuer's name, address and telephone number (including area code), (b) such Issuer's Internal Revenue Service identification number, (c) such Issuer's Commission file number, (d) the number of shares of Registrable Equity Securities outstanding as shown by the most recent report or statement published by such Issuer, and (e) whether such Issuer has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Issuers are not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Issuers at their expense will, promptly upon the written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Issuers within the meaning of paragraph (c)(2) of Rule 144.

         11. Registration Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2, 3, 4 and 5, and reasonable fees of one counsel for the selling securityholders in the case of registrations pursuant to Section 2 hereof, shall be borne by the Issuers; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to
Section 3 and subsequently withdrawn prior to the effective date thereof by the Holders registering shares therein, such registration proceeding shall not be counted as a Demand Registration pursuant to Section 3(a). Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Issuers that is different from the information known or available (upon request from the Issuers or otherwise) to the Holders requesting registration at the time of their request for registration under Section 3(a), such registration shall not be treated as a counted registration for purposes of Section 3(a), even though the Holders do not bear the Registration Expenses for such registration. All selling expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the amount of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

     12. Other Registration Rights.(2)

         (a) No Existing Agreements. The Issuers represent and warrant to the Investors that there is not in effect on the date hereof any agreement by the Issuers (other than this Agreement) pursuant to which any holders of securities of the Issuers have a right to cause the Issuers to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

         (b) Future Agreements. The Issuers shall not hereafter agree with the holders of any securities issued or to be issued by the Issuers to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction unless such agreement specifically provides that (i) such holder of such securities may not participate in any Demand Registration; and (ii) such securities may not be publicly offered or sold for the period specified in Section 8(a) under the circumstances described in such Section.

____________________

(2) These provisions will need to permit Reorganized Comdisco to enter into a separate Registration Rights Agreement pursuant to the Plan without such restrictions if the holders of the Contingent Equity Rights so request.




     13. Transfer or Assignment of Registration Rights. The registration rights afforded by this Agreement may be transferred or assigned to any transferee or assignee by a Holder of the lesser of (a) all of the Registrable Securities held by such holder and (b) with respect to the Registrable Equity Securities, 1% of the then outstanding shares of Registrable Equity Securities of Reorganized Comdisco, and, with respect to the Registrable Debt Securities, 1% of the Senior Notes or Junior Notes, as applicable, provided that the Issuers are given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing in a form reasonable satisfactory to and addressed to the Issuers the obligations of such Holder under this Agreement.

     14. Termination of Registration Rights. The rights of any holder: (1) to be an Initiating Holder pursuant to Section 3 shall terminate on the date such Holder can sell Registrable Securities free of any volume limitations imposed by Rule 144; (2) to request inclusion of Registrable Securities in any Demand Registration otherwise properly noticed pursuant to Section 3 or any Piggyback Registration pursuant to Section 4 shall terminate on the date all Holders of Registrable Securities of the class subject to any applicable Registration can sell such Registrable Securities free of any volume limitations imposed by Rule 144. In any case, all registration rights hereunder shall terminate on the earlier of the date that Holders have disposed of all Registrable Securities and the date that is three years from the date of issuance of the Registrable Securities.

     15. Miscellaneous

         (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or courier service or mailed (first class postage prepaid) to the parties at their respective addresses as set forth on the signature pages hereto. With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Issuers. All such notices, requests and other communications will, if directed to the address or number on the signature page hereof or at such other address or number as shall be notified in writing by the person to whom it is addressed, (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmission, be deemed given upon receipt, (iii) if delivered by courier service, be deemed given one day after the date of courier receipt, and (iv) if delivered by mail, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         (b) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         (c) Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Issuers and Holders owning 60% or more of the then outstanding (i) Registrable Equity Securities, in which case such amendment, supplement or modification shall be effective with respect to the Registrable Equity Securities and/or (ii) Registrable Debt Securities, in which case such amendment, supplement or modification shall be effective with respect to the Registrable Debt Securities; provided, however, that the Issuers may supplement Annex I of this Agreement at any time after the date hereof to include additional holders of Registrable Securities if such holders: (1)(a) could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of the Securities Act and/or the Exchange Act) of Reorganized Comdisco and (b) submit to Reorganized Comdisco a written request to be a party to this Agreement; and (2) execute a supplemental signature page to this Agreement, which shall be countersigned by the Issuers, in which such holders agree to be bound by, and act in accordance with, the terms of this Agreement. Upon satisfaction of all conditions contained in the foregoing proviso, such holder of Registrable Securities shall become a party to this Agreement and be deemed a "Holder" and "Investor" hereunder from and after the date that all such conditions are satisfied.

         (d) Waiver. Subject to Section 15(e), any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

         (e) Consents and Waivers by Holders. Any consent of the Holders pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Holders owning 60% or more of the then outstanding (i) Registrable Equity Securities, in which case such consent or waiver shall be effective with respect to the Registrable Equity Securities and any such consent or waiver so given or taken will be binding on all the Holders of Registrable Equity Securities and/or (ii) Registrable Debt Securities, in which case such consent or waiver shall be effective with respect to the Registrable Debt Securities and any such consent or waiver so given or taken will be binding on all the Holders of Registrable Debt Securities.

         (f) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other Holder, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 9.

         (g) Successors and Assigns. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

         (h) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         (i) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         (j) Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies. Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Issuers and each Holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

         (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    INVESTORS:

                                    [----------------]

                                    By: _______________________________
                                        [-----------]
                                        [-----------]


                                    [----------------]

                                    By: _______________________________
                                        [-----------]
                                        [-----------]


                                    [----------------]

                                    By: _______________________________
                                        [-----------]
                                        [-----------]

                                    [REORGANIZED COMDISCO, INC.]

                                    By: ________________________
                                    Name:
                                    Title:

                                    [NEW LEASING CO., INC.]

                                    By: ________________________
                                    Name:
                                    Title:

                                    ANNEX I
                               LIST OF INVESTORS

         This Annex will list Investors who (a) by virtue of holding Registrable Securities could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of the Securities Act and/or the Exchange
Act) of Reorganized Comdisco and (b) submit to Reorganized Comdisco a written request to be a party to this Agreement.

         1.       [NAME OF INVESTOR]
                  [#/% OF REGISTRABLE SECURITIES]

                  [ADDRESS]
                  [CITY, STATE ZIP]
                  [FACSIMILE]
                  [ATTENTION:]

         2.       [NAME OF INVESTOR]
                  [#/% OF REGISTRABLE SECURITIES]

                  [ADDRESS]
                  [CITY, STATE ZIP]
                  [FACSIMILE]
                  [ATTENTION:]

         3.       [NAME OF INVESTOR]
                  [#/% OF REGISTRABLE SECURITIES]

                  [ADDRESS]
                  [CITY, STATE ZIP]
                  [FACSIMILE]
                  [ATTENTION:]

                                                                      EXHIBIT G
                                                                      ---------


                          FORM OF TRUST AGREEMENT

                    COMDISCO LITIGATION TRUST AGREEMENT

                  This Trust Agreement (the "Trust Agreement"), dated as of [o], 2002, by and among Comdisco, Inc. on behalf of itself and fifty of its domestic subsidiaries and affiliates (collectively, the "Debtors"), as settlors, and [o], as Trustee, is executed to facilitate the implementation of (a) the First Amended Joint Plan of Reorganization of Comdisco, Inc. and Its Affiliated Debtors and Debtors in Possession (as amended, modi fied or supplemented, the "Plan") that provides for the establishment of the Trust (as defined below) created by this Trust Agreement pursuant to which the Trust Assets (as defined below) will be administered by the Trustee, as successor to, and representative of, the Debtors' bankruptcy estates in accordance with Sections 1123(b)(3)(B) and 1145(a)(1) of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bank ruptcy Code"), all for the benefit of the holders of Allowed Claims in Class C-4 (as such class is designated in the Plan) (the "Claimholders") and (b) the other sections of the Plan that deal with the collection, liquidation, and distribution of the Trust Assets, including the litigation of SIP Subrogation Claims (as defined below), as required by the Plan. The Trust is organized for the primary purposes of (x) liquidating the Trust Assets,
(y) litigating SIP Subrogation Claims, and (z) making distribution of Net Trust Recoveries (as defined below) as set forth in the Plan. The Trustee's activities, powers and duties are those determined to be reasonably necessary to, and consistent with, accomplishment of these purposes.

                  WHEREAS, the Plan contemplates, among other things, the litigation of SIP Subrogation Claims and distribution of the net proceeds from such litigation to the Claimholders, all as described in greater detail in the Plan and this Trust Agreement; and

                  WHEREAS, pursuant to the Plan, the Trust is being created to hold and to litigate SIP Subrogation Claims on behalf of, and for the benefit of, the Claimholders and to make distributions of Net Trust Recoveries in accordance with the Plan and this Trust Agreement; and

                  WHEREAS, under the terms of the Plan and the Confirmation Order, effective as of the Effective Date the Debtors shall be deemed to have granted, transferred, conveyed, and delivered to the Trustee, on behalf of, and for the benefit of, the Claimhold ers, control of, and all the rights, title and interests in and to, the Trust Assets; and

                  WHEREAS, on July [o], 2002, the Bankruptcy Court entered the Confir mation Order (as that term is defined in the Plan);

                  NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                           Establishment of Trust

                  Section 1.1 Creation and Name. There is hereby created a trust which shall be known as the "Comdisco Litigation Trust," which is the Trust created by the Plan.

                  Section 1.2 Declaration of Trust. In order to declare the terms and conditions hereof, and in consideration of the confirmation of the Plan under the Bank ruptcy Code, the Debtors and the Trustee have executed this Trust Agreement and effective on the Effective Date of the Plan the Debtors hereby irrevocably transfer to the Trustee, and to its successors and assigns, all the right, title and interests of the Debtors in and to the Trust Assets, to have and to hold unto the Trustee and its successors and assigns forever, in trust nevertheless, under and subject to the terms and conditions set forth in this Trust Agreement and in the Plan for the benefit of the Claimholders and their successors and assigns as provided for in this Trust Agreement and in the Plan. The use and distribution of the Net Trust Recoveries shall be made in accordance with this Trust Agreement and the Plan.

                  Section 1.3 Purpose of Trust. The Trust is organized for the primary purpose of liquidating the Trust Assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, its liquidating purpose and litigating the SIP Subrogation Claims transferred to it and distributing the proceeds of the SIP Subrogation Claims to its beneficiaries with no objective to engage in the conduct of a trade or business. In furtherance of this purpose, the Trustee shall be responsible for pursuing, litigating, settling or waiving all SIP Subrogation Claims including, without limitation, any causes of action, counterclaims and defenses which are transferred to the Trust, and to be the representative of all Beneficiaries of the Trust in all litigation relating to SIP Subrogation Claims, and to perform all obliga tions specified for the Trustee under the Plan. In the event of any inconsistency between the recitation of the duties and powers of the Trustee as set forth in the Trust Agreement and the Plan, the provisions of this Trust Agreement shall govern.


                  Section 1.4 Trustee's Acceptance. The Trustee accepts the trust imposed on it by this Trust Agreement and agrees to observe and perform that trust, on and subject to the terms and conditions set forth in this Trust Agreement. In connection with and in furtherance of the purposes of the Trust, the Trustee hereby expressly accepts the transfer of the Trust Assets, subject to the provisions of the Confirmation Order, and the Trustee hereby further expressly assumes, undertakes and shall control the litigation of SIP Subrogation Claims


                                 ARTICLE II

                                Definitions

                  The capitalized terms used but not defined in this Trust Agreement shall have the meanings given to them in the Plan.

                  Section 2.1 Beneficiaries means those Claimholders who are entitled to distributions of the Trust Assets pursuant to the Plan.

                  Section 2.2 Board of Directors means the board of directors of Reorga nized Comdisco.

                  Section 2.3 Code means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  Section 2.4 Net Trust Recoveries means the amount by which the aggregate amount of Trust Recoveries exceeds the aggregate of (a) the Reimbursement Obligation, (b) the reasonable and necessary expenses incurred by the Trustee or to be incurred by the Trustee (as estimated by the Trustee in consultation with the Trust Advi sory Board, if any) in fulfilling the obligations set forth in the Plan and this Trust Agree ment and (c) the reasonable and necessary expenses of the Trust Advisory Board, if any.

                  Section 2.5 Reorganized Comdisco means a corporation organized under the laws of Delaware or under such other law as determined by the Debtors.

                  Section 2.6 SIP means the Shared Investment Plan dated January 30, 1998.

                  Section 2.7 SIP Guarantee Agreement means the Facility and Guaran tee Agreement, dated as of February 2, 1998 between Comdisco, the First National Bank of Chicago and the Financial Institutions Party thereto.

                  Section 2.8 SIP Lenders means the lenders party to the SIP Guarantee Agreement.

                  Section 2.9 SIP Notes means the promissory note executed by the SIP Participant as consideration for the advances made by the SIP Lenders to fund the SIP.

                  Section 2.10 SIP Participants means the current and former employees of Comdisco who participated in the SIP.

                  Section 2.11 SIP Subrogation Claims means the claims of Comdisco against any SIP Participant resulting from payments made to the SIP Lenders under the SIP Guarantee Agreement, or otherwise in respect of the SIP Notes, against any SIP Participant

                  Section 2.12 Trust means the trust established under this Trust Agree ment and the Plan.

                  Section 2.13 Trust Advisory Board means the board that may be created pursuant to Section 12.4 of the Plan for the purpose of advising the Trustee with respect to actions and decisions affecting the Trust.

                  Section 2.14 Trust Assets means those assets to be transferred to and owned by the Trust pursuant to Article XII and Section 14.9(d) of the Plan and by virtue of section 1123(b)(3)(B) of the Bankruptcy Code which are the SIP Subrogation Claims.

                  Section 2.15 Trust Expenses means all reasonable costs, expenses and fees incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Advisory Board, if any) by the Trustee in the administration of its duties or as contem plated pursuant to this Trust Agreement.

                  Section 2.16 Trust Recoveries means any and all proceeds received by the Trust from (a) the prosecution to and collection of a final judgment of a SIP Subrogation Claim against a Person or (b) the settlement or other compromise of a SIP Subrogation Claim against a Person.


                  Section 2.17 Trustee means the trustee under the Trust, or any successor, as approved by the Bankruptcy Court.


                                ARTICLE III

                            Funding of the Trust

                  Section 3.1 Transfer of Trust Assets to Litigation Trust. On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably trans ferred to the Trust, for and on behalf of the Beneficiaries of the Trust, with no reversionary interest in the Debtors, the Trust Assets.

                                 ARTICLE IV

                           SIP Subrogation Claims

                  Section 4.1 Liquidation of SIP Subrogation Claims.

                  (a) The Trustee shall take such steps as it deems necessary to investi gate, pursue, litigate, settle and/or compromise the SIP Subrogation Claims, to reduce the SIP Subrogation Claims to cash proceeds and to make distributions of the cash proceeds as required under this Agreement, but the Trustee's actions with respect to disposition of the SIP Subrogation Claims should be taken in a manner so as reasonably to maximize the value of the SIP Subrogation Claims.

                  (b) The Trustee may transfer, sell, dispose of, settle or otherwise compromise the SIP Subrogation Claims on the authorization of the Trust Advisory Board, if any, by majority vote or if there is no Trust Advisory Board, with the approval of the Board of Directors, such approval not to be unreasonably withheld.

                  Section 4.2 Intervention. On the Effective Date, and without having to obtain any further order of Court, the Trustee shall be deemed to have intervened as plaintiff, movant or additional party, as appropriate, in any Causes of Action, including adversary proceedings, contested matters, avoidance actions or motions which were filed prior to the Effective Date, where the subject matter of such action involves a SIP Subrogation Claim or any other Claim to the extent such Claim impacts the Trust Assets.

                                 ARTICLE V

                        Distribution of Trust Assets

                  Section 5.1 Trust Recoveries Distribution and Reserve.

                  (a) Distributions of Trust Recoveries. The Trustee shall make distribu tions of the Trust Recoveries as follows: first, to pay the Trust Expenses; second, to the

                  Disbursing Agent to disburse Pro Rata to holders of Allowed Claims in Class C-4 as required by the Plan.

                  (b) Time of Distributions. Distributions to the
Disbursing Agent by the Trustee of Net Trust Recoveries shall be made at least semi-annually beginning with a calendar quarter that is not later than the end of the second calendar quarter after the Effective Date.

                  Section 5.2 Delivery of Distributions. Distributions by the Trustee shall be made to the Disbursing Agent to disburse Pro Rata to holders of Allowed Claims in Class C-4 as required by the Plan.

                                 ARTICLE VI

           General Powers, Rights and Obligations of the Trustee

                  Section 6.1 Appointment of Trustee. The Person designated as Trustee pursuant to the procedures described in the Plan, shall become the Trustee on the Effective Date.

                  Section 6.2 Legal Title. The Trustee shall hold legal title to all Trust Assets except that the Trustee may cause legal title or evidence of title to any of the Trust Assets to be held by any nominee or person, on such terms, in such manner and with such power as the Trustee may determine advisable.

                  Section 6.3       General Powers.

                  (a) Except as otherwise provided in this Trust Agreement or the Plan, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the Trustee may control and exercise authority over the Trust Assets, over the acquisition, management and disposition thereof and over the management and conduct of the business of the Trust to the same extent as if the Trustee were the sole owner of the Trust Assets in its own right. No person dealing with the Trust shall be obligated to inquire into the Trustee's authority in connection with the acquisition, management or disposition of Trust Assets.

                  (b) In connection with the management and use of the Trust Assets, the Trustee, except as otherwise expressly limited in this Trust Agreement, the Plan, and the Confirmation Order, shall have, in addition to any powers conferred on it by any other provision of this Trust Agreement, and subject to the approval of the Trust Advisory Board, if any, the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Trust, including, without limitation, the power and authority:

                          (i) to accept the assets transferred and provided
to the Trust under this Trust Agreement and the Plan;

                          (ii) to distribute the proceeds from the
liquidation of the SIP Subrogation Claims to Beneficiaries in accordance with the terms of this Trust Agreement and the Plan;

                          (iii) to sell, convey, transfer, assign,
liquidate, collect or abandon SIP Subrogation Claims, or any part thereof or any interest therein, on such terms and for such consideration as the Trustee deems desirable or appropriate;

                          (iv) to prosecute all suits as may be necessary,
appropriate or incident to the purposes of the Trust, including, without limitation, the prosecution of claims relating to fraudulent transfer and other claims available under the Bankruptcy Code or otherwise;

                          (v) to endorse the payment of notes or other
obligations of any person or to make contracts with respect thereto;

                          (vi) to engage in all acts that would constitute
ordinary course of business in performing the obligations of a trustee under a trust of this type;

                          (vii) to remove all or any of the Trust Assets or
the situs of administration of the Trust from one jurisdiction to another jurisdiction at any time or from time to time;

                          (viii) in connection with any property held under
this Trust Agreement that is distributable or payable to a minor, to transfer and pay over all or any portion of the property to the minor, or to a guardian of the minor's property, whenever appointed, without requiring ancillary guardianship, or to the minor's parent or the person with whom the minor resides, or to any custodian under any Uniform Gifts to Minors Act or Uniform Transfer to Minor Act with power to select any person or trust company (including any fiduciary hereunder) to be such custodian and with power to extend such custodianship to age twenty-one years, without any obligation to see to the use or applica tion of the property or to make inquiry with respect to any other property available for the use of the minor, the receipt by such minor, guardian, parent, person or custodian to be a complete discharge as to such transfer or payment;

                          (ix) to borrow sums of money, at any time and
from time to time, for periods of time and on terms and conditions from persons or corporations (including Reorganized Comdisco and/or any fiduciary hereunder) for purposes as may be deemed advisable, and secure such loans by the pledge or hypothecation of any property held under this Trust Agreement;

                          (x) to change the state of domicile of the Trust;

                          (xi) to establish the funds, reserves and
accounts within the Trust as deemed by the Trustee, in its discretion, to be useful in carrying out the purposes of the Trust;

                          (xii) to sue and be sued and participate, as a
party or otherwise, in any judicial, administrative, arbitration or other proceeding;

                          (xiii) in accordance with this Agreement, to
indemnify (and purchase insurance indemnifying) the Trustee, the Trust Advisory Board, if any, and the employees, agents and representatives of the Trust or the Trustee and the members of the Trust Advisory Board, if any, to the fullest extent that a corporation organized under the laws of the Trust's domicile is from time to time entitled to indemnify its directors, officers, employees, agents and representatives;

                          (xiv) to delegate any or all of the discretionary
power and authority herein conferred at any time with respect to all or any portion of the Trust to any one or more reputable individuals or recognized institutional advisors or investment managers without liability for any action taken or omission made because of such delegation, except for such liability as is provided herein;

                          (xv) to consult with the Reorganized Debtors at
such times and with respect to such issues relating to the conduct of the Trust as the Trustee considers desirable; and

                          (xvi) to perform such other acts and undertake
such other conduct as the Trustee believes is necessary to carry out the purposes and intent of this Trust.

The Trustee shall not at any time, on behalf of the Trust or the Holders, enter into or engage in any trade or business, and the Trustee shall not use or dispose of any part of the Trust Assets in furtherance of any trade or business.

                  Section 6.4 Retention of Attorneys, Accountants and Other Profes sionals. The Trustee shall, subject to the approval or direction of the Trust Advisory Board, if any, retain the following professionals ("Trustee's Professionals") to aid in the performance of its responsibilities pursuant to the terms of the Plan and this Trust Agree ment including, without limitation, the litigation of SIP Subrogation Claims and distribu tion of Trust Assets:

                  (a) Such law firm(s) as counsel to the Trust as the Trustee may deem advisable to aid in the liquidation of the SIP Subrogation Claims and to perform such other functions as may be appropriate to carry out the primary purposes of the Trust. The Trustee, with the Board of Directors' approval such approval not to be unreasonably withheld, may commit the Trust to and shall pay such law firm(s) reasonable compensation from the Trust Assets for services rendered and expenses incurred. The Trustee may also engage such law firm(s) on a contingent fee basis as permitted by applicable law.

                  (b) An independent public accounting firm to audit the financial books and records of the Trust and to perform such other reviews and/or audits as the Trustee may deem advisable to carry out the primary purposes of the Trust. The Trustee, with the Board of Directors' approval, such approval not to be unreasonably withheld, may commit the Trust to and shall pay such accounting firm reasonable compensation from the Trust Assets for services rendered and expenses incurred.

                  (c) Such experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as are advisable to carry out the purposes of the Trust. The Trustee, with the Board of Directors' approval, such approval not to be unreasonably withheld, may commit the Trust to and shall pay all such persons or entities reasonable compensation from the Trust Assets for services rendered and expenses incurred.

                  Section 6.5 Co-Trustees or Separate Trustees.

                  (a) In order to (and only to the extent necessary to) meet any legal requirements of any jurisdiction in which any of the Trust Assets may from time to time be located, the Trustee shall have the power to appoint one or more individuals or corpora tions either to act as co-trustee jointly with the Trustee of all or any part of the Trust Assets or to act as separate trustee of all or any part of the Trust Assets and to vest in such person or persons, in such capacity, such title to the Trust Assets or any part thereof, and such rights, powers, duties, trusts or obligations as may be necessary for the Trustee to perform its duties under this Trust Agreement, subject to the remaining provisions of this Section.

                  (b) Unless otherwise provided in the instrument appointing such co- trustee or separate trustee, every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms:

                          (i) All rights, powers, trusts, duties and
obligations conferred or imposed by this Trust Agreement on the Trustee in respect of the custody, control or management of monies, papers, securities and other personal property shall be exercised solely by the Trustee;

                          (ii) All rights, powers, trusts, duties and
obligations conferred or imposed by this Trust Agreement on such trustees shall be conferred or imposed on and exercised or performed by the Trustee, or by the Trustee and such co-trustee or separate trustee jointly, except when, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event, subject to clause (iv), such act or acts as shall be performed by such co-trustee or separate trustee;

                          (iii) Any request in writing by the Trustee to
any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

                          (iv) Any co-trustee or separate trustee to the
extent permitted by law shall delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

                          (v) The Trustee, at any time, by an instrument in
writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

                          (vi) Neither the Trustee nor any co-trustee or
separate trustee appointed hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder selected by it with reasonable care;

                          (vii) Any demand, request, direction,
appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee;

                          (viii) Any moneys, papers, securities or other
items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee to be held pursuant to the terms hereof; and

                          (ix) Any co-trustee appointed solely to qualify
the Trust as a statutory business trust shall have no liability or responsibility for any of the duties and responsibilities under Article VIII of this Trust Agreement or otherwise, except to maintain such offices and to execute such certificates as are required to be executed by all trustees and to take such other actions as are required under the applicable statute authorizing such business trust.

                  (c) Upon the Trustee's acceptance in writing of such appointment by any such co-trustee or separate trustee, it or such person shall be vested with the Trust's right, title and interest in the Trust Assets, or portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Trustee, all as shall be specified in the instrument of appointment, subject to all the terms of this Trust Agreement. Every such acceptance shall be filed with the Trustee.

                  (d) In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the estate, right, title and interest in the Trust Assets and all rights, power, trusts, duties and obligations of the co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co- trustee or separate trustee shall be appointed pursuant to this Section.

                  Section 6.6 Compensation of Trustee and its Professionals.

                  (a) The Board of Directors may negotiate with and authorize the payment of reasonable compensation from the Trust Assets to the Trustee for services rendered and expenses incurred in fulfilling its duties pursuant to this Agreement.

                  (b) On or before the last day of each month following the month for which compensation is sought, each of the Trustee's Professionals seeking compensation shall serve a monthly statement on the Trustee, the Trust Advisory Board, if any, and the Board of Directors. The Trustee and Trust Advisory Board, if any, will have fifteen (15) days from the date such statement is received to review the statement and object to such statement by serving an objection setting forth the precise nature of the objection and the amount at issue on the Trustee's Professional. At the expiration of the fifteen (15) day period, the Trust shall promptly pay 100% of the amounts requested, except for the portion of such fees and disbursements to which an objection has been made. The parties shall attempt to consensually resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party who received an objection to its fees may seek payment of such fees by filing a motion with the Bank ruptcy Court and providing notice to the Trustee. Any professional who fails to submit a monthly statement shall be ineligible to receive further payment of fees and expenses as provided in this Trust Agreement until the monthly statement is submitted.

                  Section 6.7 Standard of Care; Exculpation. The Trustee shall perform the duties and obligations imposed on the Trustee by this Trust Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust or to any Beneficiary (or any successor of such entities) except for such of its own acts as shall constitute bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this Trust Agreement. Except as aforesaid, the Trustee shall be defended, held harmless and indemnified from time to time from the Trust Assets but not from or by the Beneficiaries or any of the parties released in the Plan, against any and all losses, claims, costs, expenses and liabilities to which the Trustee may be subject by reason of the Trustee's execution in good faith of its duties under this Trust Agreement. The Trustee's officers, employees and agents may be likewise defended, held harmless and indemnified. The Trustee shall not be obligated to give any bond or surety or other security for the performance of any of its duties, unless otherwise ordered by the Bankruptcy Court; if so otherwise ordered, all costs and expenses of procuring any such bond shall be deemed Trust Expenses. The Trustee shall have no duty to fulfill its duties hereunder unless and until the Board of Directors has negotiated and authorized the Trustee's compensation as set forth in Section 6.6.

                  Section 6.8 Reliance by Trustee. The Trustee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that it has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of its bad faith, willful misconduct, gross negli gence, willful disregard of its duties or material breach of this Trust Agreement, the Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Trustee may consult with legal counsel and shall be fully protected in respect of any action taken or suffered by it in accordance with the written opinion of legal counsel. The Trustee may at any time seek instructions from the Bankruptcy Court concerning the acquisition, management or disposition of the Trust Assets.

                  Section 6.9 Action Upon Instructions. If in performing the Trustee's duties under this Trust Agreement, the Trustee is required to decide between alternative courses of action, or the Trustee is unsure of the application of any provision of this Trust Agreement or the Plan, then the Trustee may promptly deliver a notice to the Trust Advisory Board, if any, or, if there is no Trust Advisory Board, then to the Board of Directors, requesting written instructions as to the course of action to be taken by the Trustee. If the Trustee does not receive such written directions within 10 business days after it has delivered such notice, the Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as the Trustee shall deem advisable.

                  Section 6.10 Bankruptcy Court Approval. If the Trustee does not receive the direction described in Section 6.9 or any other approval required by this Trust Agreement from the Trust Advisory Board, if any, or the Board of Directors, within the requisite time period, or the Trustee believes that a court order is necessary or advisable to protect the interests of the Beneficiaries, the Trustee may apply to the Bankruptcy Court for a determination as to the course of action to be taken by the Trustee.

                  Section 6.11 Investment Obligations. The Trustee shall invest and re- invest the liquid Trust Assets consistent with the obligations of a trustee under Bankruptcy Code ss. 345. The Trustee shall not be liable in any way for any loss or other liability arising from any investment, or the sale or other disposition of any investment, made in accordance with this Section, except for any such loss or liability arising from the Trustee's gross negligence, willful misconduct or bad faith.

                  Section 6.12 Quarterly Reports. The Trustee shall submit quarterly status reports to the Bankruptcy Court, Reorganized Comdisco and the Trust Advisory Board, if any. Each quarterly status report shall be due on the thirtieth (30th) day following the last day of any calendar quarter (or the next Business Day if the thirtieth day following the last day of any calendar quarter is not a Business Day). The Trustee shall continue to submit quarterly status reports until the assets of the Trust are fully administered or the Bankruptcy Court determines on motion that such reports are no longer necessary. Each quarterly status report shall contain a comprehensive summary of all activity by the reporting party during the previous quarter, a summary of the professional fees sought and obtained in the prior quarter and a summary of cash receipts and disbursements of the Trustee, a summary of cash receipts and disbursements of the Trust, a summary of the distribution of the New Common Stock and such other information as the Trustee deems appropriate for inclusion or as reasonably requested by the parties to whom such reports are to be submitted.

                  Section 6.13 Tax Filings and Notices. The Trustee shall prepare and provide to, or file with, the appropriate parties such notices, tax returns and other filings, including all federal, state and local tax returns for the Trust, as may be required under the Code, the Plan, or as may be required by applicable law of other jurisdictions including, if required under applicable law, notices required to report interest or dividend income. The Trustee shall, when specifically requested by a Beneficiary in writing, provide such Beneficiary with such tax information as is necessary for the preparation by such Benefi ciary of its income tax return.

                  Section 6.14 Compliance with Securities Laws. The Trustee shall file with the Securities and Exchange Commission and other applicable federal and state governmental agencies the reports and other documents and take any other actions necessary to comply with federal or state securities laws.

                  Section 6.15 Timely Performance. The Trustee will make continuing efforts to prosecute or settle the SIP Subrogation Claims, make timely distributions, and not unduly prolong the duration of the Trust.

                  Section 6.16 Consultation with the Trust Advisory Board. The Trustee shall consult regularly with the Trust Advisory Board, if any, when carrying out the purposes of the Trust and shall obtain approvals from the Trust Advisory Board, if any, as required under the Plan and this Trust Agreement.

                  Section 6.17 Resignation. The Trustee may resign as Trustee by giving written notice of its resignation to the Trust Advisory Board, if any, and the Board of Directors. The Trustee shall continue to serve as trustee for the shorter of (a) 90 days following the tender of the notice of resignation or (b) until the appointment of a successor Trustee shall become effective in accordance with Section 7.9 of this Trust Agreement.

                                ARTICLE VII

                          The Trust Advisory Board

                  Section 7.1 Establishment of Trust Advisory Board. The Creditors' Committee, and/or the Board of Directors, may elect to create a Trust Advisory Board through the procedures established in the Plan. The members of the Trust Advisory Board, if any, shall disclose to the Trustee and all other members of the Trust Advisory Board whether any general unsecured claim or equity interest (relating to the Debtors) that is held by them personally, by any relative or by any entity with which they are employed or affiliated, has been sold, transferred or otherwise assigned, disposed of or satisfied by any entity other than the Trust. The Board of Directors may negotiate with and authorize the payment of reasonable compensation from the Trust Assets to the Trust Advisory Board for services rendered and expenses incurred in fulfilling its duties pursuant to this Agreement.

                  Section 7.2 Composition; Replacement. The Trust Advisory Board, if any, shall be comprised of at least three (3) members each of which shall be designated by the Creditors' Committee, if in existence, or the Board of Directors if there is no Creditors' Committee. In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                  Section 7.3 By-Laws. The Trust Advisory Board, if any, shall govern its proceedings through the adoption of by-laws, which the Trust Advisory Board or Trustee may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Plan.

                  Section 7.4 Litigation of SIP Subrogation Claims. The Trust Advisory Board, if any, may, by majority vote, authorize the Trustee to file judicial or administrative proceedings on SIP Subrogation Claims as proposed by the Trustee or any member of the Trust Advisory Board.

                  Section 7.5 Settlement of SIP Subrogation Claims. The Trust Advisory Board, if any, shall, by majority vote, approve all settlements after considering, among other things, the SIP Participant's ability to pay their SIP Subrogation Claim, of Claims which the Trustee or any member of the Trust Advisory Board may propose, provided, however, that the Trustee may seek Bankruptcy Court approval of a settlement of a Claim if the Trust Advisory Board fails to act on a proposed settlement of such SIP Subrogation Claims within thirty (30) days of receiving notice of such proposed settlement by the Trustee or as otherwise determined by the Trustee.

                  Section 7.6 Advice and Direction to Trustee. The Trust Advisory Board, if any, shall provide advice, instruction and direction on matters arising in the administration and the disposition and distribution of Trust Assets, and the pursuit of SIP Subrogation Claims, as requested by the Trustee, or as otherwise specifically provided herein.

                  Section 7.7 Investments. The Trust Advisory Board, if any, may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

                  Section 7.8 Removal of Trustee. The Trust Advisory Board, if any, may, by majority vote, remove the Trustee in its discretion. In the event the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown on a motion by any member of the Trust Advisory Board.

                  Section 7.9 Appointment of Successor Trustee. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is not a natural person), resignation, incompetency or removal of the Trustee, the members of the Trust Advisory Board, if any, shall, by majority vote, designate a person to serve as Successor Trustee. Such appointment shall specify the date when such appoint ment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the retiring Trustee an instrument accepting the appointment, and thereupon the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.

                  Section 7.10 Standard of Care; Exculpation. Neither the Trust Advi sory Board or any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with the Trustee's counsel, accountants or other professionals, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Trust Advisory Board determines not to consult with counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees. The Trust Advisory Board shall have no duty to fulfill its duties hereunder unless and until the Board of Directors has negotiated and authorized the Trust Advisory Board's compensation as set forth in Section 7.1.

                  Section 7.11 Termination of the Trust Advisory Board. Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, or by decision of the Board of Directors, the members of the Trust Advisory Board, if any, shall resign their positions, whereon they shall be discharged from further duties and responsibilities.


                                ARTICLE VIII

                   Coordination with Reorganized Debtors

                  Section 8.1 Duty to Cooperate. Reorganized Comdisco, its Affiliates and the Disbursing Agent shall cooperate with the Trustee in pursuing SIP Subrogation Claims and shall make available reasonable access during normal business hours, on reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Trust to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and the Plan; but the Reorganized Debtors will not be required to make expenditures in response to the requests determined by them to be unreasonable. The Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this Section.

                                 ARTICLE IX

                         Retention of Jurisdiction

                  Pursuant to the Plan and Confirmation Order, the Bankruptcy Court shall retain exclusive jurisdiction to hear and determine all matters arising out of, and related to the Chapter 11 Cases and the Plan, including without limitation:

                  (a) disputes concerning SIP Subrogation Claims and any motion to compromise or settle such disputes, including without limitation, all matters involving claims or Causes of Action involving SIP Subordination Claims. If the Bankruptcy Court is determined not to have jurisdiction with respect to the foregoing, or if the Trust chooses to pursue any SIP Subrogation Claim in another court of competent jurisdiction, the Trust will have authority to bring such action in any other court of competent jurisdiction;

                  (b) disputes arising in connection with the interpretation, implementa tion or enforcement of the Trust, including without limitation, the reasonableness of a request to Reorganized Debtors for assistance by the Trustee and/or a related expenditure; and

                  (c) motions or objections regarding compensation and reimbursement of expenses made by the Trustee or any professionals retained by the Trustee pursuant to Section 12.3 of the Plan, including, without limitation, the ability of the Bankruptcy Court to enter an order to show cause and commence a hearing to examine any issue concerning the fees and expenses of the Trustee or any professionals retained by the Trustee.

                                 ARTICLE X

                                Termination

                  The Trust shall continue until the termination of the Trust is approved by the Bankruptcy Court after distribution of all of the Trust Assets. The Trustee shall at all times endeavor to liquidate the Trust Assets expeditiously, and in no event shall the Trustee unduly prolong the duration of the Trust. On termination of this Trust, the Trustee shall advise the Bankruptcy Court in writing of its termination. Notwithstanding the foregoing, after the termination of the Trust, the Trustee shall have the power to exercise all the powers, authorities and discretions herein conferred solely for the purpose of liquidating and winding up the affairs of the Trust. On distribution of all of the Trust Assets, the Trustee shall retain the books, records and files that shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may be destroyed at any time after two years from the distribution of all of the Trust Assets.

                                 ARTICLE XI

                               Miscellaneous

                  Section 11.1 Notices. All notices, requests or other communications required or permitted to be made in accordance with this Trust Agreement shall be in writing and shall be delivered personally or by facsimile transmission or mailed by first- class mail or by overnight delivery service:

                     If to the Trustee, at:

                                    [o]

                     with copies to:

                           the Trust Advisory Board, if any, at:

                                    [o]

                           and

                                    [o]

                           and

                                    [o]

                     If to the Reorganized Debtors, at:

                           Comdisco, Inc.
                           6111 North River Rd.
                           Rosemont, Illinois 60018
                           Telephone:  (847) 698-3000
                           Facsimile:  (847) 518-5478
                           Attn:       General Counsel

                     with copies to:

                           Skadden, Arps, Slate, Meagher
                             & Flom (Illinois)
                           333 West Wacker Drive
                           Suite 2100
                           Chicago, Illinois 60606
                           Telephone:  (312) 407-0700
                           Facsimile:  (312) 407-0411
                           Attn.:  John Wm. Butler, Jr.
                                       George N. Panagakis
                                       Felicia Gerber Perlman

                  Notices sent out by facsimile transmission shall be deemed delivered when actually received, and notices sent by first-class mail shall be deemed delivered three business days after mailing and notices sent by overnight delivery service shall be deemed delivered the next business day after mailing.

                  Section 11.2 Effectiveness. This Trust Agreement shall become effective on the Effective Date.

                  Section 11.3 Intention of Parties to Establish Trust. This Trust Agreement is intended to create a trust, and the Trust created hereunder shall be governed and construed in all respects as a trust.

                  Section 11.4 Investment Company Act. The Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Trust does not and will not hold itself out as, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

                  Section 11.5 Taxation. For United States federal income tax purposes, it is intended that the Trust be classified as a liquidating trust under ss. 301.7701-4 of the Procedure and Administration Regulations and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Code that is owned by its beneficiaries as grantors. Accordingly, the parties hereto intend that, for United States federal income tax purposes, the Beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Trust.

                  Section 11.6 Counterparts. This Trust Agreement may be executed in one or more counterparts (via facsimile or otherwise), each of which shall be deemed an original but which together shall constitute but one and the same instrument.

                  Section 11.7 Governing Law. This Trust Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of Illinois.

                  Section 11.8 Headings. Sections, subheadings and other headings used in this Trust Agreement are for convenience only and shall not affect the construction of this Trust Agreement.

                  Section 11.9 Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

                  Section 11.10 Amendments. This Trust Agreement may be amended from time to time by the Trust Advisory Board, if any, on majority vote.

                  Section 11.11 Successors. This Trust Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 11.12 No Suits by Claimholders. No Claimholder shall have any right by virtue of any provision of this Trust Agreement to institute any action or proceed ing in law or in equity against any party other than the Trustee on or under or with respect to the Trust Assets.

                  Section 11.13 Irrevocability. The Trust is irrevocable, but is subject to amendment as provided for herein.

                  Section 11.14 Trust Continuance. The death, dissolution, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust created by this Trust Agreement or to revoke any existing agency created under the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee. In the event of the resignation or removal of the Trustee, the Trustee shall promptly (a) execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court or reasonably requested by the Trust Advisory Board, if any, or a successor Trustee to effect the termination of the Trustee's capacity under this Trust Agreement and the conveyance of the Trust Assets then held by the Trustee to the successor, (b) deliver to the Bankruptcy Court or the successor Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of the Trustee and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trustee.

                  Section 11.15 Enforcement and Administration. The Bankruptcy Court shall enforce and administer the provisions of this Trust Agreement as set forth in the Plan.

                  IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                            Comdisco, Inc.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            [o], AS TRUSTEE


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT H
                                                                      ---------


                                SIP Release

         A SIP Release will not be filed. There has been no modification of
Section 14.9 of the Plan.

                                SCHEDULE 8.1


                   ASSUMED LEASES AND EXECUTORY CONTRACTS



All Leases and Executory Contracts not listed in Plan Schedule 8.2.

                                SCHEDULE 8.2

                  REJECTED LEASES AND EXECUTORY CONTRACTS

1. Contract between Comdisco, Inc. and UUNET-An MCI Worldcom Company, contract reference number NSA 57329, starting date 8/1/1999, ending date 7/31/02.

2. Letter Agreement between Prism Communications Services, Inc. and Nortel Networks, Inc. dated 2/22/2001.

3. Comdisco Guaranty of Letter Agreement between Prism Communications Services, Inc. and Nortel Networks, Inc. dated 2/22/2001.